    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1997

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of Registrant as specified in its charter)

                NEW YORK                                    3570                                   13-0871985
        (State of Incorporation)                (Primary Standard Industrial        (I.R.S. Employer Identification Number)
                                                Classification Code Numbers)

                                NEW ORCHARD ROAD
                             ARMONK, NEW YORK 10504
                                 (914) 499-1900
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                          LAWRENCE R. RICCIARDI, ESQ.
      SENIOR VICE PRESIDENT & GENERAL COUNSEL AND CHIEF FINANCIAL OFFICER
                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                                NEW ORCHARD ROAD
                             ARMONK, NEW YORK 10504
                                 (914) 499-1900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

              ALLEN FINKELSON, ESQ.                               JEFFREY D. SAPER, ESQ.
             CRAVATH, SWAINE & MOORE                             HERBERT P. FOCKLER, ESQ.
                825 EIGHTH AVENUE                            WILSON SONSINI GOODRICH & ROSATI
                NEW YORK, NY 10019                                  650 PAGE MILL ROAD
                  (212) 474-1000                                   PALO ALTO, CA 94304
                                                                      (650) 493-9300

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As promptly as practicable after the effective date of this Registration Statement, which relates to the merger of Unison Software, Inc. ("Unison") with and into a subsidiary of International Business Machines Corporation.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.      / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.      / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.      / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                AMOUNT TO       OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
       SECURITIES TO BE REGISTERED            BE REGISTERED          SECURITY             PRICE          REGISTRATION FEE
Common Stock, par value $1.25 per share...        N/A(1)              N/A(1)         $206,146,299(2)      $27,542.57(3)

(1) Pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), only the title of the class of securities to be registered, the proposed maximum aggregate offering price for such class of securities and the amount of registration fee need appear in the "Calculation of Registration Fee" Table.

(2) The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) under the Securities Act, the proposed maximum aggregate offering price was calculated in accordance with Rule 457(c) under the Securities Act as: (a)14.53125, the average of the high and low sales prices per share of Unison common stock on October 30, 1997 as reported on the Nasdaq National Market, multiplied by (b) 14,186,412, the aggregate number of outstanding shares of Unison common stock (assuming the exercise of all Unison stock options (including options issuable in accordance with the Merger Agreement)).

(3) Pursuant to Rule 457(b) under the Securities Act, the total registration fee of $62,468.57 has been reduced by $34,926, which was paid on October 2, 1997 in connection with the filing of preliminary proxy materials of Unison. The registration fee payable upon filing of this Registration Statement is therefore $27,542.57.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      [LOGO]
                                                                November 5, 1997
Dear Unison Stockholder:

    As most of you are aware, Unison Software, Inc. ("Unison") has entered into an Agreement and Plan of Merger dated as of September 12, 1997, as amended (the "Merger Agreement"), among International Business Machines Corporation ("IBM"), New Orchard Corp., a wholly owned subsidiary of IBM ("Merger Sub"), and Unison, pursuant to which Unison will be merged with and into Merger Sub upon the terms and subject to the conditions of the Merger Agreement (the "Merger"). Merger Sub will be the surviving corporation in the Merger (the "Surviving Corporation") and, following the Merger, will succeed to and assume all the rights and obligations of Unison.

    As described in the enclosed Proxy Statement/Prospectus, at a Special Meeting of Stockholders to be held on December 8, 1997, you will be asked to consider and vote upon the approval and adoption of the Merger Agreement. Pursuant to the Merger Agreement, each share of common stock, par value $.001 per share, of Unison ("Unison Common Stock") issued and outstanding at the effective time of the Merger will be converted into the right to receive, at your election, either cash in an amount equal to $15 (subject to proration) or a number of shares of common stock of IBM equal to the number obtained by dividing $15 by the average per share closing price of IBM common stock during the 10 consecutive trading days preceding the second trading day prior to the effective time of the Merger, as such prices are reported on the New York Stock Exchange, Inc. Composite Transactions Tape or, in certain circumstances relating to a cash election, a combination of cash and IBM common stock. Tax consequences to holders of Unison Common Stock will differ depending on whether cash, stock or a combination of cash and stock is received.

    Your Board has received an opinion of Goldman, Sachs & Co., Unison's financial advisor, that, as of the date of such opinion, the merger consideration to be received by holders of Unison Common Stock pursuant to the Merger Agreement was fair to such holders. Such opinion was provided for the information and assistance of Unison's Board in connection with the transaction contemplated by the Merger Agreement and does not constitute a recommendation as to how any holder of shares of Unison Common Stock should vote with respect to such transaction. The full text of the written opinion of Goldman, Sachs & Co., which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex III to the enclosed Proxy Statement/Prospectus. Holders of shares of Unison Common Stock are urged to read such opinion in its entirety.

    The approval and adoption of the Merger Agreement requires the affirmative vote of holders of at least a majority of the outstanding shares of Unison Common Stock. AFTER CAREFUL CONSIDERATION, YOUR BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT, HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, UNISON AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF UNISON COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. Pursuant to a stockholder agreement with IBM, the two largest stockholders of Unison (who hold approximately 30% of the outstanding shares of Unison Common Stock and who are also Unison directors and officers) have agreed to, among other things, vote (or cause to be voted) their shares of Unison Common Stock in favor of approval and adoption of the Merger Agreement.

    Stockholders are urged to review carefully the information contained in the enclosed Proxy Statement/ Prospectus prior to deciding how to vote their shares at the Special Meeting.

    All stockholders are cordially invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it promptly in the enclosed postage-prepaid envelope. Failure to return a properly executed proxy card or to vote at the Special Meeting would have the same effect as a vote against the Merger Agreement and the Merger.

                                          Sincerely,

                                          /s/ Don H. Lee

                                          Don H. Lee
                                          CHIEF EXECUTIVE OFFICER

                             UNISON SOFTWARE, INC.
                            5101 PATRICK HENRY DRIVE
                             SANTA CLARA, CA 95054

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 8, 1997

    A special meeting of Stockholders (the "Special Meeting") of Unison Software, Inc., a Delaware corporation ("Unison"), will be held at The Embassy Suites Hotel, 2885 Lakeside Drive, Santa Clara, California on Monday, December 8, 1997 at 9:30 a.m., local time, to consider and act upon the following matters:

    To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of September 12, 1997, as amended (the "Merger Agreement"), among International Business Machines Corporation, a New York corporation ("IBM"), New Orchard Corp., a Delaware corporation and wholly-owned subsidiary of IBM ("Merger Sub"), and Unison, pursuant to which, among other things, (a) Unison will be merged with and into Merger Sub (the "Merger"), which will be the surviving corporation, and Merger Sub will, following the Merger, succeed to and assume all the rights and obligations of Unison and (b) as explained more fully in the accompanying Proxy Statement/Prospectus, each outstanding share of common stock, par value $.001 per share, of Unison issued and outstanding at the effective time of the Merger will be converted into the right to receive, at the stockholder's election, either cash in an amount equal to $15 (subject to proration) or a number of shares of common stock of IBM equal to the number obtained by dividing $15 by the average per share closing price of IBM common stock during the 10 consecutive trading days preceding the second trading day prior to the effective time of the Merger, as such prices are reported on the New York Stock Exchange, Inc. Composite Transactions Tape or, in certain circumstances relating to a cash election, a combination of cash and IBM common stock.

    A copy of the Merger Agreement is attached as Annex I to the accompanying Proxy Statement/ Prospectus.

    Stockholders of record at the close of business on October 24, 1997, will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

Santa Clara, California
November 5, 1997

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                             UNISON SOFTWARE, INC.
                                PROXY STATEMENT
                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                                   PROSPECTUS

    This Proxy Statement/Prospectus is being furnished to the stockholders of Unison Software, Inc. ("Unison" or the "Company") in connection with the solicitation of proxies by the Board of Directors of Unison (the "Unison Board") for use at the special meeting of stockholders of Unison to be held on December 8, 1997 at 9:30 a.m., local time, at The Embassy Suites Hotel, 2885 Lakeside Drive, Santa Clara, California, including any adjournments or postponements thereof (the "Special Meeting").

    At the Special Meeting, the holders of common stock of Unison, par value $.001 per share ("Unison Common Stock"), will consider and vote upon the approval and adoption of the Agreement and Plan of Merger dated as of September 12, 1997, as amended (the "Merger Agreement"), among International Business Machines Corporation ("IBM"), New Orchard Corp., a wholly owned subsidiary of IBM ("Merger Sub"), and Unison providing for the merger of Unison with and into Merger Sub upon the terms and subject to the conditions of the Merger Agreement (the "Merger"). Merger Sub will be the surviving corporation in the Merger (the "Surviving Corporation") and, following the Merger, will succeed to and assume all the rights and obligations of Unison.

    Pursuant to the Merger Agreement, each share of Unison Common Stock issued and outstanding at the effective time of the Merger will be converted into the right to receive, at the stockholder's election, either cash in an amount equal to $15 (subject to proration) or a number of shares of common stock of IBM, par value $1.25 per share ("IBM Common Stock"), equal to the number obtained by dividing $15 by the average per share closing price of IBM Common Stock during the 10 consecutive trading days preceding the second trading day prior to the effective time of the Merger, as such prices are reported on the New York Stock Exchange, Inc. Composite Transactions Tape (the "NYSE Tape") or, in certain circumstances relating to a cash election, a combination of cash and IBM Common Stock. Because the effective time of the Merger may occur at a later date than the date of the Special Meeting, stockholders of Unison will not be able to determine the Exchange Ratio (as defined herein) at the time of the Special Meeting. See "SUMMARY--The Merger--Certain Considerations". Tax consequences to holders of Unison Common Stock will differ depending on whether cash, stock or a combination of cash and stock is received.

    THE UNISON BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT, HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, UNISON AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF UNISON COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    This Proxy Statement/Prospectus also serves as a prospectus of IBM under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of IBM Common Stock issuable in connection with the Merger.

    This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of Unison on or about November 6, 1997.
                            ------------------------

    THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

        The date of this Proxy Statement/Prospectus is November 5, 1997.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE SOLICITATION AND THE OFFERING MADE BY THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

    NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF IBM OR UNISON SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS

Available Information...................          4
Incorporation of Certain Documents by
  Reference.............................          4
Summary.................................          6
  Special Meeting.......................          6
  Vote Required.........................          6
  The Merger............................          7
  Market Price Data.....................         12
  Certain Financial Data................         13
The Special Meeting.....................         16
  Special Meeting.......................         16
  Record Date; Shares Entitled to Vote;
    Vote Required.......................         16
  Proxies; Proxy Solicitation...........         17
The Merger..............................         18
  Background of the Merger..............         18
  Recommendation of the Unison Board and
    Reasons for the Merger..............         22
  Opinion of Financial Advisor..........         23
  Effective Time........................         27
  Merger Consideration..................         27
  Election Procedure; Exchange
    Procedures..........................         29
  Stock Exchange Listing................         31
  Expenses..............................         31
  Certain Federal Income Tax
    Considerations......................         31
  Interests of Certain Persons in the
    Merger..............................         34
  Appraisal Rights......................         35
  Accounting Treatment..................         38
  Resale of IBM Common Stock............         38
The Merger Agreement....................         39
  The Merger............................         39
  Representations and Warranties........         39
  Business of Unison Pending the
    Effective Time of the Merger........         40
  Effect on Unison Benefit Plans and
    Stock Options.......................         42
  Conditions to the Consummation of the
    Merger..............................         43
  No Solicitation.......................         44
  Right of Unison Board to Withdraw
    Recommendation......................         45
  Termination, Amendment and Waiver.....         45
  Termination Fee.......................         47
  The Stockholder Agreement.............         47
  Noncompetition Agreements.............         49
Management and Operations After the
  Merger................................         50
Comparative Stock Prices and
  Dividends.............................         51
Business of IBM.........................         52
Business of Unison Software, Inc........         52
Comparison of Rights of Common
  Stockholders of IBM and Unison........         53
Other Matters...........................         56
  Regulatory Approvals Required.........         56
Legal Matters...........................         56
Experts.................................         57

ANNEXES
Annex I Agreement and Plan of Merger, as
                amended
Annex II Stockholder Agreement
Annex III Opinion of Goldman, Sachs &
  Co.
Annex IV Section 262 of the Delaware
                 General Corporation Law

                             AVAILABLE INFORMATION

    IBM and Unison are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, IBM and Unison file proxy statements, reports and other information with the Securities and Exchange Commission (the "SEC"). This filed material can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: the Midwest Regional Office (Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661) and the Northeast Regional Office (Seven World Trade Center, 13th Floor, New York, New York 10048). The filed material also is available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." Copies of such material also can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005, in the case of IBM, and the National Association of Securities Dealers, Inc. (the "NASD"), 1935 K Street, N.W. Washington, D.C. 20006, in the case of Unison.

    IBM has filed a Registration Statement on Form S-4 (the "Registration Statement") with the SEC under the Securities Act with respect to the IBM Common Stock to be issued upon consummation of the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Copies of the Registration Statement are available from the SEC, upon payment of prescribed rates. For further information, reference is made to the Registration Statement and the exhibits filed therewith. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respect by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following IBM documents are incorporated by reference in this Proxy Statement/Prospectus: (i) IBM's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) IBM's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, (iii) IBM's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, (iv) IBM's Current Reports on Form 8-K dated January 21, 1997 (filed January 23, 1997), January 28, 1997 (filed January 29,
1997), April 23, 1997 (filed April 24, 1997), April 29, 1997 (filed May 8,
1997), July 21, 1997 (filed July 21, 1997), July 30, 1997 (filed August 1,
1997), and October 20, 1997 (filed October 22, 1997), and (v) the description of IBM Common Stock set forth in IBM's registration statements filed pursuant to
Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

    The following Unison documents are incorporated by reference in this Proxy Statement/Prospectus: (i) Unison's Amendment No. 1 on Form 10-K/A to its Annual Report on Form 10-K for the fiscal year ended May 31, 1997, (ii) Unison's Annual Report on Form 10-K for the fiscal year ended May 31, 1997, (iii) Unison's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997, and (iv) the description of Unison Common Stock set forth in Unison's registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

    A COPY OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH WILL BE PROVIDED BY FIRST-CLASS MAIL WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF

ANY SUCH PERSON. WITH RESPECT TO IBM DOCUMENTS, REQUESTS SHOULD BE DIRECTED TO MORROW & CO., INC., 909 THIRD AVENUE, 20TH FLOOR, NEW YORK, NY 10022 (TELEPHONE
(212) 754-8000; TOLL FREE (800) 662-5200). WITH RESPECT TO UNISON DOCUMENTS, REQUESTS SHOULD BE DIRECTED TO RICHARD ARMITAGE, UNISON SOFTWARE, INC., 5101 PATRICK HENRY DRIVE, SANTA CLARA, CALIFORNIA 95054 (TELEPHONE (408) 988-2800). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SPECIAL MEETING TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES, ANY SUCH REQUEST SHOULD BE MADE BY NOVEMBER 28, 1997.

    All reports filed by IBM and Unison and all definitive proxy or information statements filed by IBM and Unison pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes of this Proxy Statement/ Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

    All information contained in this Proxy Statement/Prospectus relating to IBM has been supplied by IBM, and all information relating to Unison has been supplied by Unison.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS, IN THE ATTACHED ANNEXES AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. UNISON STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS PROXY STATEMENT/PROSPECTUS AND THE ATTACHED ANNEXES IN THEIR ENTIRETY.

SPECIAL MEETING

    This Proxy Statement/Prospectus is being furnished to Unison stockholders in connection with the solicitation of proxies by the Unison Board for use at the Special Meeting to be held on December 8, 1997 at 9:30 a.m., local time, at The Embassy Suites Hotel, 2885 Lakeside Drive, Santa Clara, California. Only holders of record of Unison Common Stock at the close of business on October 24, 1997 (the "Record Date"), will be entitled to notice of, and to vote at, the Special Meeting. At the Special Meeting, holders of Unison Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement, a copy of which is attached as Annex I to this Proxy Statement/Prospectus, pursuant to which Unison will be merged with and into Merger Sub. Merger Sub will be the Surviving Corporation in the Merger and, following the Merger, will succeed to and assume all the rights and obligations of Unison. See "THE SPECIAL MEETING--Special Meeting."

VOTE REQUIRED

    The close of business on October 24, 1997 has been fixed as the Record Date for determining the holders of Unison Common Stock who are entitled to receive notice of and to vote at the Special Meeting. As of the Record Date, there were 11,973,878 shares of Unison Common Stock outstanding, of which 3,917,174 shares (approximately 32.7% of the outstanding shares of Unison Common Stock) were beneficially owned by directors and executive officers of Unison and their affiliates. The holders of record of shares of Unison Common Stock on the Record Date are entitled to one vote per share of Unison Common Stock on each matter submitted to a vote at the Special Meeting. The presence in person or by proxy of the holders of shares representing a majority of the shares of Unison Common Stock issued and outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. Under the Delaware General Corporation Law (the "DGCL"), the affirmative vote of holders of a majority of the outstanding shares of Unison Common Stock is required for approval and adoption of the Merger Agreement ("Stockholder Approval"). An abstention from voting or a broker non-vote will have the practical effect of a vote against approval and adoption of the Merger Agreement, since a vote to abstain or a broker non-vote represents one fewer vote in favor of such approval and adoption. See "THE SPECIAL MEETING--Record Date; Shares Entitled to Vote; Vote Required."

    Pursuant to the terms of a Stockholder Agreement dated as of September 12, 1997 (the "Stockholder Agreement") among IBM, Mr. Don H. Lee and Mr. Michael A. Casteel (who are both Unison directors and officers and who are the two largest holders of Unison Common Stock), such stockholders have agreed (in their capacities as stockholders), among other things, to vote (or cause to be voted) their shares of Unison Common Stock, without limiting any such stockholder's right to vote such shares on other matters that may be submitted to a stockholder vote, (i) in favor of approval and adoption of the Merger Agreement, approval of the Merger and the approval of the other transactions contemplated by the Merger Agreement and (ii) against any alternative transactions or any amendment of the Unison Certificate of Incorporation or By-laws or any transaction that would frustrate, impede, prevent or nullify the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement. Together, such stockholders held on the Record Date 3,608,388 shares (approximately 30.1% of the outstanding shares) of Unison Common Stock. The general effect of the Stockholder Agreement is to increase the likelihood that Stockholder Approval will be obtained. In addition, IBM may, subject to market conditions, make open market purchases of up to such number of additional shares of Unison

Common Stock as will constitute, when taken together with the shares of Unison Common Stock subject to the Stockholder Agreement, 40% of the fully diluted number of shares of Unison Common Stock. IBM held on the Record Date 330,784 shares (approximately 2.8% of the outstanding shares) of Unison Common Stock. IBM, Mr. Don H. Lee, and Mr. Michael A. Casteel held in the aggregate on the Record Date approximately 32.9% of the outstanding shares of Unison Common Stock. Consequently, Stockholder Approval will be obtained if holders of additional shares of Unison Common Stock representing approximately 17.11% of the outstanding shares of Unison Common Stock vote in favor of approval and adoption of the Merger Agreement. See "THE MERGER--Interests of Certain Persons in the Merger" and "THE MERGER AGREEMENT--The Stockholder Agreement."

    No approval by stockholders of IBM is required to effect the Merger.

THE MERGER

    THE PARTIES. IBM, a New York corporation, develops and manufactures advanced information technologies, including computer systems, software, networking systems, storage drives and microelectronics. IBM translates these advanced technologies into value for its customers through its professional solutions and services businesses worldwide.

    In 1996, IBM acquired Tivoli Systems, Inc. ("Tivoli"), a systems/network management framework company. Unison's distributed system management utility products work closely with Tivoli's TME 10 systems/network management framework. Following the effective time of the Merger (the "Effective Time"), IBM intends to operate Unison as a part of Tivoli.

    The principal executive offices of IBM are located at New Orchard Road, Armonk, NY 10504. The telephone number is (914) 499-1900.

    Merger Sub, a Delaware corporation, is a wholly owned subsidiary of IBM formed solely for the purposes of the Merger.

    Unison Software, Inc., a Delaware corporation, develops, markets and supports networked systems management software utility products for distributed, heterogeneous computing environments. Unison's work-load management, storage management and output management utility products support the deployment of business critical applications in client/server environments and integrate with systems/network management frameworks. Unison focuses principally on the UNIX and Windows NT markets, where it is leveraging its experience as a leading supplier of networked systems management tools.

    Unison's principal executive office is located at 5101 Patrick Henry Drive, Santa Clara, California 95054, and its telephone number is (408) 988-2800.

    MERGER CONSIDERATION. At the Effective Time, each Outstanding Unison Share (as defined below) will be converted into the right to receive cash (subject to proration), shares of IBM Common Stock or, in certain circumstances relating to a Cash Election (as defined below), a combination of both cash and IBM Common Stock (the "Merger Consideration"). Each Unison stockholder will have the opportunity to indicate, on an election form (the "Election Form"), whether such stockholder wishes to make a Stock Election (as defined below) or a Cash Election with respect to each share of Unison Common Stock held by such stockholder. If a holder of Unison Common Stock does not make a Cash Election or a Stock Election, or properly revokes an Election Form without timely submitting a revised, properly completed Election Form, such stockholder will be deemed to have made a Cash Election. If the aggregate amount of cash requested by stockholders of Unison pursuant to effective or deemed Cash Elections exceeds the Cash Cap (as defined below), the allocation of cash and shares of IBM Common Stock that a stockholder of Unison may receive for each share that is subject to a Cash Election will depend on the proration procedures to be applied as described below.

    Stockholders of Unison who make an effective "Stock Election" will receive (collectively, "Stock Consideration"), without any proration or other similar limitation, for each share of Unison Common Stock for which such election is made, a number of shares of IBM Common Stock equal to a fraction, the numerator of which is $15 and the denominator of which is the IBM Common Stock Price (the "Exchange Ratio"). The "IBM Common Stock Price" is an amount equal to the average of the closing sales price of IBM Common Stock on the NYSE Tape on each of the 10 consecutive trading days immediately preceding the second trading day prior to the Effective Time. Stockholders of Unison who make a "Cash Election" will receive (subject to the proration procedures described below) for each share of Unison Common Stock for which such election is made, or deemed to have been made, an amount in cash equal to $15 (the "Cash Consideration").

    In the event that the aggregate amount of cash requested by stockholders of Unison pursuant to effective or deemed Cash Elections (the "Requested Cash Amount") exceeds the Cash Cap, each such holder will receive, for each share of Unison Common Stock for which a Cash Election has been made or deemed to have been made, (x) cash in an amount equal to the product of (1) the Cash Consideration and (2) a fraction, the numerator of which is the Cash Cap and the denominator of which is the Requested Cash Amount (such product, the "Prorated Cash Amount") and (y) a number of shares of IBM Common Stock equal to a fraction, the numerator of which is equal to the Cash Consideration minus the Prorated Cash Amount and the denominator of which is the IBM Common Stock Price. The "Cash Cap" is equal to the product of (x) $15 and (y) the number of Outstanding Unison Shares and (z) 0.5. The "Outstanding Unison Shares" are the shares of Unison Common Stock outstanding immediately prior to the Effective Time, other than, in each case at such time, (i) shares of Unison Common Stock owned by Unison or its subsidiaries and (ii) two times the sum of the number of shares of Unison Common Stock owned by IBM and the number of shares of Unison Common Stock with respect to which appraisal rights have been properly demanded pursuant to Section 262 of the DGCL ("Dissenting Shares").

    An Election Form is being mailed together with this Proxy Statement/Prospectus. Record holders of Unison Common Stock will have the right to submit Election Forms specifying the number of shares of Unison Common Stock that such holders desire to have converted into Stock Consideration and the number of shares of Unison Common Stock that such holders desire to have converted, subject to the proration procedures described above, into Cash Consideration.

    The exchange agent for the payment of the Merger Consideration in connection with the Merger (the "Exchange Agent") will be First Chicago Trust Company of New York. IN ORDER FOR A STOCK ELECTION TO BE EFFECTIVELY MADE, A PROPERLY COMPLETED AND SIGNED ELECTION FORM MUST BE RECEIVED BY THE EXCHANGE AGENT, TOGETHER WITH THE CERTIFICATES FOR SHARES OF UNISON COMMON STOCK TO WHICH SUCH ELECTION FORM RELATES, AT THE EXCHANGE AGENT'S DESIGNATED OFFICE (AS SET FORTH IN THE ELECTION FORM ENCLOSED HEREWITH), BY 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 5, 1997, THE BUSINESS DAY NEXT PRECEDING THE DATE OF THE SPECIAL MEETING (THE "ELECTION DATE"). SEE "THE MERGER--ELECTION PROCEDURE; EXCHANGE PROCEDURES" AND "THE MERGER--MERGER CONSIDERATION."

    CERTAIN CONSIDERATIONS. In considering whether to vote in favor of the adoption of the Merger Agreement and whether to make a Stock Election, Unison stockholders should consider the following: (i) the number of shares to be received by such stockholders will be determined based on the average closing price of IBM Common Stock on each of the 10 consecutive trading days immediately preceding the second trading day prior to the Effective Time and (ii) the market price of a share of IBM Common Stock at the Effective Time can be expected to vary from its price as of the date of this Proxy Statement/ Prospectus and the dates during such 10-day period due to changes in the business, operations or prospects of IBM, general market and economic conditions and other factors.

    The number of shares of IBM Common Stock that a stockholder of Unison will receive for each share of Unison Common Stock for which an effective Stock Election has been made will be equal to the Exchange Ratio (($15), DIVIDED BY the IBM Common Stock Price (the average of the closing sale prices of

IBM Common Stock on the NYSE Tape on each of the 10 consecutive trading days immediately preceding the second trading day prior to the Effective Time)). By way of example only, if the Effective Time had occurred on November 5 (the date of this Proxy Statement/Prospectus), the Exchange Ratio would be equal to $15 divided by $98.81, the IBM Common Stock Price for an assumed period ending two trading days prior to November 5, or 0.1518. Accordingly, if the Effective Time had occurred on November 5, Unison stockholders would receive 0.1518 shares of IBM Common Stock for each share of Unison Common Stock subject to an effective Stock Election. Unison stockholders who wish to receive further examples based upon IBM Common Stock prices as of a more recent date may call 1-800-662-5200. BECAUSE OF MARKET FLUCTUATIONS AND OTHER FACTORS DESCRIBED ABOVE, THE IBM COMMON STOCK PRICE USED IN CALCULATING THE ACTUAL EXCHANGE RATIO WILL VARY FROM THE EARLIER PRICES USED IN THE EXAMPLE SET FORTH ABOVE OR ANY SUCH SUBSEQUENT EXAMPLE. ACCORDINGLY, THE ACTUAL EXCHANGE RATIO WILL DIFFER FROM THE EXCHANGE RATIO CONTAINED IN ANY SUCH EXAMPLE.

    Subject to the satisfaction of the conditions of each party to consummate the Merger set forth in the Merger Agreement, IBM and Unison intend to consummate the Merger as soon as practicable following the Special Meeting. Although IBM and Unison have no reason to believe that the Effective Time will not occur promptly after the Special Meeting, there can be no assurance as to when the Merger will be consummated. If, for example, Unison and/or IBM receive requests for additional information from the Antitrust Division of the United States Department of Justice (the "Antitrust Division") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (see "OTHER MATTERS--Regulatory Approvals Required"), the consummation of the Merger could be delayed. Because the Effective Time may occur at a later date than the date of the Special Meeting, there can be no assurance that the price of IBM Common Stock on the date of the Special Meeting (or the average price during the period prior to the date of the Special Meeting) will be indicative of the average closing prices of IBM Common Stock over the 10 trading days immediately preceding the second trading day prior to the Effective Time, which is the period during which the Exchange Ratio is calculated.

    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS. A stockholder of Unison who makes an effective Stock Election for all such stockholder's Unison Common Stock generally will not recognize taxable gain or loss for U.S. Federal income tax purposes (except for cash received in lieu of fractional shares). A stockholder of Unison who makes (or is deemed to make) an effective Cash Election for all such stockholder's Unison Common Stock generally will recognize capital gain or loss equal to the difference between the stockholder's tax basis in the shares of Unison Common Stock surrendered and the amount of cash received, unless such stockholder receives IBM Common Stock as a result of the proration procedures described above. A stockholder of Unison who receives a combination of IBM Common Stock and cash in exchange for Unison Common Stock (as a result of proration or by reason of making an effective Cash Election with respect to some of such stockholder's Unison Common Stock and a Stock Election with respect to the rest of such stockholder's Unison Common Stock) generally will recognize taxable gain (but will not recognize taxable loss) for U.S. Federal income tax purposes, calculated separately for each block of Unison Common Stock surrendered, in an amount equal to the lesser of (i) the amount of gain realized in respect of such block and (ii) the amount of cash received that is allocable to such block. See "THE MERGER-- Certain Federal Income Tax Considerations" for a more detailed description of the above matters and information with respect to the applicability of the foregoing to certain taxpayers subject to special treatment. The actual U.S. Federal income tax consequences to each Unison stockholder of making a Cash Election will not be ascertainable at the time the election is made because stockholders of Unison will not know at such time if, or to what extent, the proration described above will apply. See "THE MERGER-- Certain Federal Income Tax Considerations." ALL STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS.

    RECOMMENDATION OF THE UNISON BOARD AND REASONS FOR THE MERGER. THE UNISON BOARD HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, UNISON STOCKHOLDERS. ACCORDINGLY, THE UNISON BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF UNISON VOTE FOR

APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. In reaching its decision to approve the Merger Agreement and recommend the Merger, the Unison Board considered a number of factors. See "THE MERGER-- Background of the Merger" and "THE MERGER--Recommendation of the Unison Board and Reasons for the Merger." For a discussion of the interests that certain directors and executive officers of Unison have with respect to the Merger that are different from, or in addition to, the interests of stockholders of Unison generally, see "THE MERGER--Interests of Certain Persons in the Merger." Such interests, together with other relevant factors, were considered by the Unison Board in making its recommendation and approving the Merger Agreement. See "THE MERGER--Background of the Merger" and "THE MERGER--Recommendation of the Unison Board and Reasons for the Merger."

    OPINION OF FINANCIAL ADVISOR. On September 12, 1997, Goldman, Sachs & Co. ("Goldman Sachs") delivered its oral opinion to the Unison Board that, as of such date, the Merger Consideration to be received by holders of Unison Common Stock pursuant to the Merger Agreement was fair to such stockholders. Goldman Sachs subsequently confirmed its oral opinion by delivery of a written opinion dated September 12, 1997.

    The full text of the written opinion of Goldman Sachs dated September 12, 1997, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex III and is incorporated herein by reference. HOLDERS OF SHARES OF UNISON COMMON STOCK ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. See "THE MERGER--Opinion of Financial Advisor."

    INTERESTS OF CERTAIN PERSONS IN THE MERGER. As of the Record Date, directors and executive officers of Unison and their affiliated entities owned
(i) 3,917,174 shares of Unison Common Stock, for which they will receive the same consideration as other Unison stockholders and (ii) unexercised options to acquire 179,376 shares of Unison Common Stock, which will be treated as described below under "--UNISON STOCK OPTIONS." IBM also has agreed to cause the Surviving Corporation to fulfill and honor in all respects the obligations of Unison pursuant to certain indemnification agreements currently in effect between Unison and certain persons, and pursuant to the indemnification provisions contained in Unison's Certificate of Incorporation (the "Unison Certificate of Incorporation") and By-laws (the "Unison By-laws"). See "THE MERGER--Interests of Certain Persons in the Merger."

    UNISON STOCK OPTIONS. Under the terms of the Merger Agreement, each outstanding stock option granted under any plan or arrangement providing for the grant of options to purchase shares of Unison Common Stock (a "Stock Option") will be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Stock Option, the number of shares of IBM Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Unison Common Stock subject to the Stock Option by the Exchange Ratio, at a price per share of IBM Common Stock (rounded up to the nearest whole cent) equal to (a) the aggregate exercise price for the shares of Unison Common Stock otherwise purchasable pursuant to the Stock Option divided by (b) the number of shares of IBM Common Stock deemed purchasable pursuant to such Stock Option.

    APPRAISAL RIGHTS. Holders of record of Unison Common Stock who comply with the applicable statutory procedures summarized in "THE MERGER--Appraisal Rights" may be entitled to appraisal rights under Section 262 of the DGCL. Unison reserves the right to challenge any assertion by any stockholder of Unison that appraisal rights under Section 262 are applicable to the Merger. A holder of Unison Common Stock electing to demand such an appraisal must deliver to Unison, before the date of the Special Meeting and in accordance with the procedures described herein, a written demand for appraisal of such holder's shares of Unison Common Stock. Any such holder will not be entitled to make a Cash Election or Stock Election with respect to such holder's Dissenting Shares. See "THE MERGER-- Appraisal Rights."

    REGULATORY APPROVALS REQUIRED. The consummation of the Merger is subject to the expiration or termination of the relevant waiting period under the HSR Act. Both IBM and Unison had filed notification and report forms under the HSR Act by October 8, 1997. Unless extended by a request for additional information or unless early termination is granted, the waiting period under the HSR Act will expire at 11:59 P.M. on November 7, 1997. See "OTHER MATTERS--Regulatory Approvals Required."

    CONDITIONS TO THE MERGER. The obligations of IBM and Unison to consummate the Merger are subject to various conditions, including, without limitation, obtaining Stockholder Approval and regulatory approvals, approval for listing (subject to official notice of issuance) on the NYSE of the IBM Common Stock to be issued in connection with the Merger, receipt of certain tax opinions and the absence of any injunction or other legal restraint preventing the consummation of the Merger. See "THE MERGER AGREEMENT--Conditions to the Consummation of the Merger."

    NO SOLICITATION. Under the Merger Agreement, Unison has agreed that it will not nor will it authorize or permit any of its officers, directors or employees, or any investment banker, attorney or other advisor or representative retained by it or any of its subsidiaries, to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as defined herein) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Takeover Proposal. However, if the Unison Board determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the stockholders of Unison under applicable law, Unison may, prior to the receipt of Stockholder Approval, in response to a Takeover Proposal that was unsolicited and subject to compliance with Unison's responsibility to keep IBM informed in all material respects of the status of, and the identity of the person making, any Takeover Proposal or certain other inquiries and subject to certain other conditions, furnish information with respect to Unison to any person pursuant to a customary and reasonable confidentiality agreement and participate in negotiations regarding a Takeover Proposal. See "THE MERGER AGREEMENT--No Solicitation."

    RIGHT OF THE UNISON BOARD TO WITHDRAW RECOMMENDATION. Under the Merger Agreement, neither the Unison Board nor any committee of the Unison Board may
(i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to IBM or Merger Sub, the approval or recommendation by the Unison Board or any such committee of the Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) cause Unison to enter into any agreement with respect to any Takeover Proposal. However, the Unison Board, to the extent it determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Unison stockholders under applicable law, may, prior to receipt of Stockholder Approval, withdraw or modify its approval or recommendation of the Merger Agreement or the Merger, approve or recommend any Superior Proposal (as defined in the Merger Agreement and described under "THE MERGER AGREEMENT--Right of the Unison Board to Withdraw Recommendation") or terminate the Merger Agreement, in each case subject to notice to IBM that Unison has received a Superior Proposal, certain waiting periods and, in certain circumstances, the obligation to pay the Termination Fee (as defined herein). See "THE MERGER AGREEMENT--Right of Unison Board to Withdraw Recommendation."

    TERMINATION. The Merger Agreement may be terminated, and the Merger contemplated thereby may be abandoned, at any time prior to the Effective Time, whether before or after receipt of Stockholder Approval, (i) by mutual written consent of IBM, Merger Sub and Unison; (ii) by either IBM or Unison, (a) if the Merger is not consummated by March 15, 1998 (subject to certain exceptions), (b) if certain legal restraints or prohibitions are in effect resulting from any suit, action or proceeding by any Governmental Entity (as defined in the Merger Agreement), (c) if Stockholder Approval is not obtained at the Special

Meeting, (d) if there are certain breaches of, or inaccuracies contained in, the other party's representations, warranties, covenants or agreements and such breaches or inaccuracies are not cured by the breaching party in all material respects within 45 days or (e) if the Unison Board determines that a proposal received by Unison constitutes a Superior Proposal, subject to certain conditions or (iii) by IBM, if the Unison Board withdraws or modifies or, upon request, fails to reconfirm its approval or recommendation of the Merger or the Merger Agreement, subject to certain conditions. See "THE MERGER AGREEMENT--Termination, Amendment and Waiver."

    TERMINATION FEE. In the event that the Merger Agreement is terminated by any party pursuant to a determination by the Unison Board, in accordance with the provisions described under "THE MERGER AGREEMENT--Right of Unison Board to Withdraw Recommendation", that a proposal constitutes a Superior Proposal, the Merger Agreement requires Unison to promptly pay to IBM a fee equal to $6 million (the "Termination Fee"). If, at the time of any termination of the Merger Agreement by any party pursuant to the conditions described in clauses
(ii)(a), (ii)(c) or (iii) of the preceding paragraph, a Takeover Proposal has been publicly announced or otherwise publicly disclosed and not publicly withdrawn and prior to the date 12 months following the date of the termination of the Merger Agreement, Unison either (x) consummates a Unison Acquisition (as defined herein) or (y) enters into a written Acquisition Agreement providing for a Unison Acquisition, then Unison will pay to IBM the Termination Fee in immediately available funds, in the case of clause (x), concurrently with the consummation of such Unison Acquisition or in the case of clause (y), concurrently with the consummation of the transaction subject to such Acquisition Agreement (whether or not such transaction is consummated prior to the date 12 months following the date of the termination of the Merger Agreement, but only in the event that such transaction subject to such Acquisition Agreement is in fact consummated); PROVIDED, HOWEVER, that no Termination Fee will be payable pursuant to the provision described in this sentence if the Merger Agreement is terminated because the Stockholder Approval is not obtained and a material adverse change with respect to IBM had occurred and had not been cured prior to the date of the Special Meeting. See "THE MERGER AGREEMENT--Termination Fee."

    ACCOUNTING TREATMENT. The Merger will be treated as a "purchase" for financial reporting and accounting purposes, in accordance with generally accepted accounting principles. After the Merger, the results of operations of Unison will be included in the consolidated financial statements of IBM. The purchase price (i.e., the aggregate Merger Consideration) will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over fair value of the net tangible assets of Unison acquired will be recorded as goodwill and other intangible assets. Such allocations will be made based upon valuations and other studies that have not yet been finalized.

MARKET PRICE DATA

    IBM Common Stock (symbol: IBM) is listed for trading on the NYSE, and Unison Common Stock (symbol: UNSN) is quoted on the Nasdaq National Market.

    The following table sets forth the last reported sales prices per share of IBM Common Stock on the NYSE Tape and of Unison Common Stock on the Nasdaq National Market on September 12, 1997, the last trading day before announcement of the Merger Agreement, and on November 3, 1997, the last trading day prior to the date of this Proxy Statement/Prospectus:

                                                                                                  IBM       UNISON
                                                                                                COMMON      COMMON
                                                                                                 STOCK       STOCK
                                                                                               ---------  -----------
September 12, 1997...........................................................................  $   97.50   $   14.00
November 3, 1997.............................................................................  $  101.63   $   14.56

CERTAIN FINANCIAL DATA

    The Merger will not have a material impact, on a pro forma basis, on the IBM financial data presented below.

    The following tables present selected historical financial data for each of IBM and Unison. The selected historical financial data for IBM are derived from the historical financial statements of IBM that are incorporated by reference in this Proxy Statement/Prospectus. The information set forth below for IBM should be read in conjunction with such historical financial statements and the notes thereto. The historical consolidated financial statements of IBM have been audited by Price Waterhouse LLP, independent public accountants, for each of the five fiscal years in the period ended December 31, 1996. The historical consolidated interim financial statements of IBM as of and for the six months ended June 30, 1997 and June 30, 1996 are unaudited; however, in IBM's opinion, such statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of IBM's financial position and results of operations for such periods. The unaudited results of operations for the six-month period in 1997 may not be indicative of results of operations to be expected for a full year.

    The selected historical financial data for Unison are derived from the historical financial statements of Unison that are incorporated by reference in this Proxy Statement/Prospectus. The information set forth below for Unison should be read in conjunction with such historical financial statements and the notes thereto. The historical financial statements of Unison have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, for each of the five fiscal years in the period ended May 31, 1997. The historical financial statements of Unison as of and for the three months ended August 31, 1996 and August 31, 1997 are derived from the unaudited historical financial statements of Unison that are incorporated herein by reference, and in the opinion of management of Unison, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information for such periods. The unaudited results of operations of Unison for the three months ended August 31, 1997 may not be indicative of the results of operations for fiscal 1998.

                  INTERNATIONAL BUSINESS MACHINES CORPORATION

                            SELECTED FINANCIAL DATA

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE FIGURES)

EARNINGS DATA*

                                                        FISCAL YEAR ENDED                              SIX MONTHS ENDED
                               --------------------------------------------------------------------  --------------------
                               DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  JUNE 30,   JUNE 30,
                                  1992**        1993**         1994          1995          1996        1996       1997
                               ------------  ------------  ------------  ------------  ------------  ---------  ---------
                                                                                                         (UNAUDITED)
Revenues.....................   $   64,523    $   62,716    $   64,052    $   71,940    $   75,947   $  34,742  $  36,180
Costs and expenses...........       73,549        71,513        58,897        64,127        67,360      31,021     32,148
Earnings (loss) before
  taxes......................       (9,026)       (8,797)        5,155         7,813         8,587       3,721      4,032
Net earnings (loss)..........       (4,965)       (8,101)        3,021         4,178         5,429       2,121      2,641
Net earnings (loss) per
  share......................   $    (4.35)   $    (7.11)   $     2.51    $     3.61    $     5.12   $    1.96  $    2.64
Cash dividend per share......   $     2.42    $     0.79    $     0.50    $     0.50    $     0.65   $    0.30  $   0.375

------------------------

* All per share data for periods ended prior to June 30, 1997 adjusted to reflect a two-for-one stock split effected in 1997.

** Includes effect of accounting changes in 1992 for income taxes and 1993 for post-employment benefits.

BALANCE SHEET DATA

                                       DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,   JUNE 30,
                                           1992          1993          1994          1995          1996         1997
                                       ------------  ------------  ------------  ------------  ------------  -----------
                                                                                                             (UNAUDITED)
Assets...............................   $   86,705    $   81,113    $   81,091    $   80,292    $   81,132    $  78,819
Long-term debt.......................       12,853        15,245        12,548        10,060         9,872       11,675
Stockholders' equity.................       27,624        19,738        23,413        22,423        21,628       20,109

                             UNISON SOFTWARE, INC.

                            SELECTED FINANCIAL DATA

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE FIGURES)

STATEMENTS OF OPERATIONS DATA*

                                                                                                               THREE MONTH
                                                                   FISCAL YEAR ENDED                           PERIOD ENDED
                                                -------------------------------------------------------  ------------------------
                                                 MAY 31,     MAY 31,     MAY 31,    MAY 31,    MAY 31,   AUGUST 31,   AUGUST 31,
                                                  1993        1994        1995       1996       1997        1996         1997
                                                ---------  -----------  ---------  ---------  ---------  -----------  -----------
                                                                                                               (UNAUDITED)
Net revenues:
  License fees................................  $   9,213   $   8,812   $  12,260  $  20,924  $  27,109   $   4,546    $   6,032
  Services....................................      5,391       6,271       7,426      9,091     12,727       3,033        4,308
                                                ---------  -----------  ---------  ---------  ---------  -----------  -----------
      Total net revenues......................     14,604      15,083      19,686     30,015     39,836       7,579       10,340
                                                ---------  -----------  ---------  ---------  ---------  -----------  -----------
Costs and expenses:
  Cost of license fees........................        501         559         562        853      1,185         195          277
  Cost of services............................        719         969       1,186      2,052      3,254         699        1,043
  Sales and marketing.........................      5,789       7,070       9,998     13,598     17,822       3,783        5,149
  Research and development....................      2,559       3,003       2,985      3,969      5,498       1,092        1,720
  General and administrative..................      2,357       1,943       2,205      2,741      4,273         801        1,186
  Nonrecurring charges........................      4,583         628
                                                ---------  -----------  ---------  ---------  ---------  -----------  -----------
      Total operating expenses................     16,508      14,172      16,936     23,213     32,032       6,570        9,375
                                                ---------  -----------  ---------  ---------  ---------  -----------  -----------
Income from operations........................     (1,904)        911       2,750      6,802      7,804       1,009          965
Interest and other income, net................       (270)        (57)        (68)       720        948         232          284
  Income before provision for (benefit from)
    income taxes..............................     (2.174)        854       2,682      7,522      8,752       1,241        1,249
Provision for (benefit from) income taxes.....       (554)        228         982      2,855      3,370         478          481
                                                ---------  -----------  ---------  ---------  ---------  -----------  -----------
    Net income (loss).........................  $  (1,620)  $     626   $   1,700  $   4,667  $   5,382   $     763    $     768
                                                ---------  -----------  ---------  ---------  ---------  -----------  -----------
                                                ---------  -----------  ---------  ---------  ---------  -----------  -----------
Net income (loss) per share...................  $   (0.19)  $    0.07   $    0.19  $    0.40  $    0.45   $    0.06    $    0.06
                                                ---------  -----------  ---------  ---------  ---------  -----------  -----------
                                                ---------  -----------  ---------  ---------  ---------  -----------  -----------
Shares used in per share calculation..........      8,462       8,786       8,925     11,775     12,092      12,158       12,121
                                                ---------  -----------  ---------  ---------  ---------  -----------  -----------
                                                ---------  -----------  ---------  ---------  ---------  -----------  -----------

------------------------

* All data for periods prior to May 31, 1997 adjusted to reflect a three-for-two stock split effected January 1997.

BALANCE SHEET DATA

                                                             MAY 31,      MAY 31,     MAY 31,    MAY 31,    MAY 31,   AUGUST 31,
                                                              1993         1994        1995       1996       1997        1997
                                                           -----------  -----------  ---------  ---------  ---------  -----------
                                                                                                                      (UNAUDITED)
Cash, cash equivalents and marketable securities.........   $   3,413    $   3,846   $   5,217  $  20,448  $  26,498   $  26,851
Working capital..........................................       1,201        1,348       2,923     21,670     23,619      24,082
Total assets.............................................       9,304        9,058      11,829     34,221     43,432      41,987
Long-term liabilities, net of current portion............       3,476        2,752       2,077        872        535         520
Total stockholders' equity (deficit).....................        (757)         263       2,561     23,027     29,886      30,869

                              THE SPECIAL MEETING

SPECIAL MEETING

    This Proxy Statement/Prospectus is being furnished to Unison stockholders in connection with the solicitation of proxies by the Unison Board for use at the Special Meeting to be held on December 8, 1997 at 9:30 a.m., local time, at The Embassy Suites Hotel, 2885 Lakeside Drive, Santa Clara, California. Only holders of record of Unison Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. At the Special Meeting, holders of Unison Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement, a copy of which is attached as Annex I to this Proxy Statement/Prospectus, pursuant to which Unison will be merged with and into Merger Sub. Merger Sub will be the Surviving Corporation in the Merger and, following the Merger, will succeed to and assume all the rights and obligations of Unison. Holders of Unison Common Stock will also transact such other business as may properly come before the Special Meeting.

    THE UNISON BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT, HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, UNISON AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF UNISON COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    The IBM Board of Directors (the "IBM Board") has approved the Merger and the issuance of IBM Common Stock in the Merger. IBM, as the sole stockholder of Merger Sub, and the Board of Directors of Merger Sub have each approved the Merger Agreement. No approval by stockholders of IBM is required to effect the Merger.

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED

    The close of business on October 24, 1997 has been fixed as the Record Date for determining the holders of Unison Common Stock who are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 11,973,878 shares of Unison Common Stock outstanding, of which 3,917,174 shares (approximately 32.7% of the outstanding shares of Unison Common Stock) were beneficially owned by directors and executive officers of Unison and their affiliates. The holders of record of shares of Unison Common Stock on the Record Date are entitled to one vote per share of Unison Common Stock on each matter submitted to a vote at the Special Meeting. The presence in person or by proxy of the holders of shares representing a majority of the shares of Unison Common Stock issued and outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. Under the DGCL, the affirmative vote of holders of a majority of the outstanding shares of Unison Common Stock is required for Stockholder Approval. An abstention from voting or a broker non-vote will have the practical effect of a vote against approval and adoption of the Merger Agreement, since a vote to abstain or a broker non-vote represents one fewer vote in favor of such approval and adoption. A "broker non-vote" occurs when brokers who hold shares in street name for customers who are the beneficial owners of such shares do not vote such customers' shares because the customers have failed to give the broker specific instructions concerning the voting of the customers' shares.

    Pursuant to the terms of the Stockholder Agreement among IBM, Mr. Don H. Lee and Mr. Michael A. Casteel (who are both Unison directors and officers and who are the two largest holders of Unison Common Stock), such stockholders have agreed (in their capacities as stockholders), among other things, to vote (or cause to be voted) their shares of Unison Common Stock, without limiting any such stockholder's right to vote such shares on other matters that may be submitted to a stockholder vote, (i) in favor of approval and adoption of the Merger Agreement, approval of the Merger and the approval of the other transactions contemplated by the Merger Agreement, and (ii) against any alternative transactions or any amendment of the Unison Certificate of Incorporation or By-laws or any transaction that would frustrate, impede, prevent or nullify the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement. Together, such stockholders held on the Record Date 3,608,388 shares (approximately 30.1% of the outstanding shares) of Unison Common Stock. The general effect of the Stockholder Agreement is to increase the likelihood that Stockholder Approval will be obtained. In addition, IBM may, subject to market conditions, make open market purchases of up to such number of additional shares of Unison Common Stock as will constitute, when taken together with the shares of Unison Common Stock subject to the Stockholder Agreement, 40% of the fully diluted number of shares of Unison Common Stock. IBM held on the Record Date 330,784 shares (approximately 2.8% of the outstanding shares) of Unison Common Stock. IBM, Mr. Don H. Lee, and Mr. Michael A. Casteel held in the aggregate on the Record Date approximately 32.9% of the outstanding shares of Unison Common Stock. Consequently, Stockholder Approval will be obtained if holders of additional shares of Unison Common Stock representing approximately 17.11% of the outstanding shares of Unison Common Stock vote in favor of approval and adoption of the Merger Agreement. See "THE MERGER--Interests of Certain Persons in the Merger" and "THE MERGER AGREEMENT--The Stockholder Agreement."

PROXIES; PROXY SOLICITATION

    Shares of Unison Common Stock represented by properly executed proxies received at or prior to the Special Meeting that have not been revoked will be voted at the Special Meeting in accordance with the instructions contained therein. Shares of Unison Common Stock represented by properly executed proxies for which no instruction is given will be voted FOR approval and adoption of the Merger Agreement. Unison stockholders are requested to complete, sign and return promptly the enclosed proxy card in the enclosed postage-prepaid envelope to ensure that their shares are voted at the Special Meeting. A Unison stockholder may revoke a proxy by submitting at any time prior to the vote on the approval and adoption of the Merger Agreement a later dated proxy with respect to the same shares, by delivering written notice of revocation to the Secretary of Unison at any time prior to such vote or by attending the Special Meeting and voting in person. Mere attendance at the Special Meeting will not in and of itself revoke a proxy. If a Unison stockholder is not the registered direct holder of his or her shares, such stockholder must obtain appropriate documentation from the registered holder in order to be able to vote the shares in person.

    If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other manner at a previous meeting.

    In addition to solicitation by mail, directors, officers and employees of IBM and Unison may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of IBM and Unison will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Unison Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

                                   THE MERGER

BACKGROUND OF THE MERGER

    Over the last four years, Unison and Tivoli have cultivated a strategic business relationship, with Unison's distributed systems management utility products (particularly Unison's scheduling and workload management products) working closely with Tivoli's TME 10 systems/network management framework. In 1996, IBM acquired Tivoli. Since its acquisition, Tivoli has operated as a division of IBM. Unless otherwise indicated or the context indicates otherwise, IBM and Tivoli are collectively referred to as IBM.

    In July 1995, Unison consummated its initial public offering. From time to time over the last 18 months, Unison has held preliminary discussions with several entities regarding potential strategic business relationships and business combinations.

    In April 1997, representatives of IBM contacted representatives of Unison for the purpose of setting up a meeting between Mr. Frank Moss, the Chief Executive Officer of Tivoli, and Mr. Don Lee, the Chief Executive Officer of Unison. The purpose of this meeting was to discuss establishing a closer working relationship between IBM and Unison. On May 2, 1997, Mr. Moss and Mr. Lee and two other representatives of IBM and Unison met in Austin, Texas and discussed the possibility of a business combination between IBM and Unison.

    On July 9, 1997, Unison and IBM executed an agreement for the exchange of confidential information. On August 18, 1997, this agreement was amended to add certain provisions.

    On July 16 and 17, 1997, Unison and IBM conducted business and technical due diligence meetings in Austin, Texas. In addition to Mr. Lee and other members of Unison's management, Mr. Jan Lindelow, the Chief Operating Officer of Tivoli, and other members of Tivoli's management, along with Mr. Archie Colburn, Business Development Executive of IBM, were present. During these discussions, IBM indicated, among other things, that it was interested in acquiring Unison.

    On August 4, 1997, Mr. Lee and Mr. Jeffrey Saper, a member of Wilson Sonsini Goodrich & Rosati ("WSGR"), outside legal counsel to Unison, and a director of Unison, met in Dallas, Texas with Mr. Lee Dayton, Vice President, Corporate Development and Real Estate of IBM, and Messrs. Lindelow and Colburn. These discussions focused primarily on structural issues relating to a proposed combination of Unison and IBM, IBM's desire to retain key Unison management and employees if a combination were to take place and a possible price range at which a combination might occur. Although discussions were inconclusive as to price, IBM indicated that it would be necessary to conduct legal and financial due diligence with respect to Unison before reaching any decision on price. The Unison representatives indicated their preference for a transaction that would offer Unison stockholders the ability to receive IBM Common Stock, so that the transaction would be tax-free to Unison's stockholders. The IBM representatives indicated that IBM would require agreements from the principal stockholders of Unison to vote in favor of any transaction with IBM.

    On August 6, 1997, Mr. Dayton called Mr. Lee and requested him to review with the Unison Board a price range of $13 to $15 per share.

    On August 8, 1997, Mr. Lee called Messrs. Dayton, Colburn and Lindelow and confirmed that the Unison Board had agreed to proceed with discussions with IBM. He also said that Unison planned to retain Goldman Sachs as its financial advisor and suggested that IBM contact Goldman Sachs and WSGR to make arrangements for IBM's legal and financial due diligence.

    On August 11, 1997, at the direction and with the consent of the Unison Board, Unison retained Goldman Sachs as its financial advisor to assist it in the negotiation of a potential business combination between Unison and IBM and to render a fairness opinion in respect of the financial consideration to be received by Unison's stockholders in any such transaction.

    On August 13, 1997, the Unison Board met with representatives of WSGR and Goldman Sachs at WSGR's offices in Palo Alto, California. During the meeting, the Unison Board reviewed the acquisition discussions held with representatives of IBM. The Unison Board also discussed IBM's desire to conduct legal and financial due diligence with respect to Unison. At this meeting, the Unison Board requested that Goldman Sachs prepare valuation and other materials to assist it in any negotiations regarding a potential business combination between Unison and IBM.

    On August 18, 1997, counsel for IBM circulated draft documentation for a cash-election merger, including a proposed stockholder agreement and noncompetition agreements for certain key employees, to WSGR. IBM's documentation provided for, among other things, (i) a proposed stockholder agreement which included the agreement of Unison's principal stockholders to vote in favor of the transactions and (ii) the approval by the Unison Board, for purposes of Section 203 of the DGCL, of the proposed stockholder agreement and the acquisition by IBM in open market purchases of such number of additional shares of Unison Common Stock as would constitute (when taken together with the shares of Unison Common Stock subject to the stockholder agreement) a majority of the fully diluted number of shares of Unison Common Stock.

    On August 18, 19 and 20, 1997, representatives of IBM (including its internal legal counsel) met at WSGR's offices in Palo Alto, California with members of Unison's management and representatives of WSGR and Goldman Sachs to conduct legal and financial due diligence on Unison.

    On August 20, 1997, the Unison Board met with representatives of WSGR and Goldman Sachs at WSGR's offices in Palo Alto, California. At the request of the Unison Board, Goldman Sachs made a presentation with respect to a potential business combination with IBM. During this presentation, Goldman Sachs, among other things, reviewed trends in the systems management software industry; discussed the strategic rationale for the potential combination; discussed valuation analyses of selected software companies and reviewed selected computer software transactions; discussed other potential business combination partners for Unison; reviewed various valuation analyses of Unison based on a variety of assumptions; and reviewed tax and other structural issues relating to a possible business combination with IBM.

    At this meeting, the Unison Board and representatives of WSGR and Goldman Sachs also discussed, among other things, the viability of remaining an independent entity and the possible interest certain potential business combination partners (including those with whom conversations had taken place during the prior 18 months) might have regarding Unison. The Unison Board determined that it was unlikely that any of the identified potential business combination partners, in light of their respective situations and past contacts with Unison, would be interested in consummating a business combination transaction with Unison. In addition, the Unison Board noted the possible material adverse competitive, employee retention and other consequences (including the potentially adverse reaction on IBM's willingness to continue negotiations) that could result if Unison were the subject of an auction or if Unison contacted other potential business combination partners at that point in time. The Unison Board also discussed the status of its ongoing search for a new Chief Executive Officer and the recent loss of certain employees. At the end of this meeting, the Unison Board directed Goldman Sachs to meet with representatives of IBM to further negotiate the consideration that IBM would be willing to pay in a potential business combination.

    On August 22, 1997, representatives of Goldman Sachs met in New York City with Mr. Colburn to negotiate the terms of a potential business combination. At the direction of the Unison Board, the Goldman Sachs representatives advised Mr. Colburn that Unison was not comfortable with a price range of $13 to $15 per share.

    Unable to reach agreement as to price, on August 23, 1997, Mr. Lindelow telephoned Mr. Lee and indicated that IBM had determined to end negotiations.

    On August 24, 1997, the Unison Board and representatives of WSGR and Goldman Sachs met by telephone. During this meeting, Mr. Lee reviewed with the Unison Board the results of his conversations with Mr. Lindelow. The Unison Board requested that Goldman Sachs reengage other representatives of IBM to gather information as to, among other things, any reasons other than price resulting in IBM discontinuing negotiations and the other alternatives being considered by IBM.

    During the period from August 25 through 27, 1997, a representative of Goldman Sachs and Mr. Colburn discussed by telephone IBM's reasons for terminating negotiations, and representatives of Goldman Sachs indicated Unison's desire to keep the channel of communications open and to meet again after the Labor Day weekend.

    During the period from August 26 through September 5, 1997, at the direction of the Unison Board, Goldman Sachs contacted two potential business combination partners for Unison. These parties were selected based on the likelihood that they would be the most interested in consummating a business combination transaction with Unison, might be willing and in a position to offer a higher purchase price than IBM and that they would maintain the confidentiality of the process. For strategic and other reasons, neither of the potential business combination partners expressed an interest in pursuing a business combination transaction with Unison.

    During the period from September 2 through September 4, 1997, several conversations took place among a representative of Goldman Sachs and Messrs. Colburn, Lee and Lindelow in order to schedule a meeting, which occurred on September 6, 1997.

    On September 5, 1997, the Unison Board and representatives of WSGR and Goldman Sachs met by telephone. Goldman Sachs updated the Unison Board as to the results of their conversations with the two potential business combination partners approached by them. Mr. Lee also informed the Unison Board that there was a meeting scheduled for the following day between Mr. Lee and a representative of Goldman Sachs with Messrs. Lindelow, Dayton and Colburn. It was agreed that the primary purpose of the meeting was to establish whether a possibility for a transaction between IBM and Unison existed and whether IBM had any issues with respect to a potential acquisition other than price.

    On September 6, 1997, Mr. Lee and a representative of Goldman Sachs met in San Francisco, California with Messrs. Lindelow, Dayton and Colburn. During this meeting, IBM's representatives discussed IBM's financial criteria for acquisitions and IBM's requirement for a stockholder agreement from the significant Unison stockholders who were "insiders". During its term, the proposed stockholder agreement would, among other things, require those stockholders to vote in favor of the proposed transaction and against any competing transaction. These discussions were inconclusive.

    On the morning of September 7, 1997, Mr. Lee received two telephone calls from Mr. Dayton. During the first call, Mr. Dayton indicated that IBM was comfortable offering $14.00 per share subject to satisfactory resolution of other transaction terms. Mr. Lee responded that $14.00 a share was not a price that the Unison Board would likely accept. During the second call, Mr. Dayton indicated that IBM might entertain a price in excess of $14.00 per share. During each call, Mr. Dayton indicated that IBM would require that the proposed stockholder agreement be entered into by each of Mr. Lee and Mr. Casteel and possibly other key Unison stockholders.

    On September 7, 1997, the Unison Board and representatives of WSGR and Goldman Sachs met by telephone. Mr. Lee and a representative of Goldman Sachs updated the Unison Board as to the results of their meeting with Messrs. Lindelow, Dayton and Colburn. Mr. Lee also advised the Unison Board of his conversations earlier that day. The representative of Goldman Sachs informed the Unison Board of a conversation that day with Mr. Colburn during which they discussed the general parameters of IBM's proposed merger agreement and IBM's desire to obtain the proposed stockholder agreement from at least Messrs. Lee and Casteel (both Unison directors and officers and the two largest holders of Unison Common Stock). The Unison Board then discussed the status of the negotiations and possible alternatives.

During these discussions, among other things, the Unison Board discussed Mr. Lee's concern that Unison could face significant difficulty in retaining its employees in the event a transaction with IBM or a third party was not consummated in the near term and that the ongoing search for a new Unison Chief Executive Officer had yet to generate an acceptable candidate. After discussion, the Unison Board then determined that it would propose a price of $15.00 per share to IBM, subject to satisfactory negotiation of the terms and conditions of a proposed merger agreement, with the proposed stockholder agreement and the non-competition agreements to be executed at the time the proposed merger agreement was executed.

    During the period from September 9, 1997 to September 12, 1997, representatives of Unison and IBM met together with their respective legal advisors and Goldman Sachs to continue due diligence and to negotiate definitive agreements providing for the proposed merger. In particular, IBM maintained that stockholders representing approximately 40% of the outstanding shares of Unison Common Stock should enter into the proposed stockholder agreement and that key members of Unison management should enter into non-competition agreements with IBM. Representatives of Unison informed representatives of IBM that Messrs. Lee and Casteel (the two largest Unison stockholders, with approximately 31% of the outstanding Unison Common Stock) were willing to execute the proposed stockholder agreement. It was tentatively agreed that the Unison Board would approve, for purposes of Section 203 of the DGCL, the proposed stockholder agreement and the acquisition by IBM in open market purchases of such number of additional shares of Unison Common Stock as would constitute (when taken together with the shares of Unison Common Stock subject to the proposed stockholder agreement) 40% of the fully diluted number of shares of Unison Common Stock (the "Open Market Purchases").

    On the afternoon of September 12, 1997, the Unison Board and representatives of WSGR and Goldman Sachs met at WSGR's offices in Palo Alto, California. At this meeting, representatives of WSGR reviewed with the Unison Board the principal terms of the proposed merger agreement and the related agreements including, without limitation, the likely tax treatment of the proposed merger, the conditions to the proposed merger, the termination rights of the parties under the merger agreement and the situations under which a breakup fee would be payable by Unison. Representatives of WSGR also reviewed the provisions of the proposed stockholder agreement (including, without limitation, the requirement that such agreement be executed by both Messrs. Lee and Casteel) and the proposed agreement with respect to the Open Market Purchases. A discussion of the foregoing terms, the circumstances under which they would be relevant and the implications thereof followed.

    At that afternoon meeting, the Unison Board and representatives of WSGR and Goldman Sachs reviewed the history of the negotiations between IBM and Unison. Among other things, the Unison Board also discussed Unison's results for the most recently ended fiscal quarter and the challenges that Unison might face in the future in achieving its internal revenue and income plan, particularly if Unison were unable to attract and retain sufficient numbers of sales and marketing and technical personnel. The Unison Board also noted that Unison had yet to identify a suitable replacement candidate for Chief Executive Officer. Following this discussion, Goldman Sachs also discussed certain information concerning the potential acquisition.

    On the evening of September 12, 1997, representatives of IBM and Unison reached agreement as to the form of the definitive Merger Agreement, Stockholder Agreement and Noncompetition Agreements (as defined herein) for presentation to the Unison Board. At this time, the Unison Board, together with representatives of WSGR and Goldman Sachs, held a telephonic board meeting with all directors present. At this meeting, Goldman Sachs delivered its oral opinion that as of such date the Merger Consideration to be received by holders of Unison Common Stock pursuant to the Merger Agreement was fair to such stockholders (which opinion was subsequently confirmed in writing). The Unison Board then unanimously voted to approve the Merger Agreement, the Merger, the Stockholder Agreement, the Open Market Purchases and the Noncompetition Agreements and the transactions contemplated thereby.

    As of September 12, 1997, representatives of IBM, Merger Sub and Unison executed the Merger Agreement, the Stockholder Agreement and the Noncompetition Agreements.

    Prior to the opening of the market on September 15, 1997, Unison and IBM issued a joint news release announcing the Merger.

RECOMMENDATION OF THE UNISON BOARD AND REASONS FOR THE MERGER

    THE UNISON BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT, HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, UNISON AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF UNISON COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    The Unison Board's decision to approve the Merger and the Merger Agreement was based in significant part upon the Board's view that a business combination with IBM offered the best alternative to its stockholders. Unison's products consist of utility products which integrate with systems/network management frameworks, such as Tivoli's TME 10 product. The Unison Board expects that Unison will face increasing competition in an already competitive environment as systems/network management framework vendors (such as Tivoli and Computer Associates) expand their suite of offered products through acquisition and/or internal development to include utility products (such as workload scheduling management and storage management) and as customers increasingly seek to purchase total solutions from a limited number of vendors. Many of these systems/network management framework vendors and other Unison competitors have greater resources than Unison. In addition, Unison's continued growth, particularly as an independent entity, would be contingent on, among other things, its ability to attract and retain qualified senior management and sufficient levels of sales and marketing and technical personnel. In recent periods, Unison has had difficulty in attracting and retaining senior management candidates and adequate levels of other employees. Tivoli and Unison have a historical strategic relationship, and Tivoli and IBM are viewed by Unison as well managed companies.

    In addition to the foregoing, Unison identified several other potential strategic benefits of the Merger that Unison believes will contribute to the success of the Merger. The Unison Board believes that many of these benefits are unique to a combination with IBM/Tivoli. These potential benefits include:

        (i) the similar cultures of Unison and Tivoli;

        (ii) the opportunity for Unison to leverage IBM's significantly greater financial resources and IBM's reputation;

       (iii) the potential to provide a broader and more complete product offering of systems management and other utility products;

        (iv) the ability to enter the customer's purchasing cycle sooner (selection of utility products in most cases occurs after selection of the systems/network management framework);

        (v) the potential realization of synergies and cost savings associated with combining the underlying technologies of Unison and Tivoli;

        (vi) the opportunity to greatly increase the available sales force to market Unison's products by marketing such products through IBM/Tivoli's extensive sales force;

       (vii) the opportunity to broaden and expand Unison's international distribution channels by using IBM/Tivoli's extensive sales and distribution presence; and

      (viii) the opportunity to market Unison's products to a larger and generally different installed base of Tivoli customers.

    Unison further evaluated the merits of a transaction which offers its stockholders a choice of cash or shares of IBM Common Stock in a tax-free reorganization. With respect to IBM's Common Stock, Unison also concluded that it represents a more liquid investment than Unison Common Stock and is followed by a much greater number of stock analysts.

    In the course of its deliberations, the Unison Board reviewed a number of other factors relevant to the Merger. In particular, the Unison Board considered, among other things: (i) the proposed terms of the Merger and the Merger Agreement, (ii) the likelihood of realizing superior benefits through alternative business strategies; (iii) the likelihood of consummating a business combination with a third party that would yield value to Unison's stockholders in excess of the value that Unison's stockholders would receive in the Merger (which factor, together with the factor described in clause (iv), the Unison Board evaluated in light of, among other things, the effect of the Stockholder Agreement on the likelihood of an alternative transaction); (iv) Unison's right under the Merger Agreement to terminate the Merger Agreement in the event that it receives a takeover proposal superior to the Merger; (v) information concerning IBM's and Unison's respective businesses, historical financial performances, operations and products, including public SEC and analysts' reports and the due diligence reports from Unison's management and financial advisors; (vi) an analysis of trading prices for Unison Common Stock as compared to certain other system management software companies; (vii) the compatibility of the management and businesses of Unison and Tivoli; and (viii) the detailed financial analysis presented by Goldman Sachs, including the opinion of Goldman Sachs that as of the date of such opinion the Merger Consideration to be received by Unison's stockholders pursuant to the Merger Agreement was fair to such stockholders.

    The Unison Board also considered certain risks arising in connection with the Merger, including (i) the potential disruption of Unison's business that might result from employee and customer uncertainty and lack of focus following announcement of the Merger and in connection with integrating the operations of Unison and Tivoli; (ii) the possibility that the Merger might not be consummated; (iii) the effects of the public announcement of the Merger on Unison's sales and operating results and its ability to attract and retain key management, marketing and technical personnel; (iv) the risk that the announcement of the Merger could result in decisions by customers to cancel or delay purchases of Unison products; and (v) the risk that the other benefits sought to be achieved by the Merger will not be achieved. In the view of the Unison Board, these considerations were not sufficient, either individually or in the aggregate, to outweigh the advantages of the Merger.

    The foregoing discussion of the information and factors considered by the Unison Board is not intended to be exhaustive but is believed to include all material factors considered by the Unison Board. In view of the wide variety of factors, both positive and negative, considered by the Unison Board, the Unison Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. After taking into consideration all of the factors set forth above, the Unison Board continues to believe that the Merger is in the best interests of Unison and its stockholders and continues to recommend approval and adoption of the Merger Agreement and approval of the Merger.

OPINION OF FINANCIAL ADVISOR

    On September 12, 1997, Goldman Sachs delivered its oral opinion to the Unison Board that, as of such date, the Merger Consideration to be received by holders of Unison Common Stock pursuant to the Merger Agreement was fair to such holders. Goldman Sachs subsequently confirmed its oral opinion by delivery of a written opinion dated September 12, 1997.

    THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED SEPTEMBER 12, 1997, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS ANNEX III AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF SHARES OF UNISON COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. SUCH OPINION WAS PROVIDED FOR THE INFORMATION AND ASSISTANCE OF THE UNISON BOARD IN CONNECTION WITH THE TRANSACTION

CONTEMPLATED BY THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY HOLDER OF SHARES OF UNISON COMMON STOCK SHOULD VOTE WITH RESPECT TO SUCH TRANSACTION.

    In connection with its opinion, Goldman Sachs reviewed, among other things,
(i) the Merger Agreement; (ii) the Stockholder Agreement; (iii) Annual Reports to Stockholders and Annual Reports on Form 10-K of Unison for the two fiscal years ended May 31, 1997; (iv) Annual Reports to Stockholders and Annual Reports on Form 10-K of IBM for the five years ended December 31, 1996; (v) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Unison and IBM; (vi) certain other communications from Unison and IBM to their respective stockholders; and (vii) certain internal financial analyses and forecasts (the "Forecasts") for Unison prepared by its management. Goldman Sachs also held discussions with members of the senior managements of Unison and IBM regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for the shares of Unison Common Stock and the shares of IBM Common Stock, compared certain financial and stock market information for Unison and IBM with similar information for certain other publicly traded companies, reviewed the financial terms of certain recent business combinations in the software industry and performed such other studies and analyses as it considered appropriate.

    Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. The Unison Board advised Goldman Sachs, and for purposes of rendering its opinion Goldman Sachs assumed, that Unison faces significant risks and uncertainties in achieving the Forecasts. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Unison and was not furnished with any such evaluation or appraisal.

    The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its oral opinion to the Unison Board on September 12, 1997 and its written opinion dated September 12, 1997.

    (i) STOCK PRICE AND TRADING VOLUME HISTORY. Goldman Sachs reviewed the daily historical closing prices and trading volumes for the shares of Unison Common Stock from July 21, 1995 to September 10, 1997, the daily historical closing prices and trading volumes of shares of IBM Common Stock from September 10, 1996 to September 10, 1997 and the weekly historical closing prices and trading volumes of shares of IBM Common Stock from September 9, 1994 to September 5, 1997. Goldman Sachs also reviewed the volume of shares of Unison Common Stock traded at various prices during the periods one month, six months and one year prior to September 10, 1997 and for the period from July 21, 1995 to September 10, 1997. In addition, Goldman Sachs reviewed the relationship between movements in the price of shares of Unison Common Stock and a composite index comprised of the following systems management software companies: Axent Technologies, Inc., Legato Systems, Inc., New Dimension Software Ltd., Platinum Technology, Inc. and Veritas Software Corporation.

    (ii) ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. In order to provide contextual data and comparative market information, Goldman Sachs reviewed and compared selected financial information relating to Unison to corresponding financial information, ratios and public market multiples for seven publicly traded systems management applications software companies: Axent Technologies, Inc., BMC Software, Inc., Boole & Babbage, Inc., Legato Systems, Inc., New Dimension Software Ltd., Platinum Technology, Inc. and Veritas Software Corporation (the "Selected Companies").

    Goldman Sachs calculated and compared various financial multiples and ratios for Unison and the Selected Companies, including the growth rate in latest quarter revenue as compared to one year prior, market capitalization as a multiple of annualized latest quarter revenue (the "Revenue Multiple"), net margins for the most recent fiscal quarter, estimated earnings per share ("EPS") for calendar years 1997 and 1998, estimated five-year growth rates in EPS as compiled by the Institutional Broker's Estimate Service ("IBES"), price-earnings ratios calculated based on estimated 1997 and 1998 earnings and the ratio of estimated 1998 price-earnings ratios to the estimated five year EPS growth rate compiled by IBES. The multiples and ratios for Unison were calculated using a price per share of Unison Common Stock of $12.00 (the closing price of the Unison Common Stock on September 8, 1997) and the Forecasts provided by its management as well as earnings estimates made by research analysts and compiled by IBES, and the multiples and ratios for each of the Selected Companies were calculated based on the most recent publicly-available financial information for such companies and earnings estimates made by research analysts and compiled by IBES.

    Goldman Sachs' analysis yielded a median growth rate in latest quarter revenue from one year prior for the Selected Companies of 35.8% (with a range of from 10.8% to 82.1%) compared to 23.8% for Unison and a median net margin for the Selected Companies of 19.2% (with a range of from 2.7% to 29.5%) compared to 15.2% for Unison. Goldman Sachs' analysis of the Selected Companies yielded Revenue Multiples with a median of 7.0x (and a range of from 2.6x to 11.6x), compared to 2.9x for Unison. Goldman Sachs' analysis of estimated price-earnings ratios for the Selected Companies for calendar year 1997 yielded a median of 46.1x (and a range of from 21.1x to 77.3x) and for calendar year 1998 yielded a median of 27.5x (and a range of from 17.0x to 51.1x), compared to estimates for Unison of 24.2x and 15.1x for calendar years 1997 and 1998, respectively, based on estimates provided by Unison's management, and estimates for Unison of 24.5x and 18.2x for calendar years 1997 and 1998, respectively, based on IBES estimates. Estimated forward five-year EPS growth rates for the Selected Companies had a median of 30.0% (and a range of from 23.0% to 50.0%) compared to 30.0% for Unison. The ratio of the 1998 estimated price-earnings ratio (calculated using 1998 earnings estimates compiled by IBES) to the IBES estimated five year growth rate for the Selected Companies had a median of 0.9x (and a range of from 0.6x to 1.2x) compared to 0.6x for Unison.

    (iii) PRESENT VALUE OF FUTURE SHARE PRICE ANALYSIS. Goldman Sachs calculated the present value of the potential future price of shares of Unison Common Stock as of August 15, 1998 discounted one year at discount rates of from 10% to 60%. The potential future share price as of August 15, 1998 was calculated based on estimated calendar year 1999 EPS (as estimated utilizing IBES compilations and estimates by Unison's management) and assumed forward price-earnings multiples of between 14.0x and 24.0x. Goldman Sachs utilized IBES compilations of research analysts' estimates to estimate 1999 EPS by increasing the IBES median 1998 EPS estimate of $0.66 at the IBES median five year growth rate of 30.0%. Goldman Sachs calculated present values of potential future share prices ranging from $9.98 to $24.87 (using Unison management's estimate of calendar year 1999 EPS) and from $7.53 to $18.76 (using the estimate based on the IBES compilations).

    (iv) SELECTED TRANSACTIONS ANALYSIS. Goldman Sachs analyzed information relating to 44 selected transactions in the computer software industry since 1991 (the "Selected Transactions"). Goldman Sachs reviewed the premium paid over the market value of the stock of the acquired company and the aggregate consideration paid for the acquired company as a multiple of sales and earnings before interest and taxes ("EBIT") and the equity consideration paid for the acquired company as a multiple of net income and projected net income, each for the latest reported twelve months.

    For the Selected Transactions, the median of the premium paid over the market value of the stock was 36.2%, with a high of 124.0% and a low of a 5.7% discount to the market price. The premium represented by the Stock Consideration and Cash Consideration is 7.1%, 16.1%, and 21.1% over the market price of Unison Common Stock one day, one week and one month prior to the announcement of the transaction.

    For the Selected Transactions the medians of the aggregate consideration paid as a multiple of sales and EBIT and the equity consideration paid as a multiple of net income and projected net income were 6.5x (with a range of from 0.6x to 29.1x), 45.4x (with a range of from 13.9x to 237.8x), 65.9x (with a range of from 9.5x to 193.5x) and 34.2x (with a range of from 11.5x to 103.3x), respectively.

    (v) PRO FORMA MERGER ANALYSIS. Goldman Sachs considered pro forma analyses of the effect of the Merger on estimated 1997 and 1998 EPS of IBM. Goldman Sachs performed such analyses using a price per share of IBM Common Stock of $97.00 (the closing price on September 10, 1997), estimates published by Goldman Sachs research analysts of 1997 and 1998 EPS for IBM and estimates of 1997 and 1998 EPS for Unison prepared by Unison's management and converted to a calendar-year basis. At a transaction price per share of Unison Common Stock of $15.00, the pro forma analyses indicated that the Merger would result in estimated dilution of 0.2% and 0.1% in IBM's estimated 1997 and 1998 EPS, respectively, and that pre-tax synergies of $14.2 million and $9.8 million would be required to eliminate such dilution in 1997 and 1998, respectively, compared to estimates provided by Unison's management of potential pre-tax synergies of $51.3 million annually from incremental sales of Unison's products through IBM's salesforce.

    (vi) ANALYSIS AT VARIOUS PRICES. Goldman Sachs calculated alternative values for the aggregate equity consideration based upon an aggregate transaction consideration ranging from $12.00 to $18.00 per share of Unison Common Stock and assuming the exercise of all outstanding stock options. Those calculations yielded aggregate equity consideration values ranging from $146.8 million to $224.0 million for Unison, with a value of $185.4 million assuming transaction consideration of $15.00 per share of Unison Common Stock, and aggregate enterprise values (defined as aggregate equity value plus debt less cash and marketable securities) of from $120.9 million to $198.1 million, with a value of $159.5 million assuming transaction consideration of $15.00 per share. Goldman Sachs considered enterprise value as a multiple of actual fiscal 1997 and estimated fiscal 1998 revenues and operating income and equity value as a multiple of actual fiscal 1997 and estimated fiscal 1998 net income. The multiples and ratios for Unison for fiscal 1997 were based on publicly available information, and for fiscal 1998 were based on estimates provided by Unison's management.

    Such analysis indicated that for a transaction consideration of $15.00 per share of Unison Common Stock, multiples of enterprise value to actual fiscal 1997 and estimated fiscal 1998 revenues were 4.0x and 2.7x, respectively; multiples of enterprise value to actual fiscal 1997 and estimated fiscal 1998 operating income were 20.3x and 12.5x, respectively; and multiples of equity value to actual fiscal 1997 and estimated fiscal 1998 net income were 34.2x and 21.6x, respectively.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs did not attribute any particular weight to any analysis or factor considered by it; rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment, after considering the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to Unison or IBM or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs providing its opinion to the Unison Board as to the fairness to holders of Unison Common Stock of the Merger Consideration to be paid by IBM pursuant to the Merger Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Unison, IBM, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

    As described above, Goldman Sachs' opinion to the Unison Board was one of many factors taken into consideration by the Unison Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex III hereto.

    Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Unison selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger.

    Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Unison and/or IBM for its own account and for the account of customers. Goldman Sachs is familiar with Unison having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement. Goldman Sachs has also provided certain investment banking services to IBM from time to time, including having acted as lead agent for certain public offerings of debt securities of IBM, and may provide investment banking services to IBM in the future. In the course of its trading activities, Goldman Sachs accumulated a net long position as of September 12, 1997 of 182,041 shares of IBM Common Stock. In addition, Goldman Sachs has extended revolving credit to an affiliate of IBM in the amount of $200 million.

    Pursuant to a letter agreement dated August 8, 1997 (the "Engagement Letter"), Unison engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of all or a portion of Unison to IBM or any of its affiliates or to another purchaser. Pursuant to the terms of the Engagement Letter, Unison agreed to pay Goldman Sachs a fee upon the consummation of a transaction resulting in the sale of 50% or more of Unison's outstanding Common Stock (including such a sale accomplished through a merger) of (i) $625,000, plus (ii) 7.50% of any incremental aggregate consideration paid as a result of the price per share paid for Unison Common Stock being in excess of $15.00 and up to $16.00, plus (iii) 5.00% of any incremental aggregate consideration paid as a result of the price per share paid for Unison Common Stock being in excess of $16.00. As a result of the Merger, the fee payable to Goldman Sachs will be $625,000. Unison has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

EFFECTIVE TIME

    The Merger will become effective at such time as a Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as is specified in such Certificate of Merger. The Merger Agreement provides that IBM and Unison will cause a Certificate of Merger to be filed as soon as practicable on or after the Closing Date. See "THE MERGER AGREEMENT-- Conditions to the Consummation of the Merger."

MERGER CONSIDERATION

    At the Effective Time, each Outstanding Unison Share will be converted into the right to receive cash (subject to proration), shares of IBM Common Stock, or, in certain circumstances relating to a Cash Election, a combination of both cash and IBM Common Stock. Each Unison stockholder will have the opportunity to indicate, on an Election Form, whether such stockholder wishes to make a Stock Election or a Cash Election with respect to each share of Unison Common Stock held by such stockholder. If a holder of Unison Common Stock does not make a Cash Election or a Stock Election, or properly revokes an Election Form without timely submitting a revised, properly completed Election Form, such Unison stockholder will be deemed to have made a Cash Election. If the aggregate amount of cash requested by stockholders of Unison pursuant to effective or deemed Cash Elections exceeds the Cash Cap, the allocation of cash and shares of IBM Common Stock that a stockholder of Unison may receive for each share that is subject to a Cash Election will depend on the proration procedures to be applied as described below.

    Stockholders of Unison who make an effective "Stock Election" will receive, without any proration or other similar limitation, for each share of Unison Common Stock for which such election is made, a number of shares of IBM Common Stock equal to a fraction, the numerator of which is $15 and the denominator of which is the IBM Common Stock Price. The "IBM Common Stock Price" is an amount equal to the average of the closing sales price of IBM Common Stock on the NYSE Tape on each of the 10 consecutive trading days immediately preceding the second trading day prior to the Effective Time. Stockholders of Unison who make a "Cash Election" will receive (subject to the proration procedures described below) for each share of Unison Common Stock for which such election is made, or deemed to have been made, an amount in cash equal to $15.

    In the event that the Requested Cash Amount exceeds the Cash Cap, each such holder will receive, for each share of Unison Common Stock for which a Cash Election has been made or deemed to have been made, (x) cash in an amount equal to the product of (1) the Cash Consideration and (2) a fraction, the numerator of which is the Cash Cap and the denominator of which is the Requested Cash Amount and (y) a number of shares of IBM Common Stock equal to a fraction, the numerator of which is equal to the Cash Consideration minus the Prorated Cash Amount and the denominator of which is the IBM Common Stock Price. The Cash Cap is equal to the product of (x) $15 and (y) the number of Outstanding Unison Shares and (z) 0.5. The Outstanding Unison Shares are the shares of Unison Common Stock outstanding immediately prior to the Effective Time, other than, in each case at such time, (i) shares of Unison Common Stock owned by Unison or its subsidiaries and (ii) two times the sum of the number of the shares of Unison Common Stock owned by IBM or its subsidiaries and the number of Dissenting Shares.

    An Election Form is being mailed together with this Proxy Statement/Prospectus. Record holders of Unison Common Stock will have the right to submit Election Forms specifying the number of shares of Unison Common Stock that such holders desire to have converted into Stock Consideration and the number of shares of Unison Common Stock that such holders desire to have converted, subject to the proration procedures described above, into the Cash Consideration. The Exchange Agent for the payment of the Merger Consideration in connection with the Merger will be First Chicago Trust Company of New York. In order for a Stock Election to be effectively made, a properly completed and signed Election Form must be received by the Exchange Agent, together with the certificates for shares of Unison Common Stock to which such Election Form relates, at the Exchange Agent's designated office (as set forth in the Election Form enclosed herewith), by 5:00 p.m., New York City time, on the Election Date. See "THE MERGER--Election Procedure; Exchange Procedures."

ELECTION PROCEDURE; EXCHANGE PROCEDURES

    ANY ELECTION TO RECEIVE THE STOCK CONSIDERATION WILL HAVE BEEN PROPERLY MADE ONLY IF THE EXCHANGE AGENT HAS RECEIVED AT ITS DESIGNATED OFFICE (AS SET FORTH IN THE ELECTION FORM ENCLOSED HEREWITH), BY 5:00 P.M., NEW YORK CITY TIME, ON THE ELECTION DATE, AN ELECTION FORM PROPERLY COMPLETED AND SIGNED AND ACCOMPANIED BY THE CERTIFICATES FOR THE SHARES OF UNISON COMMON STOCK (THE "CERTIFICATES") TO WHICH SUCH ELECTION FORM RELATES, DULY ENDORSED IN BLANK OR OTHERWISE IN FORM ACCEPTABLE FOR TRANSFER ON THE BOOKS OF UNISON (OR BY AN APPROPRIATE GUARANTEE OF DELIVERY OF SUCH CERTIFICATES AS SET FORTH IN SUCH ELECTION FORM FROM A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL SECURITIES EXCHANGE OR OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., OR A COMMERCIAL BANK OR TRUST COMPANY HAVING AN OFFICE OR CORRESPONDENT IN THE UNITED STATES, PROVIDED SUCH CERTIFICATES ARE IN FACT DELIVERED TO THE EXCHANGE AGENT WITHIN THREE NYSE TRADING DAYS AFTER THE DATE OF EXECUTION OF SUCH GUARANTEE OF DELIVERY).

    Any holder of Unison Common Stock who has made an election by submitting an Election Form to the Exchange Agent may, at any time prior to (i) 5:00 p.m., New York time, on the Election Date or (ii) 60 days after the date the Proxy Statement/Prospectus is first mailed to holders of Unison Common Stock, if the Effective Time has not yet occurred by such date, change such holder's election by submitting a revised Election Form, properly completed and executed and received by the Exchange Agent prior to the Election Date or revoke his election by written notice to the Exchange Agent and withdraw his Certificates representing shares of Unison Common Stock deposited with the Exchange Agent. In addition, all Election Forms will be automatically revoked if the Exchange Agent is notified in writing by IBM and Unison that the Merger has been abandoned. If an Election Form is revoked, the Certificate or Certificates (or guarantees of delivery, as appropriate) for the shares of Unison Common Stock to which such Election Form relates will be promptly returned to the Unison stockholder submitting the same to the Exchange Agent.

    The good faith determination of the Exchange Agent as to whether or not elections to receive the Stock Consideration have been properly made or revoked pursuant to the election provisions described above with respect to shares of Unison Common Stock and when elections and revocations were received by it will be binding. If no Election Form is received with respect to shares of Unison Common Stock, or if the Exchange Agent determines that any election to receive Stock Consideration was not properly made with respect to any shares of Unison Common Stock, a Cash Election will be deemed to have been made with respect to such shares and such shares will be exchanged in the Merger for Cash Consideration (subject to proration). In addition, for purposes of calculating the Requested Cash Amount, each holder of shares of Unison Common Stock who has delivered a demand for appraisal of such holder's shares will be deemed to have made a Cash Election with respect to such shares. The Exchange Agent will also make all computations as to the proration provisions relating to the Cash Consideration (which computation will be made as soon as practicable following the third NYSE trading day after the Election Date), and absent manifest error any such computation will be conclusive and binding on the holders of shares of Unison Common Stock. The Exchange Agent may, with the mutual agreement of IBM and Unison, make such rules as are consistent with the provisions described in the foregoing paragraphs for the implementation of the elections described herein and as are necessary or desirable fully to effect such elections.

    If, after the Effective Time, a holder of Dissenting Shares has failed to perfect or has effectively withdrawn or lost his right to appraisal and payment, such holder's shares will be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive for each such share the amount in cash (and, if applicable, the number of shares of IBM Common Stock), without interest, that a holder of a share (a "Non-dissenting Share") of Unison Common Stock who had made or had been deemed to have made a Cash Election with respect to such Non-dissenting Share prior to the Election Date would have received with respect to such Non-dissenting Share (PROVIDED that no adjustment will be made to the proration computation (if any) made following the Election Date to give effect to the withdrawal of, or the failure to perfect, the demand for appraisal with respect to such Dissenting Shares).

    DIVIDENDS. No dividends or other distributions with respect to IBM Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of IBM Common Stock represented thereby and no cash payment in lieu of fractional shares will be paid to any such holder until the holder of record of such Certificate surrenders such Certificate. Following surrender of any such Certificate, there will be paid to the record holder of the certificate representing whole shares of IBM Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of IBM Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of IBM Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender, and a payment date subsequent to such surrender, payable with respect to such whole shares of IBM Common Stock.

    NO FURTHER OWNERSHIP RIGHTS IN UNISON COMMON STOCK. The Merger Consideration issued upon the surrender for exchange of shares of Unison Common Stock in accordance with the terms of the Merger Agreement (including any cash paid) will be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Unison Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Unison on such shares of Unison Common Stock in accordance with the terms of the Merger Agreement or prior to the date of the Merger Agreement and which remain unpaid at the Effective Time, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Unison Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they will be canceled and exchanged as described herein.

    NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of IBM Common Stock will be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of IBM. Each holder of shares of Unison Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of IBM Common Stock (after taking into account all Certificates delivered by such holder) will receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fraction of a share of IBM Common Stock multiplied by the IBM Common Stock Price.

    EXCHANGE PROCEDURES. As of the Effective Time, IBM will deposit with the Exchange Agent for the benefit of the holders of shares of Unison Common Stock, for exchange in accordance with the Merger Agreement, through the Exchange Agent, the cash and certificates representing the shares of IBM Common Stock constituting the Merger Consideration issuable in exchange for outstanding shares of Unison Common Stock.

    Following the Effective Time, the Exchange Agent will send a transmittal form to each holder of a Certificate (other than holders of Certificates who have properly submitted Election Forms to the Exchange Agent). The transmittal form will contain instructions with respect to the surrender of the Certificates in exchange for the Merger Consideration. EXCEPT FOR CERTIFICATES SURRENDERED WITH AN ELECTION FORM AS DESCRIBED ABOVE, UNISON STOCKHOLDERS SHOULD NOT FORWARD CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. Each holder of an outstanding Certificate or Certificates will, upon surrender to the Exchange Agent of such Certificate or Certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of IBM Common Stock, if any, and the amount of cash, if any, into which the aggregate number of shares of Unison Common Stock previously represented by such Certificate or Certificates surrendered have been converted pursuant to the Merger Agreement. The Exchange Agent will accept surrendered Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose in accordance with normal exchange practices. If any certificate for IBM Common Stock is to be issued in, or if cash is to be remitted to, a name other than that in which the Certificate surrendered for exchange is registered, the Certificate so surrendered must be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and the person requesting such exchange must pay to IBM or its transfer agent any transfer or other taxes required by reason of the issuance of Certificates for IBM Common Stock in a name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of IBM or its transfer agent that such tax has been paid or is not applicable. Until surrendered, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration upon effective surrender as described above. No interest will be paid or will accrue on any cash payable as Merger Consideration or in lieu of any fractional shares of IBM Common Stock.

STOCK EXCHANGE LISTING

    It is a condition to each party's obligation to effect the Merger that the shares of IBM Common Stock issuable to Unison stockholders pursuant to the Merger Agreement have been approved for listing on the NYSE, subject to official notice of issuance. To the extent the shares of IBM Common Stock issued pursuant to, and as a result of the transactions contemplated by, the Merger Agreement are treasury shares, such shares have been approved for listing on the NYSE.

EXPENSES

    The Merger Agreement provides that all fees and expenses incurred in connection with the Merger and the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with filing, printing and mailing this Proxy Statement/Prospectus and the Registration Statement will be shared equally by IBM and Unison.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion summarizes the material U.S. Federal income tax considerations of the Merger generally relevant to holders of Unison Common Stock assuming that the Merger is consummated as contemplated by this Proxy Statement/Prospectus. This discussion is based upon interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions and administrative rulings as of the date hereof, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. The discussion below does not address all Federal income tax consequences or any state, local or foreign tax consequences of the Merger. The tax treatment of a stockholder may vary depending upon the stockholder's particular situation, and certain stockholders (including dealers in securities or foreign currency, holders who acquire their Unison Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, tax-exempt entities, banks, thrifts, insurance companies, persons that hold Unison Common Stock as part of a "straddle", a "hedge", a "constructive sale" transaction or a "conversion transaction", persons that have a "functional currency" other than the U.S. dollar, investors in pass-through entities and persons who are neither citizens or resident of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States) may be subject to special rules not discussed below. This discussion also does not address the U.S. Federal income tax consequences of the Merger to holders of Unison Common Stock that do not hold such common stock as a capital asset within the meaning of Section 1221 of the Code.

    EACH UNISON STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS AND CHANGES IN APPLICABLE TAX LAWS.

    FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. Consummation of the Merger is conditioned upon the receipt of opinions of Wilson Sonsini Goodrich & Rosati, counsel to Unison, and Cravath, Swaine & Moore, counsel to IBM, as to the qualification of the Merger as a reorganization under Section 368(a) of the Code. Such opinions will be subject to various limitations and qualifications, and are based in part on certain representations made by IBM, Unison and certain Unison stockholders.

    No rulings have been or will be requested from the Internal Revenue Service (the "IRS") with respect to any of the matters discussed herein, and the opinions of counsel described above are not binding on the IRS.

    EXCHANGE OF UNISON COMMON STOCK SOLELY FOR IBM COMMON STOCK. Except as discussed below under "--CASH IN LIEU OF FRACTIONAL SHARES," a holder of Unison Common Stock who receives solely IBM Common Stock in exchange for Unison Common Stock will not recognize gain or loss upon such exchange. The aggregate tax basis of the IBM Common Stock received by such holder will be equal to the aggregate tax basis of the Unison Common Stock surrendered (excluding any portion of the holder's basis allocated to fractional shares) and the holding period of the IBM Common Stock will include the holding period of the Unison Common Stock surrendered.

    EXCHANGE OF UNISON COMMON STOCK SOLELY FOR CASH. Subject to the discussion below under "--ADDITIONAL CONSIDERATIONS--RECHARACTERIZATION OF GAIN AS A DIVIDEND," a holder of Unison Common Stock who receives solely cash in exchange for IBM Common Stock in the Unison Merger or pursuant to the exercise of appraisal rights under the DGCL will recognize capital gain or loss equal to the difference between the tax basis of the Unison Common Stock surrendered and the amount of cash received therefor. Gain or loss must be calculated separately for each block of Unison Common Stock (I.E., shares of Unison Common Stock acquired at the same time in a single transaction).

    EXCHANGE OF UNISON COMMON STOCK FOR A COMBINATION OF IBM COMMON STOCK AND CASH. Except as discussed below under "--CASH IN LIEU OF FRACTIONAL SHARES" and "--ADDITIONAL CONSIDERATIONS-- RECHARACTERIZATION OF GAIN AS A DIVIDEND," a holder of Unison Common Stock who receives a combination of IBM Common Stock and cash in exchange for Unison Common Stock (by reason of making a Cash Election with respect to some of such holders' Unison Common Stock and a Stock Election with respect to the rest or the application of proration to an effective Cash Election, including a deemed Cash Election) generally will recognize any capital gain realized in the transaction but will not recognize any loss realized in the transaction. The amount of capital gain that is recognized will be calculated separately for each block of Unison Common Stock surrendered, in an amount equal to the lesser of (i) the amount of gain realized in respect of such block (I.E., the excess of (a) the sum of the amount of cash and the far market value of IBM Common Stock received that is allocable to such block of Unison Common Stock over (b) the tax basis of such block) and (ii) the amount of cash received that is allocable to such block. The tax basis of the IBM Common Stock received in exchange for a block of Unison Common Stock will be equal to the tax basis of such surrendered block of Unison Common Stock, decreased by the amount of cash received in respect of such block and increased by the amount of gain recognized in respect of such block. The holding period of the IBM Common Stock will include the holding period of such block of Unison Common Stock surrendered.

    ADDITIONAL CONSIDERATIONS--RECHARACTERIZATION OF GAIN AS A DIVIDEND. With respect to a holder of Unison Common Stock that receives cash in connection with the Merger, it is possible that some or all the gain recognized by such holder could be treated as a dividend if the receipt of such cash in connection with the Merger has the effect of a dividend. In that case, the amount of cash received by such holder in connection with the Merger will be treated first, as a dividend to the extent of the such holder's allocable portion of accumulated earnings and profits; next, as a non-taxable return of capital to the extent of the holder's tax basis in its shares; and thereafter as a capital gain. To the extent such amount is taxable as a dividend, such dividend will be includable in the holder's gross income as ordinary income in its entirety, without reduction for the tax basis of the shares exchanged for cash, and no loss will be recognized. To the extent that cash received in exchange for shares is treated as a dividend to a corporate holder, (i) it may be eligible for a dividend-received deduction to the extent of any dividends received from IBM (subject to applicable limitations) and (ii) it will be subject to the "extraordinary dividend" provisions of the Code.

Corporate holders should consult their tax advisors concerning the availability of the dividend-received deduction and the application of the "extraordinary dividend" provisions of the Code.

    For purposes of determining whether the receipt of cash by a holder of Unison Common Stock in connection with the Merger has the effect of the distribution of a dividend, such holder should be treated for U.S. Federal income tax purposes as if he exchanged all his Unison Common Stock solely for IBM Common Stock and then IBM immediately redeemed (the "Deemed IBM Redemption") a portion of such IBM Common Stock in exchange for the cash such holder actually received in connection with the Merger. Generally, under that analysis, the receipt of cash by a holder in connection with the Deemed IBM Redemption will not be treated as a dividend if such Deemed IBM Redemption (i) results in a "complete termination" of such holder's equity interest in IBM, (ii) results in a "substantially disproportionate" redemption with respect to such holder or
(iii) is "not essentially equivalent to a dividend" with respect to such holder.
Section 302 applies attribution rules pursuant to which a holder is deemed to own any stock (i) owned by certain family members (except that in the case of a "complete termination" a holder may, under certain circumstances, waive attribution from family members), (ii) owned directly or indirectly by a partnership, estate or trust in proportion to such holder's partnership or beneficial interest, (iii) owned directly or indirectly by a corporation, if such holder owns, directly or indirectly, 50% of the value of the stock of such corporation, in proportion to such ownership and (iv) that the holder has the right to acquire by exercise of an option. Further, contemporaneous transactions (E.G., open market sales and purchases and employee stock option grants) may be taken into account.

    The Deemed IBM Redemption will result in a substantially disproportionate redemption with respect to a holder if the percentage of the then outstanding IBM Common Stock owned by such holder immediately after the Deemed IBM Redemption is less than 80% of the percentage of the IBM Common Stock owned by such holder immediately before the Deemed IBM Redemption. If the Deemed IBM Redemption fails to satisfy the "substantially disproportionate" test, the holder may nonetheless satisfy the "not essentially equivalent to a dividend" test. An exchange of IBM Common Stock for cash in connection with the Deemed IBM Redemption will satisfy the "not essentially equivalent to a dividend" test if it results in a "meaningful reduction" of the holder's equity interest in IBM.

    An exchange of IBM Common Stock for cash pursuant to the Deemed IBM Redemption that results in a reduction of the proportionate equity interest in IBM of a holder whose relative equity interest in IBM is minimal (an interest of less than 1% should satisfy this requirement) and who does not exercise any control over or participate in the management of the corporation's corporate affairs should be treated as "not essentially equivalent to a dividend."

    Because the application of the above-described tests depends upon each stockholder's particular circumstances, stockholders are urged to consult their own tax advisors regarding the tax consequences of the Deemed IBM Redemption.

    FEDERAL INCOME TAX CONSIDERATIONS IN CHOOSING AN ELECTION. If a stockholder of Unison who makes (or is deemed to make) an effective Cash Election for all such stockholder's Unison Common Stock receives IBM Common Stock as a result of the proration procedures, the tax consequences will be the same as those for a stockholder who makes a Cash Election with respect to some of its shares of Unison Common Stock and a Stock Election with respect to the rest.

    The actual Federal income tax consequences to each Unison stockholder of making a Cash Election will not be ascertainable at the time the election is made because stockholders of Unison will not know at such time if, or to what extent, the proration procedures described above will apply. Accordingly, stockholders are urged to consult their own tax advisors before making an election in connection with the Merger.

    CASH IN LIEU OF FRACTIONAL SHARES. A holder of Unison Common Stock who receives cash in lieu of fractional shares of IBM Common Stock will be treated as having received such fractional shares pursuant to the Merger and then as having exchanged such fractional shares for cash in a redemption by IBM. Any gain or loss attributable to fractional shares generally will be capital gain or loss. The amount of such gain or loss will be equal to the difference between the ratable portion of the tax basis of the Unison Common Stock surrendered in the Merger that is allocated to such fractional shares and the cash received in lieu thereof.

    CAPITAL GAIN OR LOSS. Any capital gain or loss recognized by a stockholder in connection with the transfer of Unison Common Stock pursuant to the Merger generally will constitute long-term capital gain or loss if such Unison Common Stock has been held by such stockholder for more than 12 months as of the Effective Time. Generally, long-term capital gain will be subject to U.S. Federal income tax at a 28% rate if the underlying Unison Common Stock has been held for more than 12 months but not more than 18 months as of the Effective Time. If the underlying Unison Common Stock has been held for more than 18 months as of the Effective Time, however, any long-term capital gain generally will be subject to U.S. Federal income tax at a 20% rate.

    REPORTING REQUIREMENTS. Each holder of Unison Common Stock that receives IBM Common Stock in the Unison Merger will be required to retain records and file with such holder's U.S. Federal income tax return a statement setting forth certain facts relating to the Merger.

    BACKUP WITHHOLDING. Unless a stockholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury regulations promulgated thereunder, such stockholder may be subject to a 31% backup withholding tax with respect to any cash payments received pursuant to the Merger. Stockholders should consult their brokers to ensure compliance with such procedures.

    TO PREVENT BACKUP FEDERAL INCOME TAX WITHHOLDING WITH RESPECT TO CASH PAYMENTS TO CERTAIN STOCKHOLDERS IN CONNECTION WITH THE MERGER, EACH STOCKHOLDER MUST PROVIDE THE EXCHANGE AGENT WITH SUCH STOCKHOLDER'S CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY THAT SUCH STOCKHOLDER IS NOT SUBJECT TO BACKUP FEDERAL INCOME TAX WITHHOLDING BY COMPLETING THE SUBSTITUTE W-9 IN THE ELECTION FORM. IF BACKUP WITHHOLDING APPLIES WITH RESPECT TO A STOCKHOLDER, THE EXCHANGE AGENT IS REQUIRED TO WITHHOLD 31% OF ANY PAYMENTS MADE TO SUCH STOCKHOLDER.

    THIS FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION ONLY AND MAY NOT ADDRESS ALL TAX CONSIDERATIONS THAT MAY BE SIGNIFICANT TO A HOLDER OF UNISON COMMON STOCK. ALL UNISON STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING ALL FOREIGN, STATE AND LOCAL TAX CONSEQUENCES.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Unison Board with respect to the approval and adoption of the Merger Agreement and the transactions contemplated thereby, stockholders of Unison should be aware that certain members of the management of Unison and the Unison Board may have certain interests in the Merger that are different from, or in addition to, the interests of Unison stockholders generally.

    GENERAL. Merger Sub will be the Surviving Corporation in the Merger and, following the Merger, will succeed to and assume all the rights and obligations of Unison. The officers of Unison will be the officers of the Surviving Corporation. Following the Merger, the current directors of Unison will not be directors of the Surviving Corporation. As of the Record Date, directors and executive officers of Unison and their affiliated entities owned (i) 3,917,174 shares of Unison Common Stock for which they will receive the same consideration as other Unison stockholders and (ii) unexercised Stock Options to acquire 179,376 shares of Unison Common Stock, which will be treated as described below under "--UNISON STOCK OPTIONS."

    UNISON STOCK OPTIONS. Under the terms of the Merger Agreement, each outstanding Stock Option will be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Stock Option, the number of shares of IBM Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Unison Common Stock subject to the Stock Option by the Exchange Ratio, at a price per share of IBM Common Stock (rounded up to the nearest whole cent) equal to (a) the aggregate exercise price for the shares of Unison Common Stock otherwise purchasable pursuant to the Stock Option divided by (b) the aggregate number of shares of IBM Common Stock deemed purchasable pursuant to such Stock Option.

    Pursuant to the terms of the Merger Agreement, all outstanding Stock Options granted under Unison's Stock Plans will be assumed by IBM on the same terms and conditions as the original grants, except that the number of shares and exercise price shall be adjusted as set forth in the preceding paragraph.

    Pursuant to the terms of the 1993 Director Stock Option Plan and the 1995 Stock Option Plan, all outstanding Stock Options held by current directors of Unison granted under such plans will become fully vested and exercisable following the Effective Date. At the Record Date, Stock Options to purchase an aggregate of 179,376 shares were outstanding under such plans.

    STOCKHOLDER AGREEMENT. Don H. Lee and Michael A. Casteel, in their capacities as stockholders, have entered into the Stockholder Agreement. The general effect of the Stockholder Agreement is to increase the likelihood that Stockholder Approval will be obtained. See "THE MERGER AGREEMENT--The Stockholder Agreement."

    INDEMNIFICATION PURSUANT TO THE MERGER AGREEMENT. IBM has agreed that, from and after the consummation of the Merger, IBM will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Unison pursuant to (i) each indemnification agreement in effect at such time between Unison and each person who is or was a director or officer of Unison at or prior to the Effective Time and (ii) any indemnification provisions under the Unison Certificate of Incorporation or Unison By-laws as each was in effect on the date of the Merger Agreement (such persons to be indemnified are referred to as, individually, the "Indemnified Party"). The Certificate of Incorporation and By-laws of the Surviving Corporation will contain the provisions with respect to indemnification and exculpation from liability set forth in the Unison Certificate of Incorporation and Unison By-laws on the date of the Merger Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party, except that IBM will not be required to maintain the Surviving Corporation's existence as a separate legal entity. Until the earlier to occur of (i) six years from the Effective Time and (ii) the expiration of the current term of Unison's directors' and officers' liability insurance policy (the "Unison Policy"), IBM will maintain in effect the Unison Policy (or, in lieu of maintaining such insurance, cause coverage to be provided under any policy maintained for the benefit of IBM or any of its subsidiaries or otherwise obtained by IBM, so long as the terms thereof are no less advantageous to the intended beneficiaries thereof than those of the Unison Policy), provided that in no event will IBM be required to expend in any one year, or maintain coverage in any one year costing an amount greater than, an amount in excess of 200% of the annual premiums most recently paid by Unison for such insurance.

APPRAISAL RIGHTS

    Holders of record of Unison Common Stock who comply with the applicable statutory procedures summarized herein may be entitled to appraisal rights under
Section 262 of the DGCL ("Section 262"). Unison reserves the right to challenge any assertion by any stockholder of Unison that appraisal rights under Section 262 are applicable to the Merger.

    A person having a beneficial interest in shares of Unison Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

    The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 which is reprinted in its entirety as Annex IV to this Proxy Statement/Prospectus. All references in Section 262 and in this summary to a

"stockholder" or "holder" are to the record holder of the shares of Unison Common Stock as to which appraisal rights may be asserted.

    Under the DGCL, holders of shares of Unison Common Stock who follow the procedures set forth in Section 262 may be entitled to have their Dissenting Shares appraised by the Delaware Chancery Court and to receive payment in cash of the "fair value" of such Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of Merger, together with a fair rate of interest, if any, as determined by such court.

    Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in such notice a copy of Section 262.

    This Proxy Statement/Prospectus constitutes such notice to the holders of Dissenting Shares and the applicable statutory provisions of the DGCL are attached to this Proxy Statement/Prospectus as Annex IV. Any stockholder who wishes to assert such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Annex IV carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

    A holder of Dissenting Shares wishing to exercise any appraisal right such holder may have must deliver to Unison prior to the vote on the Merger Agreement at the Special Meeting to be held on December 8, 1997, a properly executed written demand for appraisal of such holder's Dissenting Shares. Any such holder will not be entitled to make a Cash Election or Stock Election with respect to such holder's Dissenting Shares. A holder of Dissenting Shares wishing to exercise such holder's appraisal rights must be the record holder of such Dissenting Shares on the date the written demand for appraisal is made and must continue to hold such Dissenting Shares of record through the effective date of the Merger. Accordingly, a holder of Dissenting Shares who is the record holder of Dissenting Shares on the date the written demand for appraisal is made, but who thereafter transfers such Dissenting Shares prior to the consummation of the Merger, will lose any right to appraisal in respect of such Dissenting Shares.

    Only a holder of record of Dissenting Shares is entitled to assert appraisal rights for the Dissenting Shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates. If the Dissenting Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Dissenting Shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Dissenting Shares as nominee for several beneficial owners may exercise appraisal rights with respect to the Dissenting Shares held for one or more beneficial owners while not exercising such rights with respect to the Dissenting Shares held for other beneficial owners; in such case, the written demand should set forth the number of Dissenting Shares as to which appraisal is sought. When no number of Dissenting Shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. If a stockholder holds Dissenting Shares through a broker who in turn holds the shares through a central securities depositary nominee, such as Cede & Co., a demand for appraisal of shares must be made by or on behalf of the depositary nominee and must identify the depositary nominee as record holder. Stockholders who hold their Dissenting Shares in brokerage accounts or other nominee forms and who wish to assert appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

    All written demands for appraisal should be sent or delivered to Unison Software, Inc. at 5101 Patrick Henry Drive, Santa Clara, CA 95054, Attention:
Secretary.

    Within 10 days after the consummation of the Merger, the Surviving Corporation will notify each stockholder who has properly asserted appraisal rights under Section 262 of the date the Merger became effective.

    Within 120 days after the consummation of the Merger, but not thereafter, the Surviving Corporation or any stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Chancery Court demanding a determination of the fair value of the Dissenting Shares. The Surviving Corporation is under no obligation to and has no present intention to file a petition with respect to the appraisal of the fair value of the Dissenting Shares. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

    Within 120 days after the consummation of the Merger, any stockholder who has complied with the requirements for exercise of appraisal rights may be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of Dissenting Shares with respect to which demands for appraisal have been received and the aggregate number of holders of such Dissenting Shares. Such statements must be mailed within ten days after a written request therefor has been received by the Surviving Corporation.

    If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine the stockholders entitled to appraisal rights, if any, and will appraise the "fair value" of their Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their Dissenting Shares as determined under Section 262 could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their Dissenting Shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under
Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

    If a petition for an appraisal is timely filed, at the hearing on such petition the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights. The Delaware Chancery Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

    The Delaware Chancery Court will determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose Dissenting Shares has been appraised. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. The Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of the all of the Dissenting Shares entitled to appraisal.

    Any holder of Dissenting Shares who has duly demanded an appraisal in compliance with Section 262 will not, after the consummation of the Merger, be entitled to vote the Dissenting Shares subject to such demand for any purpose or be entitled to the payment or dividends or other distributions on those Dissenting Shares (except dividends or other distributions payable to holders of record of Dissenting Shares as of a record date prior to the consummation of the Merger).

    If any stockholder who properly demands appraisal of his Dissenting Shares under Section 262 fails to perfect, or effectively withdraws or loses, his right to appraisal, as provided in the DGCL in the Dissenting Shares of such stockholder will be converted in the right to receive the consideration receivable with respect to such Dissenting Shares in accordance with the Merger Agreement. A stockholder will fail to perfect, or effectively lose or withdraw, his right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the Merger, or if the stockholder withdraws his demand for appraisal. Any withdrawal attempted more than 60 days after such effective date will require the written approval of the Surviving Corporation. Notwithstanding the foregoing, no appraisal proceeding pending in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and any such approval may be conditioned upon such terms as the Court deems just.

    Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of such rights. If, after the Effective Time, a holder of Dissenting Shares has failed to perfect or has effectively withdrawn or lost his right to appraisal and payment, such holder's shares will be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive for each such share the amount in cash (and, if applicable, the number of shares of IBM Common Stock), without interest, that a holder of a Non-dissenting Share of Unison Common Stock who had made or had been deemed to have made a Cash Election with respect to such Non-dissenting Share prior to the Election Date would have received with respect to such Non-dissenting Share (provided that no adjustment will be made to the proration computation (if any) made following the Election Date to give effect to the withdrawal of, or the failure to perfect, the demand for appraisal with respect to such Dissenting Shares).

ACCOUNTING TREATMENT

    The Merger will be treated as a "purchase" for financial reporting and accounting purposes, in accordance with generally accepted accounting principles. After the Merger, the results of operations of Unison will be included in the consolidated financial statements of IBM. The purchase price (i.e., the aggregate Merger Consideration) will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over fair value of the net tangible assets of Unison acquired will be recorded as goodwill and other intangible assets. Such allocations will be made based upon valuations and other studies that have not yet been finalized.

RESALE OF IBM COMMON STOCK

    The IBM Common Stock issued pursuant to the Merger will be transferable under the Securities Act except for shares issued to any Unison stockholder who may be deemed to be an affiliate of Unison (an "Affiliate") for purposes of Rule 145 under the Securities Act. An Affiliate is defined generally as including, without limitation, directors, certain executive officers and beneficial owners of 10% or more of a class of common stock of a company. Unison has agreed to use its reasonable efforts to cause each Affiliate to deliver to IBM on or prior to the Closing Date, a written agreement providing, among other things, that such Affiliate will not transfer any IBM Common Stock received in the Merger, except in compliance with the Securities Act, and the Merger Agreement provides that IBM's obligation to consummate the Merger is subject to IBM receiving such written agreements from such Affiliates. This Proxy Statement/Prospectus does not cover resales of shares of IBM Common Stock received by any person who may be deemed to be an Affiliate.

                              THE MERGER AGREEMENT

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX I TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. SUCH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT.

THE MERGER

    THE MERGER. The Merger Agreement provides that, following the approval and adoption of the Merger Agreement by the stockholders of Unison and the satisfaction or waiver of the other conditions to the Merger, Unison will be merged with and into Merger Sub (with Merger Sub being the Surviving Corporation). The Effective Time will occur upon the filing with the Secretary of State of the State of Delaware of a duly executed Certificate of Merger or at such later time as is specified in such Certificate of Merger.

    CERTIFICATE OF INCORPORATION AND BY-LAWS. The Merger Agreement provides that the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that the name of the Surviving Corporation will be changed to be "Unison Software, Inc." in such Certificate of Incorporation. The By-laws of Merger Sub as in effect immediately prior to the Effective Time will be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The Merger Agreement provides that IBM will cause the Surviving Corporation to fulfill and honor and maintain certain indemnification provisions of the Unison Certificate of Incorporation and Unison By-laws. See "THE MERGER--Interests of Certain Persons in the Merger."

    CONVERSION OF UNISON COMMON STOCK IN THE MERGER. At the Effective Time, each issued and outstanding share of Unison Common Stock, other than shares of Unison Common Stock owned by IBM or Unison, all of which will be canceled, will be converted into the right to receive the Merger Consideration. Cash will be paid to Unison stockholders in lieu of fractional shares of IBM Common Stock. See "THE MERGER--Election Procedure; Exchange Procedures."

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement includes various customary representations and warranties of the parties thereto. The Merger Agreement includes representations and warranties by Unison as to, among other things, (i) the organization, standing and corporate power of Unison and each of its subsidiaries; (ii) the absence of subsidiaries of Unison other than Unison Software Texas, Inc., Unison Software U.K. Limited and Unison Software International; (iii) the capital structure of Unison and its subsidiaries; (iv) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters, the Merger Agreement's non-contravention of any agreement, law, or charter or by-law provision of Unison or any of is subsidiaries and the absence of the need for governmental or third-party filings, consents, approvals or actions with respect to any transaction contemplated by the Merger Agreement (except for certain filings specified in the Merger Agreement); (v) compliance as to form of, and the accuracy of information contained in, documents filed with the SEC; (vi) the accuracy of information supplied by Unison in connection with this Proxy Statement/Prospectus and the Registration Statement; (vii) the absence of certain material changes or events since the date of the most recent financial statements filed with the SEC (except as disclosed in documents filed with the SEC and publicly available prior to the date of the Merger Agreement), including the absence of any material adverse change in Unison, any declaration, setting aside or payment of a dividend on or other distribution (whether in cash, stock or property) (subject to certain exceptions) in respect of any capital stock of Unison or any of its subsidiaries, or any purchase, redemption or acquisition of any such capital stock (subject to certain exceptions) or any options, warrants or rights to acquire any such capital stock or other securities, any split, combination or reclassification of capital stock of Unison or any of its subsidiaries or any issuance or the authorization of any issuance of any securities in respect of, in lieu of or in substitution for, shares of capital stock of Unison or any of its subsidiaries, certain increases in compensation, severance or termination pay, entry into certain employment, severance, indemnification, consulting or termination agreements, any materially adverse damage, destruction or loss, any change in accounting methods, principles or practices not required by generally accepted accounting principles, any materially adverse tax election or settlements or compromises of any material income tax liability, any revaluation of any material assets and entry into certain agreements with respect to any material intellectual property; (viii) absence of material litigation or investigations;
(ix) disclosure of material contracts; (x) compliance with laws applicable to the business of Unison and its subsidiaries; (xi) the absence of certain changes in the Benefit Plans (as defined in the Merger Agreement) or labor relations;
(xii) the compliance with applicable laws relating to the Benefit Plans and certain other matters relating to the Employee Retirement Income Security Act of 1974, as amended; (xiii) the filing of tax returns and payment of taxes, the absence of certain audits, examinations, liens, agreements and parachute payments with respect to tax obligations; (xiv) good and valid title to, or valid leasehold interests in, all material property and assets used or useful in the conduct of Unison business; (xv) ownership or the right to use, and no infringement of others' rights to, the absence of any claim by any employee or certain other persons or certain agreements or licenses or certain conflicts, violations or defaults, in each case with respect to any intellectual property which is material to the conduct of Unison's business; (xvi) the voting requirements for the approval of the Merger; (xvii) compliance with applicable state takeover statutes (including the inapplicability of such statutes to certain open market purchases of Unison Common Stock by IBM); (xviii) certain broker's or advisor's fees; and (xix) the receipt of an opinion of Goldman Sachs.

    The Merger Agreement also includes representations and warranties by IBM and Merger Sub as to, among other things, (i) the corporate organization, standing and power of IBM and Merger Sub; (ii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and (in the case of IBM) the Stockholder Agreement and related matters, the Merger Agreement's and (in the case of IBM) the Stockholder Agreement's non-contravention of any agreement, law, or charter or by-law provision and the absence of the need for governmental or third-party filings, consents, approvals or actions with respect to any transaction contemplated by the Merger Agreement or the Stockholder Agreement (except for certain filings specified in the Merger Agreement); (iii) compliance as to form of, and the accuracy of information contained in, documents filed with the SEC; (iv) the accuracy of information supplied by IBM or Merger Sub in connection with this Proxy Statement/Prospectus and the Registration Statement;
(v) the absence of certain material changes or events since the date of the most recent financial statements filed with the SEC (except as disclosed in documents filed with the SEC and publicly available prior to the date of the Merger Agreement) including the absence of any material adverse change in IBM, any declaration, setting aside or payment of any dividend on or other distribution (other than regular quarterly cash dividends), any split, combination or reclassification of capital stock or any issuance or the authorization of any issuance of any securities in respect of, in lieu of or in substitution for shares of capital stock; (vi) the absence of prior activities of Merger Sub; and
(vii) the authorization, valid issuance, absence of certain statutory rights relating to and compliance with applicable laws of the IBM Common Stock.

BUSINESS OF UNISON PENDING THE EFFECTIVE TIME OF THE MERGER

    Unison has agreed that, prior to the Effective Time, it will, and will cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with prior conduct, use reasonable efforts to comply in all material respects with all applicable laws and regulations, to the extent consistent therewith, use commercially reasonable efforts to preserve intact their current business organization, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Unison has also agreed that, prior to the Effective Time, without IBM's consent, it will not, and it will not permit any of its subsidiaries to, among other things:
(i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) (subject to certain exceptions), in respect of, any of capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of other securities in respect of, in lieu of or in substitution for shares of capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of Unison or any of its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their existing stock option or purchase agreements; (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any options, warrants, calls, or rights to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of shares of Unison Common Stock upon the exercise of Stock Options outstanding on the date of the Merger Agreement and in accordance with their then present terms or as contemplated by the Merger Agreement, (y) the issuance of shares of Unison Common Stock to participants in Unison's 1995 Employee Stock Purchase Plan in accordance with its current terms and (z) grants of Stock Options to purchase up to 250,000 shares of Unison Common Stock in the ordinary course of business consistent with past practice and with an exercise price per share at least equal to the market value of Unison Common Stock on the date of grant, and the issuance of shares of Unison Common Stock upon exercise of such Stock Options); (iii) amend its Certificate of Incorporation or By-laws (or similar organizational documents); (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other entity or division thereof or (y) any assets which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $250,000, except purchases of inventory, components and raw materials in the ordinary course of business consistent with past practice and except for capital expenditures (which are covered by clause
(vii) below); (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien (as defined in the Merger Agreement) or otherwise dispose of any of its properties or assets, except sales of inventory or used equipment in the ordinary course of business consistent with past practice; (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Unison, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person, enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than (I) as provided for under any current Benefit Plan in the ordinary course of business consistent with past practice, (II) to Unison or any direct or indirect wholly owned subsidiary of Unison or (III) for advances to customers and employees, in each case in the ordinary course of business consistent with past practice; (vii) make or agree to make any new capital expenditure or expenditures which, individually is in excess of $50,000 or, in the aggregate, are in excess of $250,000; (viii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of claims, liabilities or obligations reflected or reserved against in the most recent financial statements (or the notes thereto) of Unison filed with the SEC or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify, in any materially adverse respect, any confidentiality, standstill or similar agreements to which Unison or any of its subsidiaries is a party; (ix) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which Unison or any of its subsidiaries is a party or waive, release or assign any material rights or claims thereunder; (x) enter into any contracts, agreements, or obligations relating to the (A) distribution, sale, license or marketing by third parties of Unison's products or products licensed by Unison or (B) material intellectual property (other than in the ordinary course of business consistent with past practice), it being understood that Unison may continue to obtain licenses to intellectual property owned by third parties in the ordinary course of business consistent with past practice, execute confidentiality agreements in the ordinary course of business consistent with past practice, and enter into agreements in the ordinary course of business consistent with past practice permitting third parties access to source code held in escrow, other than in the case of clauses (A) and (B) above, pursuant to any such contracts, agreements, or obligations currently in place in accordance with their terms as of the date of the Merger Agreement; (xi) except as otherwise contemplated by the Merger Agreement or as required to comply with applicable law or agreements, plans or arrangements existing on the date of the Merger Agreement, (A) terminate, adopt, enter into, or amend any collective bargaining agreement or Benefit Plan (except that the Director Plan (as defined in the Merger Agreement) may be amended to permit the Stock Options outstanding thereunder to be assumed by IBM in connection with the Merger), (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any officer, director or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice), (C) pay any material benefit not provided for under any Benefit Plan,
(D) increase in any manner the severance or termination pay of any officer or employee, (E) enter into (I) any employment, severance, termination or indemnification agreement, or consulting agreement (other than in the ordinary course of business consistent with past practice) with any current or former officer, director, employee, or consultant or (II) any agreement with any current or former officer, director, employee or consultant, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Unison of the nature contemplated by the Merger Agreement, (F) grant any awards under any Benefit Plan (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder) other than as permitted by the Merger Agreement, (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, contract, agreement or arrangement or Benefit Plan or (H) except to the extent required under any Benefit Plan existing on the date of the Merger Agreement, take any action to accelerate the vesting of payment of any compensation or benefit under any Benefit Plan; (xii) except as otherwise contemplated by the Merger Agreement, enter into any contract or agreement that is of a nature required to be filed as an exhibit to Form 10-K under the Exchange Act and the rules and regulations promulgated thereunder, other than contracts for the sale or licensing of Unison's products in the ordinary course of business; (xiii) form any subsidiary of Unison; (xiv) revalue any of its material assets or, except as required by generally accepted accounting principles, make any change in accounting methods, principles or practices; or
(xv) authorize any of, or commit or agree to take any of, the foregoing actions.

    Unison has agreed to, and to cause each of its subsidiaries to, (i) timely file all Federal, state and local, domestic and foreign, income and franchise tax returns and reports ("Post-Signing Returns") required to be filed by each such entity (after taking into account any extensions); (ii) timely pay all taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by Unison or any of its subsidiaries for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify IBM of any suit, claim, action, investigation, proceeding or audit (collectively "Actions") pending against or with respect to Unison or any of its subsidiaries in respect of any tax where there is a reasonable possibility of a determination or decision which would have a material adverse effect on Unison's or any of its subsidiaries' tax liabilities or tax attributes, and not to settle or compromise any such Action without IBM's consent; and (v) not make any material tax election without IBM's consent, which consent will not be unreasonably withheld.

EFFECT ON UNISON BENEFIT PLANS AND STOCK OPTIONS

    The Merger Agreement provides that as soon as practicable following the date of the Merger Agreement, the Unison Board (or, if appropriate, any committee administering the Stock Plans, as defined below) will adopt such resolutions or take such other actions, if any, as may be reasonably required to (i) adjust the terms of all outstanding Stock Options granted to current or former officers, directors, employees or consultants of Unison (the "Stock Plans"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Stock Option outstanding immediately prior to the Effective Time will be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Stock Option, the number of shares of IBM Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Unison Common Stock subject to the Stock Option by the Exchange Ratio, at a price per share of IBM Common Stock (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the shares of Unison Common Stock otherwise purchasable pursuant to the Stock Option divided by (B) the aggregate number of shares of IBM Common Stock deemed purchasable pursuant to such Stock Option and
(ii) make such other changes to the Stock Plans as Unison and IBM may agree are appropriate to give effect to the Merger.

    With the exception of the provisions described above, the Merger will not affect Unison's benefit plans.

    See "THE MERGER--Interests of Certain Persons in the Merger."

CONDITIONS TO THE CONSUMMATION OF THE MERGER

    CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions: (i) the Merger Agreement having received Stockholder Approval; (ii) the shares of IBM Common Stock issuable to Unison stockholders pursuant to the Merger Agreement having been approved for listing on the NYSE, subject to official notice of issuance; (iii) the waiting period (and any extensions thereof) under the HSR Act applicable to the Merger having expired or having been terminated; (iv) there not being in effect any temporary restraining order, preliminary or permanent injunction or other order of any court of competent jurisdiction or statute, rule or regulation (collectively, "Restraints") preventing the consummation of the Merger; (v) the Registration Statement having become effective under the Securities Act and not being the subject of any stop order or any proceeding seeking such a stop order; and (vi) the opinions of Wilson Sonsini Goodrich & Rosati, counsel to Unison, and Cravath, Swaine & Moore, counsel to IBM, having been delivered to Unison and IBM, respectively, in form and substance reasonably satisfactory to Unison and IBM, respectively, stating that the Merger will be treated for United States Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and that IBM, Merger Sub and Unison will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

    CONDITIONS TO THE OBLIGATIONS OF IBM AND MERGER SUB. The respective obligations of each of IBM and Merger Sub to effect the Merger is further subject to the following conditions: (i) the representations and warranties of Unison contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date except (A) to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date) and (B) for breaches of representations and warranties as to matters that, individually or in the aggregate, would not have a material adverse effect on Unison (with, for purposes of clause (B), all representations and warranties of Unison qualified as to materiality deemed not to be so qualified); (ii) Unison having performed in all material respects all material obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date; (iii) IBM having received from each affiliate of Unison for purposes of Rule 145 under the Securities Act an executed letter in the form of Exhibit A to the Merger Agreement; and (iv) there being no pending suit, action, investigation or proceeding by any Governmental Entity,
(A) challenging the acquisition by IBM or Merger Sub of any shares of Unison Common Stock, seeking to restrain or prohibit the consummation of the Merger or seeking to place material limitations on the ownership of shares of Unison Common Stock (or shares of common stock of the Surviving Corporation) by IBM or Merger Sub, (B) seeking to prohibit or materially limit the ownership or operation by Unison, IBM or any of IBM's subsidiaries of any material portion of any business or of any assets of Unison, IBM or any of IBM's subsidiaries, or to compel Unison, IBM or any of IBM's subsidiaries to dispose of or hold separate any material portion of any business or of any assets of Unison, IBM or any of IBM's subsidiaries, as a result of the Merger or (C) seeking to prohibit IBM or any of its subsidiaries from effectively controlling in any material respect the business or operations of Unison.

    CONDITIONS TO THE OBLIGATIONS OF UNISON. The obligation of Unison to effect the Merger is further subject to the following conditions: (i) the representations and warranties of IBM and Merger Sub contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date except (A) to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date) and
(B) for breaches of representations and warranties as to matters that, individually or in the aggregate, would not have a material adverse effect on IBM (with, for purposes of clause (B), all representations and warranties of IBM qualified as to materiality deemed not to be so qualified); and (ii) IBM and Merger Sub having performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date.

    Under the Merger Agreement, none of Unison, IBM or Merger Sub may rely on the failure of any condition to such party's obligation to effect the Merger to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by the Merger Agreement.

NO SOLICITATION

    The Merger Agreement provides that Unison will not, nor will it authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal; PROVIDED, HOWEVER, that if, at any time prior to receipt of the Stockholder Approval the Unison Board determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Unison's stockholders under applicable law, Unison may, in response to a Takeover Proposal that was unsolicited or that did not otherwise result from a breach of the terms described in this paragraph, and subject to compliance with certain notification requirements, (x) furnish information with respect to Unison to any person pursuant to a customary and reasonable confidentiality agreement and (y) participate in negotiations regarding such Takeover Proposal. Under the Merger Agreement, any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of Unison or any investment banker, attorney or other advisor or representative of Unison or any of its subsidiaries will be deemed to be a breach of the no solicitation provisions of the Merger Agreement by Unison. Under the Merger Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of Unison or any of its subsidiaries (other than the purchase of Unison's products in the ordinary course of business) or more than a 20% interest in the total voting securities of Unison or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the total voting securities of Unison or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving Unison or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement or the Stockholder Agreement.

    Under the Merger Agreement, Unison has also agreed that it will promptly advise IBM orally and in writing of any request for non-public information which Unison reasonably believes would lead to a Takeover Proposal or of any Takeover Proposal, or any inquiry with respect to or which Unison reasonably believes would lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the person making any such request, Takeover Proposal or inquiry.

Unison will keep IBM informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

    Nothing contained in the Merger Agreement prohibits Unison from (i) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to Unison's stockholders if, in the good faith judgment of the majority of the members of the Unison Board, after consultation with independent counsel, failure to so disclose would be inconsistent with applicable laws; PROVIDED that none of Unison nor the Unison Board nor any committee thereof will, except in accordance with the provisions of the paragraphs below under "--RIGHT OF UNISON BOARD TO WITHDRAW RECOMMENDATION," withdraw or modify, or publicly propose to withdraw or modify, its position with respect to the Merger or the Merger or approve or recommend, or publicly propose to approve or recommend, a Takeover Proposal.

RIGHT OF UNISON BOARD TO WITHDRAW RECOMMENDATION

    Except as expressly permitted by the terms of the Merger Agreement described in this paragraph, neither the Unison Board nor any committee thereof will (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to IBM or Merger Sub, the approval or recommendation by the Unison Board or any such committee of the Merger Agreement or the Merger, (ii) approve or recommend, or publicly propose to approve or recommend, any Takeover Proposal or
(iii) cause Unison to enter into any Acquisition Agreement with respect to any Takeover Proposal; PROVIDED, HOWEVER, that prior to receipt of the Stockholder Approval, the Unison Board, to the extent it determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Unison's stockholders under applicable law, may withdraw or modify its approval or recommendation of the Merger Agreement or the Merger, approve or recommend any Superior Proposal (as defined below) or cause Unison to terminate the Merger Agreement in accordance with the termination provisions of the Merger Agreement (and concurrently with or after such termination, if it so chooses, cause Unison to enter into an Acquisition Agreement with respect to a Superior Proposal), in each case at any time after the third business day following IBM's receipt of written notice (a "Notice of Superior Proposal") advising IBM that the Unison Board has received a Superior Proposal, specifying the material terms and conditions of the Superior Proposal and identifying the person making such Superior Proposal (it being understood that any amendment to the price or material terms of a Superior Proposal will require an additional Notice of Superior Proposal and an additional one business day period thereafter to the extent permitted under applicable law). For purposes of the Merger Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the voting power of Unison Common Stock or all or substantially all the assets of Unison and otherwise on terms which the Unison Board determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to Unison's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Unison Board, is capable of being obtained by such third party.

TERMINATION, AMENDMENT AND WAIVER

    The Merger Agreement may be terminated, and the Merger contemplated thereby may be abandoned, at any time prior to the Effective Time, whether before or after receipt of Stockholder Approval, (i) by mutual written consent of IBM, Merger Sub and Unison; (ii) by either IBM or Unison: (A) if the Merger shall not have been consummated by March 15, 1998 for any reason; PROVIDED, HOWEVER, that the right to terminate the Merger Agreement pursuant to the provision in the Merger Agreement described in this clause (A) will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement; (B) if any Restraint having any of the effects described above in clause (iv) of "--CONDITIONS TO THE CONSUMMATION OF THE MERGER--CONDITIONS TO THE OBLIGATIONS OF IBM AND MERGER SUB," is in effect and has become final and nonappealable, (C) if the Stockholder Approval has not been obtained at the Special Meeting or (D) if the Unison Board has made the determination that a proposal constitutes a Superior Proposal; PROVIDED, HOWEVER, that Unison may not terminate the Merger Agreement pursuant to the provision described in this clause (D) unless and until Unison has complied with the notice and waiting period procedures set forth in the Merger Agreement and no later than two days after such determination Unison pays to IBM the Termination Fee (as defined below); (iii) by IBM, if the Unison Board or any committee thereof withdraws or modifies in a manner adverse to IBM its approval or recommendation of the Merger or the Merger Agreement or fails to reconfirm its recommendation within 15 business days after a written request to do so, or approves or recommends any Takeover Proposal or resolves to take any of the foregoing actions; (iv) by Unison, upon a breach of any representation, warranty, covenant or agreement on the part of IBM set forth in the Merger Agreement, or if any such representation or warranty of IBM has become inaccurate, in either case such that the conditions described above in clause
(i) or (ii) under "--CONDITIONS TO THE CONSUMMATION OF THE MERGER--CONDITIONS TO THE OBLIGATIONS OF UNISON," would not be satisfied as of the time of such breach or as of the time such representation or warranty has become inaccurate; PROVIDED, that if such inaccuracy in IBM's representations and warranties or breach by IBM is curable by IBM through the exercise of its reasonable efforts, then (A) Unison may not terminate the Merger Agreement pursuant to the provision in the Merger Agreement described in this clause (iv) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by Unison of written notice to IBM describing such breach or inaccuracy, PROVIDED IBM continues to exercise reasonable efforts to cure such breach or inaccuracy and (B) Unison may not, in any event, terminate the Merger Agreement pursuant to the provisions described in this clause (iv) if such inaccuracy or breach has been cured in all material respects during such 45-day period; and, PROVIDED FURTHER THAT Unison may not terminate the Merger Agreement pursuant to the provisions described in this clause (iv) if it has wilfully and materially breached the Merger Agreement; or (v) by IBM, upon a breach of any representation, warranty, covenant or agreement on the part of Unison set forth in the Merger Agreement, or if any such representation or warranty of Unison has become inaccurate, in either case such that the conditions described above in clause (i) or (ii) under "--CONDITIONS TO THE CONSUMMATION OF THE MERGER--CONDITIONS TO THE OBLIGATIONS OF IBM AND MERGER SUB," would not be satisfied as of the time of such breach or as of the time such representation or warranty has become inaccurate; PROVIDED, that if such inaccuracy in Unison's representations and warranties or breach by Unison is curable by Unison through the exercise of its reasonable efforts, then (I) IBM may not terminate the Merger Agreement pursuant to the provisions described in this clause (v) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by IBM of written notice to Unison describing such breach or inaccuracy, PROVIDED Unison continues to exercise reasonable efforts to cure such breach or inaccuracy and (II) IBM may not, in any event, terminate the Merger Agreement pursuant to the provisions described in this clause (v) if such inaccuracy or breach has been cured in all material respects during such 45-day period; and PROVIDED FURTHER THAT IBM may not terminate the Merger Agreement pursuant to the provisions described in this clause (v) if it has wilfully and materially breached the Merger Agreement.

    Subject to applicable law, (i) the Merger Agreement may be modified or amended by written agreement executed and delivered by the respective duly authorized officers of IBM, Merger Sub and Unison (except that after Stockholder Approval has been obtained, no amendment may be made which requires the approval by Unison stockholders without the further approval of such stockholders) and
(ii) the parties, by written agreement signed by each party, may extend the time for performance of any of the obligations or other acts of the other parties to the Merger Agreement, waive inaccuracies in representations and warranties or (subject to the proviso of clause (i) of this paragraph) waive compliance with any of the agreements or conditions of the other parties contained in the Merger Agreement.

TERMINATION FEE

    In the event that the Merger Agreement is terminated by any party pursuant to a determination by the Unison Board, in accordance with the provisions described under "--Right of Unison Board to Withdraw Recommendation," that a proposal constitutes a Superior Proposal, Unison will promptly pay to IBM a fee equal to $6 million (the "Termination Fee"). If, at the time of any termination of the Merger Agreement by any party pursuant to the conditions described in clause (ii)(A) or (C) or clause (iii) under "--Termination, Amendment and Waiver," a Takeover Proposal has been publicly announced or otherwise publicly disclosed and not publicly withdrawn and prior to the date 12 months following the date of the termination of the Merger Agreement Unison either (x) consummates a Unison Acquisition (as defined below) or (y) enters into a written Acquisition Agreement providing for a Unison Acquisition, then Unison will pay to IBM the Termination Fee in immediately available funds in the case of clause
(x) concurrently with the consummation of such Unison Acquisition or in the case of clause (y) concurrently with the consummation of the transaction subject to such Acquisition Agreement (whether or not such transaction is consummated prior to the date 12 months following the date of the termination of the Merger Agreement, but only in the event that such transaction subject to such Acquisition Agreement is in fact consummated); PROVIDED, HOWEVER, that no Termination Fee will be payable pursuant to the provision described in this sentence if the Merger Agreement is terminated pursuant to the condition described in clause (ii)(C) under "--Termination, Amendment and Waiver" and a material adverse change with respect to IBM had occurred and had not been cured prior to the date of the Stockholders Meeting. Under the Merger Agreement, Unison acknowledges that the agreements described in this paragraph are an integral part of the transactions contemplated by the Merger Agreement, and that, without such agreements, IBM would not enter into the Merger Agreement; accordingly, if Unison fails promptly to pay the Termination Fee when due pursuant to the provisions described in this paragraph, and, in order to obtain such payment, IBM commences a suit which results in a judgment against Unison for the Termination Fee, Unison will pay to IBM its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the Termination Fee. For purposes of the Merger Agreement, "Unison Acquisition" means any of the following transactions or series of related transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Unison pursuant to which the stockholders of Unison immediately preceding such transaction or series of related transactions hold less than 60% of the equity interests in the surviving or resulting entity of such transaction or transactions (other than the transactions contemplated by the Merger Agreement); (ii) a sale by Unison of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 40% of the fair market value of Unison's business immediately prior to such sale; or
(iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Unison), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of 40% or more of the then outstanding shares of capital stock of Unison.

THE STOCKHOLDER AGREEMENT

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN PROVISIONS OF THE STOCKHOLDER AGREEMENT, WHICH IS ATTACHED HERETO AS ANNEX II AND INCORPORATED HEREIN BY REFERENCE; SUCH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE STOCKHOLDER AGREEMENT.

    On September 12, 1997, IBM entered into the Stockholder Agreement with certain affiliated stockholders of Unison (the "Stockholder Parties"). The Stockholder Parties are listed on Schedule A of the Stockholder Agreement, including certain directors (in their capacity as stockholders) and officers (in their capacity as stockholders) of Unison. Together, the Stockholder Parties held at the Record Date 3,608,388 shares (approximately 30.1% of the outstanding shares) of Unison Common Stock. The general effect of the Stockholder Agreement is to increase the likelihood that Stockholder Approval will be obtained. IBM held on the Record Date 330,784 shares (approximately 2.8% of the outstanding shares) of Unison Common Stock. IBM, Mr. Don H. Lee, and Mr. Michael A. Casteel held in the aggregate on the

Record Date approximately 32.9% of the outstanding shares of Unison Common Stock. Consequently, Stockholder Approval will be obtained if holders of additional shares of Unison Common Stock representing approximately 17.11% of the outstanding shares of Unison Common Stock vote in favor of approval and adoption of the Merger Agreement.

    Pursuant to the terms of the Stockholder Agreement, each Stockholder Party has agreed, among other things, (i) to vote (or cause to be voted) his shares of Unison Common Stock (together, the "Subject Shares"), without limiting such Stockholder Party's right to vote the Subject Shares on other matters that may be submitted to a stockholder vote, in favor of approval and adoption of the Merger Agreement, approval of the Merger and approval of the other transactions contemplated by the Merger Agreement, at the Special Meeting or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought; (ii) at any meeting of stockholders of Unison or at any adjournment thereof or in any other circumstances upon which the Stockholder Party's vote, consent or other approval is sought, to vote (or cause to be voted) such Stockholder Party's Subject Shares against (A) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Unison or any other Unison Acquisition (collectively, "Alternative Transactions") or (B) any amendment of Unison's Certificate of Incorporation or By-laws or other proposal or transaction involving Unison or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (collectively, "Frustrating Transactions");
(iii) not to (A) transfer (including any sale, gift, pledge or other disposition), or consent to any such transfer of, any or all of such Stockholder Party's Subject Shares or any interest therein, except pursuant to the Merger,
(B) enter into any contract, option or other agreement, arrangement or understanding with respect to any or all of such Subject Shares or any interest therein, (C) grant any proxy, power-of-attorney or other authorization in or with respect to such Subject Shares, except for the Stockholder Agreement or (D) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares; PROVIDED, HOWEVER, that any such Stockholder Party may so transfer such Subject Shares to any other Stockholder Party who was party to the Stockholder Agreement on the date of such Agreement, or to any family member of a Stockholder Party or beneficiary of a trust for which such Stockholder Party is trustee or charitable institution which prior to the Special Meeting and prior to such transfer becomes, a party to the Stockholder Agreement; (iv) to waive any rights of appraisal, or rights to dissent from the Merger and to make a Stock Election with respect to at least 85% of such Stockholder Party's Subject Shares; (v) during the term of the Stockholder Agreement, not to authorize or permit any officer, director, partner, employee or agent or any investment banker, attorney or other advisor or representative of the Stockholder Party to, directly or indirectly, (A) solicit, initiate or encourage the submission of any Takeover Proposal or (B) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal, unless otherwise expressly permitted by, and subject to the conditions of, the Merger Agreement; and (vi) until after the Merger is consummated or the Merger Agreement is terminated, to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditions manner practicable, the Merger and the other transactions contemplated by the Merger Agreement, unless otherwise expressly permitted by, and subject to the conditions of, the Merger Agreement.

    In the event that the Merger Agreement is terminated under circumstances where IBM is or may become entitled to receive the Termination Fee, each Stockholder Party will pay to IBM on demand an amount equal to all Stockholder Party Profit (as defined below) of such Stockholder Party from the consummation of (i) any Unison Acquisition consummated within 12 months following the termination of the Merger Agreement pursuant to the termination provisions thereof or (ii) any Unison Acquisition that results in Unison being obligated to pay the Termination Fee in accordance with the Merger Agreement. For purposes of the Stockholder Agreement, "Stockholder Party Profit" of any Stockholder Party from any Unison Acquisition means an amount equal to (x) (i) the aggregate consideration received by such Stockholder Party pursuant to such Unison Acquisition, valuing any non-cash consideration (including any residual interest in Unison) at its fair market value (as defined in the Stockholder Agreement) on the date of such consummation plus (ii) the fair market value, on the date of disposition, of all Subject Shares of such Stockholder Party disposed of after the termination of the Merger Agreement and prior to the date of such consummation less (y) the fair market value of the aggregate consideration that would have been issuable or payable to such Stockholder Party if such Stockholder Party had received the merger consideration set forth in the Merger Agreement in effect on the date thereof (the "Original Merger Consideration"), valued as of the close of business on the last full trading day prior to the first public announcement by Unison of its intention to terminate the Merger Agreement as if the Merger had been consummated on the date of such public announcement, net of any taxes paid or payable by such Stockholder Party in respect of or otherwise attributable to such Profit.

    Each Stockholder Party also has irrevocably granted to, and appointed, IBM and two IBM executives, in their capacities as designees of IBM, and each of them individually, such Stockholder Party's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder Party, to vote such Stockholder Party's Subject Shares, or grant a consent or approval in respect of such Subject Shares, (i) in favor of approval and adoption of the Merger Agreement, approval of the Merger and approval of the other transactions contemplated by the Merger Agreement and (ii) against any Alternative Transaction or Frustrating Transaction.

    The Stockholder Agreement will terminate on the earliest to occur of (v) March 15, 1999; (w) the Effective Time; (x) the termination of the Merger Agreement by (A) mutual consent of IBM and Unison, (B) IBM or Unison if certain legal restraints or prohibitions are in effect resulting from any suit, action or proceeding by any Governmental Entity, or (C) Unison in connection with certain breaches of, or inaccuracies contained in, IBM's representations, warranties, covenants or agreements and such breaches or inaccuracies are not cured in all material respects within 45 days; (y) the termination of the Merger Agreement by IBM or Unison if the Merger has not been consummated by March 15, 1998 or if the Stockholder Approval is not obtained unless, in either case, a Takeover Proposal has been publicly announced or otherwise publicly disclosed and not publicly withdrawn prior to such termination; or (z) September 12, 1998 if the Merger Agreement is otherwise terminated in accordance with its terms. See "-- Termination, Amendment and Waiver."

NONCOMPETITION AGREEMENTS

    On September 12, 1997, IBM entered into four separate noncompetition agreements (each, a "Noncompetition Agreement") with the following employees of
Unison: Messrs. Michael A. Casteel, Don H. Lee, Richard Heal and E. Charles Stern (collectively, the "Noncompeting Employees"). Pursuant to the terms of their respective Noncompetition Agreements, each of the Noncompeting Employees has agreed that, during the applicable Noncompetition Period (as defined below), such Noncompeting Employee will not have any Relationship (as defined in the applicable Noncompetition Agreement) with any Business Entity (as defined in the applicable Noncompetition Agreement) in the course of which Relationship the Noncompeting Employee engages in or assists such Business Entity with respect to the development, marketing or sales of systems management products or services (with respect to Richard Heal and E. Charles Stern) or workload, storage or output management products or services (with respect to the other Noncompeting Employees) for use in host-based or distributed environments or on the Internet or that are in competition within the United States of America, Canada or the European Union with any products or services which are then being offered by, or contemplated to be offered by, certain business units of IBM or are then being offered by Unison or are contemplated by Unison's then current business plan, in each case during the Noncompetition Period. The "Noncompetition Period" with respect to Don H. Lee and

Michael A. Casteel will be the longer of (i) a period of three years following the Effective Time and (ii) a period of two years following the termination of his engagement by IBM or a subsidiary of IBM as a consultant or as an independent contractor. The "Noncompetition Period" for Richard Heal and E. Charles Stern will be the longer of (i) a period of two years following the Effective Time and (ii) a period of nine months following the termination of his employment by IBM or a subsidiary of IBM, if such termination occurs on or before September 1, 2002.

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

    DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time will become the directors of the Surviving Corporation until their respective successors have been duly elected and qualified or until their earlier resignation or removal. As a result, the current directors of Unison will not be directors of the Surviving Corporation. The officers of Unison at the Effective Time will be the officers of the Surviving Corporation until their respective successors have been duly appointed and qualified or until their earlier resignation or removal.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

    IBM Common Stock (symbol: IBM) is listed for trading on the NYSE, and Unison Common Stock (symbol: UNSN) is quoted on the Nasdaq National Market. The following table sets forth, for the periods indicated, the high and low sale prices per share of IBM Common Stock on the NYSE Tape and of Unison Common Stock on the Nasdaq National Market and the quarterly cash dividends per share paid by IBM on shares of IBM Common Stock. Unison Common Stock was not publicly traded prior to the third calendar quarter of 1995 (corresponding to the first quarter of Unison's fiscal 1996), and Unison has never declared or paid any cash dividends on its Common Stock. In addition, the Merger Agreement restricts Unison's ability to pay cash dividends between the date of the Merger Agreement and the Effective Time.

                                                              UNISON                 IBM
                                                         COMMON STOCK(1)       COMMON STOCK(2)     CASH DIVIDENDS
                                                       --------------------  --------------------          IBM
                                                         HIGH        LOW       HIGH        LOW       COMMON STOCK(2)
                                                       ---------  ---------  ---------  ---------  -------------------
CALENDAR 1994(3)
First Quarter........................................        N/A        N/A  $  30.00   $  25.69        $    .125
Second Quarter.......................................        N/A        N/A     32.50      25.69             .125
Third Quarter........................................        N/A        N/A     35.69      27.25             .125
Fourth Quarter.......................................        N/A        N/A     38.19      33.69             .125
CALENDAR 1995
First Quarter........................................        N/A        N/A     42.56      35.13             .125
Second Quarter.......................................        N/A        N/A     49.69      41.13             .125
Third Quarter(4).....................................  $   10.00  $    7.42     57.31      45.81             .125
Fourth Quarter.......................................      11.83       7.83     51.19      43.88             .125
CALENDAR 1996
First Quarter........................................      15.50       9.33     64.44      41.56             .125
Second Quarter.......................................      21.50      14.00     60.44      48.06             .175
Third Quarter........................................      18.33      11.33     63.94      44.56             .175
Fourth Quarter.......................................      20.67      16.00     83.00      61.56             .175
CALENDAR 1997
First Quarter........................................      21.00       4.25     85.06      65.00             .175
Second Quarter.......................................       9.25       4.75     93.75      63.50             .175
Third Quarter........................................      14.75       6.38    109.44      90.13             .20
Fourth Quarter (through November 3, 1997)............      14.81      14.25    107.25      88.63             --

------------------------

(1) Per share amounts for Unison Common Stock have been restated to retroactively reflect a three-for-two stock split effected on January 31, 1997.

(2) Per share amounts for, and cash dividends paid on, IBM Common Stock have been restated to retroactively reflect a two-for-one stock split effected on May 27, 1997.

(3) Unison has a fiscal year ending on May 31 of each year. The information set forth above is presented based on calendar year quarters which do not correspond to Unison's fiscal quarters.

(4) High and low prices for Unison for the third calendar quarter of 1995 were obtained since July 20, 1995, the date Unison Common Stock commenced trading on the Nasdaq National Market.

    The following table sets forth the last reported sales prices per share of IBM Common Stock on the NYSE Tape and of Unison Common Stock on the Nasdaq National Market on September 12, 1997, the last trading day before announcement of the Merger Agreement, and on November 3, 1997, the last trading day prior to the date of this Proxy Statement/Prospectus:

                                                                                         IBM            UNISON
                                                                                     COMMON STOCK    COMMON STOCK
                                                                                    --------------  ---------------
September 12, 1997................................................................    $    97.50       $   14.00
November 3, 1997..................................................................    $   101.63       $   14.56

    UNISON STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR IBM COMMON STOCK AND UNISON COMMON STOCK.

                                BUSINESS OF IBM

    IBM, a New York corporation, develops and manufactures advanced information technologies, including computer systems, software, networking systems, storage drives and microelectronics. IBM translates these advanced technologies into value for its customers through its professional solutions and services businesses worldwide. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

    In 1996, IBM acquired Tivoli, a systems/network management framework company. Unison's distributed system management utility products work closely with Tivoli's TME 10 systems/network management framework. Following the Effective Time of the Merger, IBM intends to operate Unison as a part of Tivoli.

    The principal executive offices of IBM are located at New Orchard Road, Armonk, NY 10504. The telephone number is (914) 499-1900.

                       BUSINESS OF UNISON SOFTWARE, INC.

    Unison develops, markets and supports networked systems management software utility products for distributed, heterogeneous computing environments. Unison's work-load management, storage management and output management utility products support the deployment of business critical applications in client/server environments and integrate with systems/network management frameworks. Unison focuses principally on the UNIX and Windows NT markets, where it is leveraging its experience as a leading supplier of networked systems management tools. Unison was incorporated in California in 1980 and reincorporated in Delaware in July 1995. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

    Unison's principal executive office is located at 5101 Patrick Henry Drive, Santa Clara, California 95054, and its telephone number is (408) 988-2800.

                 COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF
                                 IBM AND UNISON

    The rights of IBM stockholders are governed by IBM's Restated Certificate of Incorporation (the "IBM Certificate of Incorporation"), its By-laws (the "IBM By-laws") and the New York Business Corporation Law (the "NYBCL"). The rights of Unison stockholders are governed by the Unison Certificate of Incorporation, the Unison By-laws and the DGCL. After the Effective Time, the rights of Unison stockholders who become IBM stockholders will be governed by the IBM Certificate of Incorporation, the IBM By-laws and the NYBCL.

    The following is a summary of the material differences between the rights of IBM stockholders and rights of Unison stockholders. This summary is not intended to be complete and is qualified in its entirety by reference to applicable provisions of the NYBCL and the DGCL and to the Certificate of Incorporation and By-laws of each of IBM and Unison.

    SIZE OF IBM AND UNISON BOARDS.

    IBM. The IBM Certificate of Incorporation provides that the total number of IBM directors shall be not less than nine nor more than 25 as provided in the IBM By-laws. IBM currently has 12 directors. Directors are elected at each annual meeting of stockholders to serve until the next annual meeting. The IBM Board is not classified.

    UNISON. Unison's Certificate of Incorporation provides that the number of directors which constitutes the whole Unison Board shall be designated in the Unison By-laws. The Unison By-laws currently provide that the Unison Board shall consist of five directors. The Unison Board is not classified.

    CUMULATIVE VOTING.

    IBM. Neither the IBM Certificate of Incorporation nor the IBM By-laws provide for cumulative voting with respect to the election of directors.

    UNISON. Unison's By-laws provide that at a stockholders' meeting at which directors are to be elected, a stockholder will be entitled to cumulate votes (I.E., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast) if the candidates' names have been placed in nomination prior to commencement of the voting and the stockholder has given notice prior to commencement of the voting of the stockholder's intention to cumulate votes. If any stockholder has given such a notice, then every stockholder entitled to vote may cumulate votes for candidates in nomination either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder's shares are normally entitled or (ii) by distributing the stockholder's votes on the same principle among any or all of the candidates, as the stockholder thinks fit. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected.

    REMOVAL OF DIRECTORS.

    IBM. Pursuant to the NYBCL, any or all of the IBM directors may be removed for cause by vote of the stockholders. Neither the IBM Certificate of Incorporation nor the IBM By-laws provide for the removal of any or all of the IBM directors without cause.

    UNISON. The Unison By-laws provide that any or all of the directors of Unison may be removed, with or without cause, by the holders of a majority of the outstanding shares of Unison then entitled to vote at an election of directors; PROVIDED, HOWEVER, that if and so long as stockholders of Unison are entitled to cumulative voting, if less than the entire Unison Board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Unison Board.

    SPECIAL MEETING OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT.

    IBM. Under the IBM By-laws, a special meeting of the stockholders may be called at any time by the Chairman of the IBM Board or by the IBM Board.

    Pursuant to the NYBCL, any action required or permitted to be taken at a meeting of the IBM stockholders generally may be taken without a meeting if all the stockholders entitled to vote thereon consent thereto in writing.

    UNISON. Under the Unison By-laws, a special meeting of stockholders may be called at any time by the Unison Board, by the Chairman of the Unison Board, by the President or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10 percent of the votes at such meeting.

    Pursuant to the Unison Certificate of Incorporation, Unison stockholders may not take any action by written consent in lieu of a meeting.

    STOCKHOLDER INSPECTION RIGHTS; STOCKHOLDER LISTS.

    IBM. Pursuant to IBM By-laws, a list, certified by the Secretary of IBM, of the stockholders of IBM entitled to vote shall be produced at any meeting of the stockholders of IBM upon written notice pursuant to the NYBCL, the IBM Certificate of Incorporation or the IBM By-laws. With respect to the inspection of stockholder lists, the NYBCL provides a right of inspection on at least five days' written demand to (i) any person who shall have been a stockholder for at least six months immediately preceding the demand or (ii) any person holding, or authorized in writing by, at least 5% of any class of outstanding shares.

    UNISON. Pursuant to the DGCL and Unison's By-laws, any stockholder, in person or by attorney or other agent, may, upon written demand given under oath and stating the purpose thereof, inspect for any proper purpose Unison's stock ledger, a list of its stockholders and its other books and records. A proper purpose is a purpose reasonably related to such person's interest as a stockholder. A list of stockholders is to be open to the examination of any stockholder, for any purpose germane to a meeting of stockholders, for a period of at least 10 days prior to such meeting. The list is also to be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    AMENDMENT OF GOVERNING DOCUMENTS.

    IBM. Under the NYBCL, IBM may amend its Certificate of Incorporation if such amendment contains only such provisions as might be lawfully contained in an original certificate of incorporation. Amendment or change of the IBM Certificate of Incorporation may be authorized by the IBM Board, followed by vote of the holders of a majority of all outstanding IBM shares entitled to vote thereon at a meeting of shareholders.

    Pursuant to the IBM By-laws, the provisions of the IBM By-laws may be amended or repealed or new By-laws may be adopted by the IBM stockholders at any annual or special meeting if notice of the proposed amendment is contained in the notice of such meeting. The IBM By-laws, subject to the NYBCL, may also be amended or repealed or new By-laws may be adopted by the affirmative vote of a majority of the IBM Board, if proper notice is made.

    UNISON. Pursuant to the DGCL, a proposed amendment to a corporation's certificate of incorporation requires a resolution adopted by the Unison Board and, unless otherwise provided in the certificate of incorporation, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon and the affirmative vote of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class. If any such amendment would adversely affect the rights of any holders of shares of a class or series, the vote of the holders of a majority of all outstanding shares of such class or series, voting as a class, is also necessary to authorize such amendment.

    The DGCL provides that a corporation's by-laws may be adopted, amended or repealed by the stockholders, and if authorized in the corporation's certificate of incorporation or by-laws, by such corporation's board of directors. The Unison Certificate of Incorporation provides that the Unison Board may amend, alter, change or repeal the Unison By-laws. The Unison By-laws provide that the stockholders of Unison entitled to vote or the Unison Board may adopt, amend or repeal Unison By-laws.

    CORPORATION'S BEST INTEREST.

    IBM. Under the NYBCL, a director of a New York corporation, in taking action, including any action which may involve a change in control of the corporation, is entitled to consider both the long-term and short-term interests of the corporation and its shareholders and the effects that the corporation's actions may have in the short-term or long-term upon any of the following: (i) the prospects of growth and development of the corporation; (ii) the corporation's current employees; (iii) the corporation's retired employees and others receiving retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreements entered into, by the corporation; (iv) the corporation's customers and creditors; and (v) the ability of the corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise contribute to the communities in which it does business.

    UNISON.  The DGCL does not include a comparable provision.

    REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS.

    IBM. Under the NYBCL, the consummation of a merger, consolidation, dissolution or disposition of substantially all of the assets of a New York corporation such as IBM, requires the approval of such corporation's board of directors and the affirmative vote of the holders of two-thirds of all outstanding shares of the corporation entitled to vote thereon and, in certain situations, the affirmative vote by the holders of a majority of all outstanding shares of each class or series of shares.

    UNISON. The DGCL requires the affirmative vote of a majority of the board of directors of a Delaware corporation and at least a majority of such corporation's outstanding shares entitled to vote thereon to authorize a merger or consolidation, unless (i) such corporation is the surviving corporation, (ii) such corporation's certificate of incorporation is not amended, (iii) each share of stock of such corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding share of such corporation after the effective date of the merger and (iv) either no shares of common stock of such corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued share or the treasury shares of common stock of such corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan, do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. A sale of all or substantially all of a Delaware corporation's assets or a voluntary dissolution of a Delaware corporation requires the affirmative vote of a majority of the board of directors and at least a majority of such corporation outstanding shares entitled to vote thereon.

    BUSINESS COMBINATIONS.

    IBM. The NYBCL prohibits any "business combination" (as defined by the NYBCL) between a domestic corporation and an "interested stockholder" for five years after the date that the interested stockholder became an interested stockholder unless prior to that date the board of directors of the domestic corporation approved the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder. After five years, such a business combination is permitted only if (a) it is approved by a majority of the shares not owned by, or by an affiliate of, the interested stockholder or (b) certain statutory fair price requirements are met. An "interested shareholder" is any person who beneficially owns, directly or indirectly, 20% or more of the outstanding voting shares of the corporation.

    UNISON. In general, Section 203 of the DGCL prohibits an interested stockholder (generally, a 15% or greater stockholder) of a Delaware corporation from engaging in a "business combination" (as defined in the DGCL) with such corporation for three years following the date such person became an interested stockholder.

    The provision is not applicable when (i) prior to the date the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, such interested stockholder owned at least 85% of the outstanding voting stock of the corporation, not including shares owned by directors who are also officers and by certain employee stock plans or (iii) on or subsequent to the date that stockholder becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock entitled to vote thereon, excluding shares owned by the interested stockholder.

    The restrictions of Section 203 generally do not apply to business combinations with an interested stockholder that are proposed subsequent to the public announcement of, and prior to the consummation or abandonment of, certain mergers, sales of a majority of a corporation's assets or tender offers for 50% or more of a corporation voting stock.

    The DGCL allows corporations to elect not to be subject to the provisions of the DGCL. Unison has not made such an election.

                                 OTHER MATTERS

REGULATORY APPROVALS REQUIRED

    Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division and the FTC and specified waiting period requirements have been satisfied. Both IBM and Unison had filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Merger by October 8, 1997. Unless extended by a request for additional information or unless early termination is granted, the waiting period under the HSR Act will expire at 11:59 p.m. on November 7, 1997. At any time before or after the Effective Time, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking the divestiture of Unison by IBM, in whole or in part, or the divestiture of substantial assets of IBM, Unison of their respective subsidiaries. State Attorneys General and private parties may also bring legal action under Federal or state antitrust laws in certain circumstances. Based on an examination of information available to IBM and Unison relating to the businesses in which IBM, Unison and their respective subsidiaries are engaged, IBM and Unison believe that the consummation of the Merger will not violate the antitrust laws.

    IBM and Unison do not believe that any other material governmental approvals or actions will be required for consummation of the Merger. See "THE MERGER AGREEMENT--Conditions to the Consummation of the Merger."

                                 LEGAL MATTERS

    The validity of the shares of IBM Common Stock offered hereby will be passed upon for IBM by David S. Hershberg, Vice President and Assistant General Counsel of IBM. Mr. Hershberg is paid a salary by IBM, is a participant in various employee benefit plans offered to employees of IBM generally, and owns and has options to purchase shares of IBM Common Stock.

    Cravath, Swaine & Moore, counsel for IBM, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for Unison, have delivered opinions concerning certain Federal income tax consequences of the Merger. See "THE MERGER--Certain Federal Income Tax Considerations" and "THE MERGER AGREEMENT--Conditions to the Consummation of the Merger."

                                    EXPERTS

    The consolidated financial statements of IBM and its subsidiaries as of December 31, 1996 and December 31, 1995 and for each of the three fiscal years in the period ended December 31, 1996 incorporated in this Proxy Statement/Prospectus by reference in IBM's Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given the authority of said firm as experts in auditing and accounting.

    The consolidated balance sheets as of May 31, 1997 and 1996 and the consolidated statements of income, stockholders' equity and cash flows for the three years in the period ended May 31, 1997, incorporated by reference in this Proxy Statement/Prospectus, have been incorporated herein in reliance of Unison on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                                                         ANNEX I
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF SEPTEMBER 12, 1997

                                     AMONG

                             INTERNATIONAL BUSINESS
                             MACHINES CORPORATION,

                               NEW ORCHARD CORP.

                                      AND

                             UNISON SOFTWARE, INC.

----------------------------------------------------------------------
----------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----

                                                       ARTICLE I

                                                       THE MERGER
SECTION 1.01.       The Merger.............................................................................           1
SECTION 1.02.       Closing................................................................................           1
SECTION 1.03.       Effective Time.........................................................................           1
SECTION 1.04.       Effects of the Merger..................................................................           2
SECTION 1.05.       Certificate of Incorporation and By-Laws...............................................           2
SECTION 1.06.       Directors..............................................................................           2
SECTION 1.07.       Officers...............................................................................           2

                                                       ARTICLE II

                                    EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                                   CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 2.01.       Effect on Capital Stock................................................................           2
SECTION 2.02.       Exchange of Certificates...............................................................           3
SECTION 2.03.       Elections..............................................................................           5

                                                      ARTICLE III

                                             REPRESENTATIONS AND WARRANTIES

SECTION 3.01.       Representations and Warranties of the Company..........................................           7
SECTION 3.02.       Representations and Warranties of Parent and Sub.......................................          15

                                                       ARTICLE IV

                                       COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.01.       Conduct of Business....................................................................          19
SECTION 4.02.       No Solicitation........................................................................          21

                                                       ARTICLE V

                                                 ADDITIONAL AGREEMENTS

SECTION 5.01.       Preparation of the Form S-4 and the Proxy Statement; Stockholders Meeting..............          22
SECTION 5.02.       Letters of the Company's Accountants...................................................          23
SECTION 5.03.       Letters of Parent's Accountants........................................................          23
SECTION 5.04.       Access to Information; Confidentiality.................................................          23
SECTION 5.05.       Reasonable Efforts; Notification.......................................................          23
SECTION 5.06.       Stock Options..........................................................................          24
SECTION 5.07.       Indemnification........................................................................          25
SECTION 5.08.       Fees and Expenses......................................................................          26
SECTION 5.09.       Public Announcements...................................................................          27
SECTION 5.10.       Affiliates.............................................................................          27
SECTION 5.11.       Stock Exchange Listing.................................................................          27
SECTION 5.12.       Stockholder Agreement Legend...........................................................          27
SECTION 5.13.       Tax Treatment..........................................................................          27

                                                                                                                PAGE
                                                                                                                -----
                                                       ARTICLE VI

                                                  CONDITIONS PRECEDENT

SECTION 6.01.       Conditions to Each Party's Obligation to Effect the Merger.............................          29
SECTION 6.02.       Conditions to Obligations of Parent and Sub............................................          29
SECTION 6.03.       Conditions to Obligation of the Company................................................          30
SECTION 6.04.       Frustration of Closing Conditions......................................................          30

                                                      ARTICLE VII

                                           TERMINATION, AMENDMENT AND WAIVER

SECTION 7.01.       Termination............................................................................          30
SECTION 7.02.       Effect of Termination..................................................................          31
SECTION 7.03.       Amendment..............................................................................          32
SECTION 7.04.       Extension; Waiver......................................................................          32

                                                      ARTICLE VIII

                                                   GENERAL PROVISIONS

SECTION 8.01.       Nonsurvival of Representations and Warranties..........................................          32
SECTION 8.02.       Notices................................................................................          32
SECTION 8.03.       Definitions............................................................................          33
SECTION 8.04.       Interpretation.........................................................................          33
SECTION 8.05.       Counterparts...........................................................................          34
SECTION 8.06.       Entire Agreement; No Third-Party Beneficiaries.........................................          34
SECTION 8.07.       Governing Law..........................................................................          34
SECTION 8.08.       Assignment.............................................................................          34
SECTION 8.09.       Enforcement............................................................................          34
SECTION 8.10.       Severability...........................................................................          34

    AGREEMENT AND PLAN OF MERGER dated as of September 12, 1997, among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("Parent"), NEW ORCHARD CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and UNISON SOFTWARE, INC., a Delaware corporation (the "Company").

    WHEREAS, the respective Boards of Directors of Parent, Sub and the Company, and Parent, acting as the sole stockholder of Sub, have approved the merger of the Company with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

    WHEREAS, substantially concurrently herewith and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and certain stockholders (the "Principal Stockholders") of the Company have entered into a Stockholder Agreement (the "Stockholder Agreement");

    WHEREAS, substantially concurrently herewith and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and certain stockholders of the Company who are employed by the Company have entered into Noncompetition Agreements (the "Noncompetition Agreements") pursuant to which such stockholders have, among other things, agreed to not have certain Relationships (as defined in the Noncompetition Agreements) with certain third parties during the Noncompetition Period (as defined in the Noncompetition Agreements);

    WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

    WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

    SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Sub at the Effective Time (as defined in Section 1.03). Following the Merger, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL. At the election of Parent, any direct or indirect wholly owned subsidiary (as defined in Section 8.03) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

    SECTION 1.02. CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, unless another date or place is agreed to in writing by the parties hereto.

    SECTION 1.03. EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Parent and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

    SECTION 1.04. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

    SECTION 1.05. CERTIFICATE OF INCORPORATION AND BY-LAWS. (a) The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, subject in all cases to Section 5.07, except that the name of the Surviving Corporation in such Certificate of Incorporation will be changed to be "Unison Software, Inc.".

    (b) The By-Laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law (subject in all cases to Section 5.07).

    SECTION 1.06. DIRECTORS. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.07. OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    SECTION 2.01. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $.001 per share, of the Company ("Company Common Stock") or any shares of capital stock of Sub:

    (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of capital stock of Sub shall remain issued and outstanding from and after the Effective Time.

    (b) CANCELATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Parent shall automatically be canceled and retired and shall cease to exist, and no shares of capital stock, par value $1.25 per share, of Parent ("Parent Common Stock"), cash or other consideration shall be delivered in exchange therefor.

    (c) CONVERSION OF COMPANY COMMON STOCK. (i) Except as otherwise provided in
Section 2.01(d) and subject to Sections 2.01(b) and 2.01(c)(iii), each issued and outstanding share of Company Common Stock, shall be converted into the right to receive, at the election of the holder thereof, one of the following (as adjusted pursuant to Section 2.01(d), the "Merger Consideration"):

    (A) for each such share of Company Common Stock with respect to which an election to receive Parent Common Stock ("Stock Consideration") has been effectively made, and not revoked or lost, pursuant to Section 2.03 (a "Stock Election"), the right to receive a number of shares of Parent Common Stock equal to a fraction (the "Exchange Ratio"), the numerator of which is $15 and the denominator of which is the Parent Common Stock Price. The "Parent Common Stock Price" means the average of the closing sales prices of Parent Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to the date of the Effective Time; and

    (B) for each such share of Company Common Stock with respect to which an election to receive cash consideration (the "Cash Consideration") has been effectively made, and not revoked or lost, or deemed to have been made, pursuant to Section 2.03 (a "Cash Election"), the right to receive cash from Parent, in an amount equal to $15.

    (ii) As of the Effective Time all shares of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and cash in lieu of fractional shares of Parent Common Stock in accordance with Section 2.02(e) upon the surrender of such Certificate in accordance with Section 2.02, without interest.

    (iii) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment, as the case may be. If, after the Effective Time, such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the consideration described in Section 2.03(f), without any interest thereon. The Company shall give Parent prompt notice of any Dissenting Shares (and shall also give Parent prompt notice of any withdrawals of such demands for appraisal rights) and Parent shall have the right to direct all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal rights.

    (d) PRORATION.

    (i) The aggregate amount of cash to be paid to holders of Company Common Stock pursuant to this Article II (the "Cash Cap") shall not exceed the product of (x) $15 and (y) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time minus the sum of (A) the number of shares of Company Common Stock that will be canceled pursuant to Section 2.01(b) and (B) the number of Dissenting Shares and (z) 0.5.

    (ii) In the event that the aggregate amount of cash requested in Cash Elections received by (and deemed to have been received by) the Exchange Agent in accordance with Section 2.03 (the "Requested Cash Amount") exceeds the Cash Cap, each holder making a Cash Election (and each holder who is deemed to have made a Cash Election pursuant to Section 2.03) shall receive, with respect to each share of Company Common Stock for which a Cash Election has been made or deemed made, (x) cash in an amount equal to the product of (A) $15 and (B) the Cash Proration Factor (as defined below) (such product, the "Prorated Cash Amount") and (y) a number of shares of Parent Common Stock equal to a fraction, the numerator of which is equal to $15 minus the Prorated Cash Amount and the denominator of which is the Parent Common Stock Price. The "Cash Proration Factor" shall be a fraction, the numerator of which is the Cash Cap and the denominator of which is the Requested Cash Amount.

    SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. As of the Effective Time, Parent shall deposit with the Exchange Agent (as defined in Section 2.03(b)), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, the cash and certificates representing the shares of Parent Common Stock constituting the Merger Consideration (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payments in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock.

    (b) EXCHANGE PROCEDURES. Following the Effective Time, each holder of an outstanding Certificate or Certificates shall, upon surrender to the Exchange Agent of such Certificate or Certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Parent Common Stock, if any, and the amount of cash, if any, into which the aggregate number of shares of Company Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If any certificate for such Parent Common Stock is to be issued in, or if cash is to be remitted to, a name other than that in which the Certificate surrendered for exchange is registered, it shall be condition of such exchange that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person (as defined in Section 8.03) requesting such exchange shall pay to Parent or its transfer agent any transfer or other taxes (as defined in Section 3.01(m)) required by reason of the issuance of Certificates for such Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of Parent or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section
2.01. No interest will be paid or will accrue on any cash payable as Merger Consideration or in lieu of any fractional shares of Parent Common Stock.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

    (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Company Common Stock, SUBJECT, HOWEVER, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

    (e) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

    (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fractional part of a share of Parent Common Stock multiplied by the Parent Common Stock Price.

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

    (g) NO LIABILITY. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

    (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

    (j) WITHHOLDING RIGHTS. Parent, Sub or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, Sub or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, Sub or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, Sub or the Exchange Agent.

    SECTION 2.03. ELECTIONS. (a) Each person who, on or prior to the Election Date referred to in (c) below, is a record holder of shares of Company Common Stock shall be entitled, with respect to all or any portion of such shares, to make a Stock Election or a Cash Election on or prior to such Election Date, on the basis hereinafter set forth.

    (b) Prior to the mailing of the Proxy Statement (as defined in Section 3.01(d)), Sub shall appoint a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration.

    (c) Parent shall prepare and mail a form of election, which form shall be subject to the reasonable approval of the Company (the "Form of Election"), with the Proxy Statement to the record holders of Company Common Stock as of the record date for the Stockholders Meeting (as defined in Section 5.01(b)), which Form of Election shall be used by each record holder of shares of Company Common Stock who wishes to elect to receive the Stock Consideration or the Cash Consideration for any or all shares of Company Common Stock held by such holder. The Company will use its best efforts to make the Form of Election and the Proxy Statement available to all persons who become record holders of Company Common Stock during the period between such record date and the Election Date referred to below. Any such holder's election to receive the Stock Consideration shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on the business day next preceding the date of the Stockholders Meeting (the "Election Date"), a Form of Election properly completed and signed and accompanied by the Certificates for the shares of Company Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered to the Exchange Agent within three NYSE trading days after the date of execution of such guarantee of delivery).

    (d) Any Form of Election may be revoked, by the stockholder who submitted such Form of Election to the Exchange Agent, only by written notice received by the Exchange Agent (i) prior to 5:00 p.m., New York City time on the Election Date or (ii) 60 days after the date the Proxy Statement is first mailed to holders of Company Common Stock, if the Effective Time shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Parent and the Company that the Merger has been abandoned. If a Form of Election is revoked, the Certificate or Certificates (or guarantees of delivery, as appropriate) for the shares of Company Common Stock to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

    (e) The good faith determination of the Exchange Agent whether or not elections to receive the Stock Consideration have been properly made or revoked pursuant to this Section 2.03 with respect to shares of Company Common Stock and when elections and revocations were received by it shall be binding. If no Form of Election is received with respect to shares of Company Common Stock, or if the Exchange Agent determines that any election to receive the Stock Consideration was not properly made with respect to shares of Company Common Stock, a Cash Election shall be deemed to have been made with respect to such shares and such shares shall be exchanged in the Merger for Cash Consideration pursuant to Section 2.01(c)(i)(B) (subject to Section 2.01(d)). In addition, for purposes of calculating the Requested Cash Amount, each holder of shares of Company Common Stock who has delivered a demand for appraisal of such holder's shares shall be deemed to have made a Cash Election with respect to such shares. The Exchange Agent shall also make all computations as to the proration contemplated by Section 2.01(d) (which computation shall be made as soon as practicable following the third NYSE trading day after the Election Date), and absent manifest error any such computation shall be conclusive and binding on the holders of shares of Company Common Stock. The Exchange Agent may, with the mutual agreement of Parent and the Company, make such rules as are consistent with this Section 2.03 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

    (f) If, after the Effective Time, a holder of Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive for each such share the amount in cash (and, if applicable, the number of shares of Parent Common Stock (subject to Section 2.02(e))), without interest, that a holder of a share (a "Nondissenting Share") of Company Common Stock who had made or had been deemed to have made a Cash Election with respect to such Nondissenting Share pursuant to Section 2.03 prior to the Election Date would have received with respect to such Nondissenting Share (it being understood that no adjustment shall be made to the proration computation (if any) made following the Election Date to give effect to the withdrawal of, or the failure to perfect, the demand for appraisal with respect to such Dissenting Shares).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

    SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or be in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.03) on the Company. The Company has delivered to Parent complete and correct copies of its Certificate of Incorporation and Bylaws and the certificates of incorporation and by-laws (or similar organizational documents) of each of its subsidiaries, in each case as amended to the date hereof.

    (b) SUBSIDIARIES. The only subsidiaries of the Company are Unison Software Texas, Inc., Unison Software U.K. Limited and Unison Software International. All the outstanding shares of capital stock of each such subsidiary (other than director qualifying shares of foreign subsidiaries) are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture, association or other entity.

    (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share. At the close of business on September 11, 1997, (i) 11,968,588 shares of Company Common Stock were issued and outstanding,
(ii) no shares of Company Common Stock were held by the Company in its treasury and (iii) 1,967,824 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Plans (as defined in Section 5.06) (including 71,829 shares reserved pursuant to the ESPP (as defined in Section 3.01(l)). Except as set forth above, at the close of business on September 11, 1997, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights or rights (other than Stock Options (as defined in Section 5.06)) to receive shares of Company Common Stock on a deferred basis granted under the Company Stock Plans or otherwise. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, and except for Stock Options that may be granted as permitted under clause (z) of Section 4.01(a)(ii), there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, arrangements, obligations or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, arrangement, obligation or undertaking. There are not any outstanding contractual obligations (i) of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or (ii) of the Company to vote or to dispose of any shares of the capital stock of any of its subsidiaries.

    (d) AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Stockholder Approval (as defined in Section 3.01(q)), to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in each case, to receipt of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company under, any provision of (i) the Certificate of Incorporation or Bylaws of the Company or the certificates of incorporation or by-laws (or similar organizational documents) of any of its subsidiaries, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other material contract, commitment, agreement, arrangement, obligation, undertaking, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (2) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the approval by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (4) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not have a material adverse effect on the Company, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

    (e) SEC DOCUMENTS. The Company has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all reports, schedules, forms, statements and other documents required to be filed with the SEC by the Company since July 1, 1995 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes). Except as set forth in the Filed SEC Documents (as defined in Section 3.01(g)), the Company and its subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that individually or in the aggregate would have a material adverse effect on the Company.

    (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

    (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the "Filed SEC Documents"), since the date of the most recent financial statements included in the Filed SEC Documents, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (i) any material adverse change (as defined in Section 8.03) with respect to the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock except for dividends by a wholly owned subsidiary of the Company to its parent, or any purchase, redemption or other acquisition of any of the Company's capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's or any of its subsidiaries' capital stock, (iv) (x) any granting by the Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, in each case to any officer, director or employee, (y) any granting by the Company or any of its subsidiaries to any officer or employee of any increase in severance or termination pay or
(z) any entry by the Company or any of its subsidiaries into (A) any currently effective employment, severance, termination or indemnification agreement, or consulting agreement (other than in the ordinary course of business consistent with past practice), with any current or former officer, director, employee or consultant or (B) any agreement with any current or former officer, director, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate would have a material adverse effect on the Company, (vi) any change in accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP, (vii) any tax election that individually or in the aggregate would have a material adverse effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability, (viii) any revaluation by the Company of any of its material assets or (ix)(A) any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property (as defined in Section 3.01(p)) or rights thereto other than licenses in the ordinary course of business consistent with past practice or (B) any amendment or consent with respect to any licensing agreement filed, or required to be filed, by the Company with the SEC.

    (h) LITIGATION. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on the Company, nor is there any judgment, order, decree, injunction, statute, law, ordinance, rule or regulation of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on the Company.

    (i) CONTRACTS. Except as disclosed in the Filed SEC Documents as of the date hereof, there are no contracts or agreements that are of a nature required to be filed as an exhibit to any Filed SEC Document under the Exchange Act and the rules and regulations promulgated thereunder. Neither the Company nor any of its subsidiaries is in violation of or in default (with or without notice or lapse of time, or both) under any lease, permit, concession, franchise, license or any other contract, commitment, agreement, arrangement, obligation or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate would not have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries has entered into any contract, commitment, agreement, arrangement or understanding with any affiliate (as defined in Section 8.03) of the Company that is currently in effect other than agreements that are (i) disclosed in the Filed SEC Documents or (ii) not of a nature required to be disclosed in the SEC Documents. Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any agreement or covenant not to compete or by any agreement or covenant restricting in any material respect the development, marketing or distribution of the Company's products or services.

    (j) COMPLIANCE WITH LAWS. The Company and its subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to their businesses or operations, except for instances of possible noncompliance that individually or in the aggregate would not have a material adverse effect on the Company, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. The Company and its subsidiaries have in effect all Federal, state and local, domestic and foreign, governmental consents, approvals, orders, authorizations, certificates, filings, notices, permits, franchises, licenses and rights (collectively "Permits") necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted and there has occurred no violation of, or default under, any such Permit, except for the lack of Permits and for violations of, or defaults under, Permits which lack, violation or default individually or in the aggregate would not have a material adverse effect on the Company. The Merger, in and of itself, would not cause the revocation or cancelation of any such Permit, which revocation or cancelation would have a material adverse effect on the Company.

    (k) ABSENCE OF CHANGES IN BENEFIT PLANS; EMPLOYMENT AGREEMENTS; LABOR RELATIONS. Except as disclosed in the Filed SEC Documents, since the date of the most recent financial statements included in the Filed SEC Documents and until the date hereof, there has not been any termination, adoption, amendment or agreement to amend in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding providing benefits to any current or former officer, director or employee of the Company or any of its subsidiaries (collectively, "Benefit Plans"), except that the Amended and Restated 1993 Director Stock Option Plan (the "Director Plan") may be amended to permit the Stock Options outstanding thereunder to be assumed by Parent in connection with the Merger. Except as disclosed in the Filed SEC Documents, as of the date hereof there exist no currently binding (i) employment, severance, termination or indemnification agreements or material consulting agreements between the Company or any of its subsidiaries and any current or former officer, director, employee or consultant of the Company or any of its subsidiaries or (ii) agreements between the Company or any of its subsidiaries and any current or former officer, director, employee or consultant of the Company or any of its subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement. There are no collective bargaining or other labor union agreements to which the Company or any of its subsidiaries is a party or by which it is bound. Since July 1, 1995, neither the Company nor any of its subsidiaries has encountered any labor union organizing activity, nor had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

    (l) ERISA COMPLIANCE. (i) Section 3.01(l)(i) of the Company Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained or contributed to by the Company or any of its subsidiaries or any person or entity that, together with the Company or any of its subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (a "Commonly Controlled Entity") for the benefit of any current or former officers, directors or employees of the Company or any of its subsidiaries. The Company has made available to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and
(4) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in accordance with its terms, except where the failure to so administer would not, individually or in the aggregate, have a material adverse effect on the Company. The Company and its subsidiaries and all the Benefit Plans are all in compliance with applicable provisions of ERISA and the Code, except for instances of possible noncompliance that would not, individually or in the aggregate, have a material adverse effect on the Company.

    (ii) All Pension Plans have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs.

    (iii) Neither the Company nor any Commonly Controlled Entity has maintained, contributed to or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

    (iv) With respect to any Benefit Plan that is an employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the Effective Time.

    (v) Section 3.01(l)(v) of the Company Disclosure Schedule lists all Stock Options (excluding under the 1995 Employee Stock Purchase Plan (the "ESPP")) outstanding as of the date hereof, indicating for each such option (1) the number of shares issuable, (2) the number of vested shares, (3) the date of expiration and (4) the exercise price and separately sets forth the same information for all Stock Options outstanding under the Director Plan.

    (vi) No officer or employee of the Company or any of its subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement or any benefits under any Benefits Plan the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

    (vii) The deduction of any amount payable pursuant to the terms of the Benefit Plans or any other employment contracts or arrangements will not be subject to disallowance under Section 162(m) of the Code.

    (m) TAXES. (i) The Company and each of its subsidiaries has timely filed all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other material tax returns and reports required to be filed by each such entity. All such returns and reports are complete and correct in all material respects. The Company and each of its subsidiaries has timely paid all taxes due with respect to the taxable periods covered by such returns and reports and all other material taxes, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

    (ii) No Federal, state or local, domestic or foreign, income or franchise tax return or report or any other material tax return or report of the Company or any of its subsidiaries is under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries. Each material deficiency resulting from any audit or examination relating to taxes by any taxing authority has been timely paid. No material issues relating to taxes were raised by the relevant taxing authority during any presently pending audit or examination, and no material issues relating to taxes were raised by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. No Federal, state or local, domestic or foreign, tax return or report of the Company or any of its subsidiaries has ever been under audit or examination by the IRS or other relevant taxing authority. The relevant statute of limitations is closed with respect to the United States Federal tax returns of the Company and its subsidiaries for all years through 1991.

    (iii) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

    (iv) No material Liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory Liens for taxes not yet due.

    (v) None of the Company or any of its subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

    (vi) None of the Company or any of its subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local tax law, domestic or foreign, or for any other reason.

    (vii) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any officer, director or employee of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan or other compensation arrangement currently in effect would be characterized as an "excess parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code).

    (viii) The Company and its subsidiaries have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any foreign Federal laws or any state or local laws, domestic and foreign) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

    (ix) As used in this Agreement, "taxes" shall include all Federal, state and local, domestic and foreign, income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest penalties or additions with respect thereto.

    (o) TITLE TO PROPERTIES. (i) The Company and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all of its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not have a material adverse effect on the Company. All such material assets and properties, other than assets and properties in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate would not have a material adverse effect on the Company.

    (ii) Each of the Company and its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect as individually or in the aggregate would not have a material adverse effect on the Company. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such material leases, except for failures to do so that individually or in the aggregate would not have a material adverse effect on the Company.

    (p) INTELLECTUAL PROPERTY. (i) The Company has made available to Parent true and correct copies of all license agreements relating to Intellectual Property to which the Company or any of its subsidiaries is a party.

    (ii) Except to the extent that any of the following (or the circumstances giving rise to such inaccuracy) would not have a material adverse effect on the
Company:

    (A) the Company and each of its subsidiaries owns, or is licensed or otherwise has the right to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted;

    (B) there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened that the Company or any of its subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property owned by, licensed to and/or otherwise used by the Company or its subsidiaries;

    (C) to the knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by, licensed to and/ or otherwise used by the Company or its subsidiaries;

    (D) to the knowledge of the Company, none of the former or current members of management or key personnel of the Company or any of its subsidiaries, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of computer software or other Intellectual Property of the Company or any of its subsidiaries, have any valid claim against the Company or any of its subsidiaries in connection with the involvement of such persons in the conception and development of any computer software or other Intellectual Property of the Company or any of its subsidiaries, and no such claim has been asserted or threatened;

    (E) the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to any right, license or encumbrance relating to, Intellectual Property owned by the Company or with respect to which the Company now has or has had any agreement with any third party, or any right of termination, cancelation or acceleration of any material Intellectual Property right or obligation set forth in any agreement to which the Company is a party, or the loss or encumbrance of any Intellectual Property or material benefit related thereto, or result in the creation of any Lien in or upon any Intellectual Property or right, other than under certain contracts and agreements, the material ones of which are set forth on Section 3.01(p) of the Company Disclosure Schedule, that (1) provide for their termination upon a change of control of the Company or (2) contain provisions restricting their assignment;

    (F) except in the ordinary course of business consistent with past practice, no licenses or rights have been granted to distribute the source code of, or to use the source code to create Derivative Works (as hereinafter defined) of, any product currently marketed by, commercially available from or under development by the Company or any of its subsidiaries for which the Company possesses the source code; and

    (G) the Company and each of its subsidiaries has taken reasonable and necessary steps to protect their Intellectual Property and their rights thereunder, and to the knowledge of the Company no such rights to Intellectual Property have been lost or are in jeopardy of being lost through failure to act by the Company or any of its subsidiaries.

    As used herein, "Derivative Work" shall mean a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgement, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work as well as translation from one human language to another and from one type of code to another.

    (iii) For purposes of this Agreement, "Intellectual Property" shall mean trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code and data); licenses, immunities, covenants not to sue and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

    (q) VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock at the Stockholders Meeting or any adjournment or postponement thereof to approve and adopt this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and approve the transactions contemplated hereby.

    (r) STATE TAKEOVER STATUTES. The Board of Directors of the Company has approved the Merger, this Agreement, the Stockholder Agreement, the acquisition by Parent in open market purchases of such number of additional shares of Company Common Stock as shall constitute, when taken together with the shares of Company Common Stock subject to the Stockholder Agreement, 40% of the fully diluted number of shares of Company Common Stock (the "Open Market Purchases") and the other transactions contemplated by this Agreement and the Stockholder Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Stockholder Agreement, the Open Market Purchases and the other transactions contemplated by this Agreement and the Stockholder Agreement, the provisions of Section 203 of the DGCL to the extent, if any, such Section would otherwise be applicable to the Merger, this Agreement, the Stockholder Agreement, the Open Market Purchases and the other transactions contemplated by this Agreement and the Stockholder Agreement.

    (s) BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the Stockholder Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, legal counsel or other person retained by the Company in connection with this Agreement or the Stockholder Agreement or the transactions contemplated hereby or thereby incurred or to be incurred by the Company in connection with this Agreement and the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement will not exceed the fees and expenses set forth in Section 3.01(s) of the Company Disclosure Schedule except under the circumstances discussed by the parties prior to the date hereof.

    (t) OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Goldman, Sachs & Co. to the effect that, as of the date hereof, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders, a copy of which opinion has been, or promptly upon receipt thereof will be, delivered to Parent.

    SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Parent and Sub represent and warrant to the Company as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or be in good standing individually or in the aggregate would not have a material adverse effect on Parent. Parent has delivered to the Company complete and correct copies of its Certificate of Incorporation and By-Laws and the Certificate of Incorporation and By-Laws of Sub, in each case as amended to the date hereof.

    (b) AUTHORITY; NONCONTRAVENTION. Parent and Sub have the requisite corporate power and authority to execute and deliver this Agreement (and, in the case of Parent, the Stockholder Agreement), and to consummate the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Stockholder Agreement). The execution, delivery and performance of this Agreement by Parent and Sub (and, in the case of Parent, the Stockholder Agreement) and the consummation of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Stockholder Agreement) have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement (and, in the case of Parent, the Stockholder Agreement) or to consummate the transactions contemplated hereby (or, in the case of Parent, those contemplated by the Stockholder Agreement). This Agreement (and, in the case of Parent, the Stockholder Agreement) has been duly executed and delivered by Parent and Sub, as applicable, and constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms. The execution and delivery of this Agreement and the Stockholder Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Stockholder Agreement and compliance with the provisions of this Agreement and the Stockholder Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the Certificate of Incorporation or By-Laws of Parent or Sub or similar organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other material contract, commitment, agreement, arrangement, obligation, undertaking, instrument, permit, concession, franchise or license applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement (and, in the case of Parent, the Stockholder Agreement) by Parent and Sub or the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Stockholder Agreement), except for (1) the filing of a premerger notification and report form under the HSR Act, (2) the filing with the SEC of the Form S-4 and such reports under the Exchange Act as may be required in connection with this Agreement or the Stockholder Agreement and the transactions contemplated by this Agreement or the Stockholder Agreement, (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (4) filings with the NYSE and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings (i) as may be required under the "blue sky" laws of various states or (ii) the failure of which to be obtained or made individually or in the aggregate would not have a material adverse effect on Parent, impair in any material respect the ability of Parent or Sub to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

    (c) PARENT SEC DOCUMENTS. Parent has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed with the SEC by Parent since January 1, 1996 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document, none of the Parent SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes).

    (d) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it is first mailed to the Company's stockholders or at the time of Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

    (e) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Documents filed by Parent and publicly available prior to the date of this Agreement ("Filed Parent SEC Documents"), since the date of the most recent financial statements included in the Filed Parent SEC Documents, Parent has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any material adverse change with respect to Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's capital stock (except for regular quarterly cash dividends) or (iii) any split, combination or reclassification of any of Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

    (f) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

    (g) Parent Common Stock. The shares of Parent Common Stock to be issued in connection with the Merger, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or other statutory right of stockholders and will be issued in compliance with applicable United States Federal and state securities laws.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    SECTION 4.01. CONDUCT OF BUSINESS. (a) CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the Effective Time, the Company shall and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with the manner as heretofore conducted and use reasonable efforts to comply in all material respects with all applicable laws, rules and regulations and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact their current business organization, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, except as set forth in Section 4.01 of the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to:

    (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock except for dividends by a wholly owned subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their existing stock option or purchase agreements;

    (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement and in accordance with their present terms or as contemplated by Section 5.06), (y) the issuance of shares of Company Common Stock to participants in the ESPP in accordance with its current terms and (z) grants of Stock Options to purchase up to 250,000 shares of Company Common Stock in the ordinary course of business consistent with past practice and with an exercise price per share at least equal to the market value of Company Common Stock on the date of grant, and the issuance of shares of Company Common Stock upon exercise of such Stock Options);

    (iii) amend its certificate of incorporation or bylaws (or similar organizational documents);

    (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other entity or division thereof or (y) any assets which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $250,000, except purchases of inventory, components and raw materials in the ordinary course of business consistent with past practice and except for capital expenditures (which are covered by clause (vii) below);

    (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of inventory or used equipment in the ordinary course of business consistent with past practice;

    (vi) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than (I) as provided for under any current

Benefit Plan in the ordinary course of business consistent with past practice,
(II) to the Company or any direct or indirect wholly owned subsidiary of the Company and (III) for advances to customers and employees, in each case in the ordinary course of business consistent with past practice;

    (vii) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $250,000;

    (viii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of claims, liabilities or obligations reflected or reserved against in the most recent financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any materially adverse respect, any confidentiality, standstill or similar agreements to which the Company or any of its subsidiaries is a party;

    (ix) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company or such subsidiary is a party or waive, release or assign any material rights or claims thereunder;

    (x) enter into any contracts, agreements, or obligations relating to (i) the distribution, sale, license or marketing by third parties of the Company's products or products licensed by the Company or (ii) material Intellectual Property (other than in the ordinary course of business consistent with past practice), it being understood that the Company may continue to obtain licenses to Intellectual Property owned by third parties in the ordinary course of business consistent with past practice, execute confidentiality agreements in the ordinary course of business consistent with past practice, and enter into agreements in the ordinary course of business consistent with past practice permitting third parties access to source code held in escrow, other than in the case of clauses (i) and (ii) above, pursuant to any such contracts, agreements or obligations existing as of the date hereof in accordance with their terms;

    (xi) except as otherwise contemplated by this Agreement or as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (A) terminate, adopt, enter into or amend any collective bargaining agreement or Benefit Plan (except that the Director Plan may be amended to permit the Stock Options outstanding thereunder to be assumed by Parent in connection with the Merger), (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any officer, director or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice), (C) pay any material benefit not provided for under any Benefit Plan, (D) increase in any manner the severance or termination pay of any officer or employee, (E) enter into (I) any employment, severance, termination or indemnification agreement, or consulting agreement (other than in the ordinary course of business consistent with past practice), with any current or former officer, director, employee or consultant or (II) any agreements with any current or former officer, director, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (F) grant any awards under any Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder) other than as permitted under clause (z) of Section 4.01(a)(ii), (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, contract, agreement or arrangement or Benefit Plan or (H), except to the extent required under any Benefit Plan on the date hereof, take any action to accelerate the vesting of payment of any compensation or benefit under any Benefit Plan;

    (xii) except as otherwise contemplated by this Agreement, enter into any contract or agreement that is of a nature required to be filed as an exhibit to Form 10-K under the Exchange Act and the rules and regulations promulgated thereunder, other than contracts for the sale or licensing of the Company's products in the ordinary course of business;

    (xiii) form any subsidiary of the Company;

    (xiv) revalue any of its material assets or, except as required by GAAP, make any change in accounting methods, principles or practices; or

    (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

    (b) CERTAIN TAX MATTERS. During the period from the date of this Agreement to the Effective Time, (i) the Company and each of its subsidiaries will timely file all Federal, state and local, domestic and foreign, income and franchise tax returns and reports ("Post-Signing Returns") required to be filed by each such entity (after taking into account any extensions); (ii) the Company and each of its subsidiaries will timely pay all taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by the Company or any of its subsidiaries for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company and each of its subsidiaries will promptly notify Parent of any suit, claim action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its subsidiaries in respect of any tax where there is a reasonable possibility of a determination or decision which would have a material adverse effect on the Company's or any of its subsidiaries' tax liabilities or tax attributes and will not settle or compromise any such Action without Parent's consent; and (v) none of the Company or any of its subsidiaries will make any material tax election without Parent's consent, which consent shall not be unreasonably withheld.

    SECTION 4.02. NO SOLICITATION. (a) The Company shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as hereinafter defined) or
(ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal; PROVIDED, HOWEVER, that if, at any time prior to receipt of the Stockholder Approval the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to a Takeover Proposal that was unsolicited or that did not otherwise result from a breach of this Section 4.02(a), and subject to compliance with Section 4.02(c), (x) furnish information with respect to the Company to any person pursuant to a customary and reasonable confidentiality agreement and (y) participate in negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 4.02(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company or any of its subsidiaries (other than the purchase of the Company's products in the ordinary course of business) or more than a 20% interest in the total voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the total voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement or the Stockholder Agreement.

    (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or publicly propose to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (an "Acquisition Agreement") with respect to any Takeover Proposal. Notwithstanding the foregoing, prior to receipt of the Stockholder Approval, the Board of Directors of the Company, to the extent it determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend any Superior Proposal (as hereinafter defined) or cause the Company to terminate this Agreement in accordance with Section 7.01(b)(iv) (and concurrently with or after such termination, if it so chooses, cause the Company to enter into an Acquisition Agreement with respect to a Superior Proposal), in each case at any time after the third business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of the Superior Proposal and identifying the person making such Superior Proposal (it being understood that any amendment to the price or material terms of a Superior Proposal shall require an additional Notice of Superior Proposal and an additional one business day period thereafter to the extent permitted under applicable law). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is capable of being obtained by such third party.

    (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 4.02, the Company promptly shall advise Parent orally and in writing of any request for non-public information which the Company reasonably believes would lead to a Takeover Proposal or of any Takeover Proposal, or any inquiry with respect to or which the Company reasonably believes would lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the person making any such request, Takeover Proposal or inquiry. The Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

    (d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the majority of the members of the Board of Directors of the Company, after consultation with independent counsel, failure to so disclose would be inconsistent with applicable laws; PROVIDED that none of the Company nor its Board of Directors nor any committee thereof shall, except in accordance with the provisions of Section 4.02(b), withdraw or modify, or publicly propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

    SECTION 5.01. PREPARATION OF THE FORM S-4 AND THE PROXY STATEMENT; STOCKHOLDERS MEETING. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the

Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and under the Company Stock Plans. Each of Parent and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement.

    (b) The Company will, as soon as practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Stockholder Approval. The Company will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement, except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval of this Agreement or the Merger in accordance with Section 4.02(b) or terminated this Agreement in accordance with
Section 7.01(b)(iv). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal.

    SECTION 5.02. LETTERS OF THE COMPANY'S ACCOUNTANTS. The Company shall use its reasonable efforts to cause to be delivered to Parent two "comfort" letters in customary form from Coopers & Lybrand L.L.P., the Company's independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Parent.

    SECTION 5.03. LETTERS OF PARENT'S ACCOUNTANTS. Parent shall use its reasonable efforts to cause to be delivered to the Company two "comfort" letters in customary form from Price Waterhouse LLP, Parent's independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to the Company, in the form customarily given to underwriters in securities offerings of Parent in the past.

    SECTION 5.04. ACCESS TO INFORMATION; CONFIDENTIALITY. The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall (and shall cause each of its subsidiaries to) make available to Parent (a) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of United States Federal or state securities laws or the United States Federal tax laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request (including Coopers & Lybrand L.L.P.'s work papers). Except as required by law, Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and controlled affiliates to hold, any and all information received from the Company, directly or indirectly, in confidence in accordance with the IBM Business Development Agreement for Exchange of Confidential Information dated July 9, 1997, between Parent and the Company (as amended on August 18, 1997 and as it may be further amended from time to time, the "Confidentiality Agreement").

    SECTION 5.05. REASONABLE EFFORTS; NOTIFICATION. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity,
(iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Stockholder Agreement, the Open Market Purchases or any of the other transactions contemplated by this Agreement or the Stockholder Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Stockholder Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement, the Stockholder Agreement, the Open Market Purchases and the other transactions contemplated by this Agreement. Nothing in this Agreement shall be deemed to require Parent or the Company to dispose of any significant asset or collection of assets.

    (b) The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    (c) Parent shall give prompt notice to the Company of any representation or warranty made by it or Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.03(a) would not be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    SECTION 5.06. STOCK OPTIONS. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans, as defined below) shall adopt such resolutions or take such other actions (if any) as may be required to effect the following:

    (i) adjust the terms of all outstanding options to purchase shares of Company Common Stock (the "Stock Options") granted under any plan or arrangement providing for the grant of options to purchase shares of Company Common Stock to current or former officers, directors, employees or consultants of the Company (the "Company Stock Plans"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Stock Option, the number of shares of Parent Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such Stock Option by the Exchange Ratio, at a price per share of Parent Common Stock equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (B) the number of shares of Parent Common Stock deemed purchasable pursuant to such Stock Option (each, as so adjusted, an "Adjusted Option"); provided that such exercise price shall be rounded up to the nearest whole cent; and

    (ii) make such other changes to the Company Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger.

    (b) The adjustments provided herein with respect to any Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

    (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans, with the result that all obligations of the Company under the Company Stock Plans, including with respect to Stock Options outstanding at the Effective Time, shall be obligations of Parent following the Effective Time.

    (d) No later than the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options may remain outstanding.

    (e) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Stock Options and that such Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger).

    (f) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and the United States Federal withholding tax information, if any, required in accordance with the related Company Stock Plan.

    (g) Except as otherwise contemplated by this Section 5.06 and except to the extent required under the respective terms of the Stock Options, all restrictions or limitations on transfer and vesting with respect to Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Parent as set forth above.

    (h) The Company shall terminate the ESPP by having its Board of Directors amend the ESPP as necessary to provide that: (i) any shares of Company Common Stock to be purchased under the ESPP shall be purchased under the ESPP on a new "Exercise Date" (as such term is defined in the ESPP) set by the Board of Directors, which Exercise Date shall be on the last trading day immediately prior to the Effective Time, or such earlier time as the Board shall specify, and (ii) immediately following such purchase of shares of Company Common Stock, the ESPP shall terminate.

    SECTION 5.07. INDEMNIFICATION. (a) From and after the consummation of the Merger, Parent will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to (i) each indemnification agreement in effect at such time between the Company and each person who is or was a director or officer of the Company at or prior to the Effective Time and (ii) any indemnification provisions under the Company's Certificate of Incorporation or By laws as each is in effect on the date hereof (the persons to be indemnified pursuant to the agreements or provisions referred to in clauses (i) and (ii) of this Section 5.07(a), the "Indemnified Parties"). The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Certificate of Incorporation and By-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party; PROVIDED, HOWEVER, that Parent shall not be required to maintain the Surviving Corporation's existence as a separate corporation. Until the earlier to occur of (i) six years from the Effective Time and (ii) the expiration of the current term of the Company's directors' and officers' liability insurance policy (the "Company Policy"), Parent shall maintain in effect the Company Policy (or, in lieu of maintaining such insurance, cause coverage to be provided under any policy maintained for the benefit of Parent or any of its subsidiaries or otherwise obtained by Parent, so long as the terms thereof are no less advantageous to the intended beneficiaries thereof than those of the Company Policy), covering those persons who are covered by the Company Policy; PROVIDED, HOWEVER, that in no event shall Parent be required to expend in any one year an amount in excess of 200% of the annual premiums most recently paid by the Company for such insurance, and, PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, Parent shall only be obligated to obtain the greatest coverage available under such policy for a cost not exceeding such amount.

    (b) This Section 5.07 shall survive the consummation of the Merger at the Effective Time, is intended to be for the benefit of the Company, Parent, the Surviving Corporation and each Indemnified Party and such Indemnified Party's heirs and representatives, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

    SECTION 5.08. FEES AND EXPENSES. (a) All fees and expenses incurred in connection with the Merger, this Agreement, the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with filing, printing and mailing the Proxy Statement and the Form S-4, shall be shared equally by Parent and the Company.

    (b) In the event that this Agreement is terminated by any party hereto pursuant to Section 7.01(b)(iv), the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a fee equal to $6 million in immediately available funds (the "Termination Fee"). If, at the time of any termination of this Agreement by any party hereto pursuant to
Section 7.01(b)(i), 7.01(b)(iii) or 7.01(c), a Takeover Proposal shall have been publicly announced or otherwise publicly disclosed and not publicly withdrawn and prior to the date 12 months following the date of the termination of this Agreement the Company shall either (x) consummate a Company Acquisition (as hereinafter defined) or (y) enter into a written Acquisition Agreement providing for a Company Acquisition, then the Company shall pay to Parent the Termination Fee in immediately available funds in the case of clause (x) concurrently with the consummation of such Company Acquisition or in the case of clause (y) concurrently with the consummation of the transaction subject to such Acquisition Agreement (whether or not such transaction is consummated prior to the date 12 months following the date of the termination of this Agreement, but only in the event that such transaction subject to such Acquisition Agreement is in fact consummated); provided, however, that no Termination Fee shall be payable pursuant to this sentence if this Agreement is terminated pursuant to
Section 7.01(b)(iii) and a material adverse change with respect to Parent had occurred and had not been cured prior to the date of the Stockholders Meeting. The Company acknowledges that the agreements contained in this Section 5.08(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 5.08(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the amounts set forth in this Section 5.08(b), the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 5.08(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. "Company Acquisition" shall mean any of the following transactions or series of related transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction or series of related transactions hold less than 60% of the equity interests in the surviving or resulting entity of such transaction or transactions (other than the transactions contemplated by this Agreement); (ii) a sale by the Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 40% of the fair market value of the Company's business immediately prior to such sale; or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of 40% or more of the then outstanding shares of capital stock of the Company.

    SECTION 5.09. PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and the Company, on the other hand, will, to the extent reasonably practicable, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, the Stockholder Agreement or the Noncompetition Agreements, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

    SECTION 5.10. AFFILIATES. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, in the Company's reasonable judgment, at the time this Agreement is submitted for approval and adoption to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

    SECTION 5.11. STOCK EXCHANGE LISTING. To the extent Parent does not issue treasury shares in the Merger or under the Company Stock Plans which are already listed, Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and under the Company Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

    SECTION 5.12. STOCKHOLDER AGREEMENT LEGEND. The Company will inscribe upon any Certificate representing Subject Shares tendered by a Stockholder (as such terms are defined in the Stockholder Agreement) for such purpose the following legend: "THE SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE, OF UNISON SOFTWARE, INC. REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF SEPTEMBER 12, 1997, AND ARE SUBJECT TO TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF UNISON SOFTWARE, INC.".

    SECTION 5.13. TAX TREATMENT. (a) The parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code. Each party and its affiliates shall use reasonable efforts to cause the Merger to so qualify and to obtain the opinions of Wilson Sonsini Goodrich & Rosati, counsel to the Company, and Cravath, Swaine & Moore, counsel to Parent, in each case to the effect that the Merger will be treated for United States Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and that Parent, Sub and Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code; it being understood that in rendering such opinions, such tax counsel shall be entitled to rely upon representations provided by the parties hereto and certain Company stockholders contained in certain customary representation letters as reasonably requested by such counsel. Each of Parent, the Company and their respective affiliates shall not take any action and shall not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of

Section 368(a) of the Code, and each shall use reasonable efforts to obtain the opinion of counsel referred to in Sections 6.02(e) and 6.03(c).

    (b) In the event of the issuance of final or temporary Treasury regulations relating to the continuity of shareholder interest (proposed regulations on the topic were issued in the Federal Register on December 23, 1996 (Reg-252231-96); these regulations would, among other things, add a new section 1.368-1(e) to existing regulations), the parties agree to use their reasonable best efforts to take advantage of, and comply with, any provisions therein (such as an election and/or reporting requirements) to the extent necessary to cause such regulations to apply to the Merger.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    SECTION 6.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

    (b) NYSE LISTING. The shares of Parent Company Stock issuable to the Company's stockholders in the Merger and under the Company Stock Plans shall have been approved for listing on the NYSE, subject to official notice of issuance.

    (c) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

    (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or statute, rule or regulation (collectively, "Restraints") preventing the consummation of the Merger shall be in effect.

    (e) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

    (f) TAX OPINIONS. The opinions of Wilson Sonsini Goodrich & Rosati, counsel to the Company, and Cravath, Swaine & Moore, counsel to Parent, shall have been delivered to the Company and Parent, respectively, in form and substance reasonably satisfactory to the Company and Parent, respectively, stating that the Merger will be treated for United States Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinions, such counsel shall be entitled to rely upon customary representations reasonably requested by such counsel and made by Parent, Sub, Company and certain Company stockholders. The opinions shall be dated the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of the Company and shall not have been withdrawn or modified in any material respect.

    SECTION 6.02. CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date except (i) to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such specific date) and (ii) for breaches of representations and warranties as to matters that, individually or in the aggregate, would not have a material adverse effect on the Company. Solely for the purpose of the application of clause (ii) above, all representations and warranties of the Company set forth in this Agreement that are qualified as to materiality (including without limitation by the word "material" in the phrases "material adverse change" or "material adverse effect") shall be deemed to be not so qualified. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

    (c) LETTERS FROM COMPANY AFFILIATES. Parent shall have received from each person named in the letter referred to in Section 5.10(a) an executed copy of an agreement substantially in the form of Exhibit A hereto.

    (d) NO GOVERNMENTAL LITIGATION. There shall not be pending any suit, action, investigation or proceeding by any Governmental Entity, (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or seeking to place material limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of Parent's subsidiaries of any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, or to compel the Company, Parent or any of Parent's subsidiaries to dispose of or hold separate any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, as a result of the Merger or (iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company.

    SECTION 6.03. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date except (i) to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such specific date) and (ii) for breaches of representations and warranties as to matters that, individually or in the aggregate, would not have a material adverse effect on Parent and Sub. Solely for the purpose of the application of clause (ii) above, all representations and warranties of Parent and Sub set forth in this Agreement that are qualified as to materiality (including without limitation by the word "material" in the phrases "material adverse change" or "material adverse effect") shall be deemed to be not so qualified. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

    SECTION 6.04. FRUSTRATION OF CLOSING CONDITIONS. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to
Section 5.05.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.01. TERMINATION. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval:

    (a) by mutual written consent of Parent, Sub and the Company;

    (b) by either Parent or the Company:

    (i) if the Merger shall not have been consummated by March 15, 1998 for any reason; PROVIDED HOWEVER, that the right to terminate this Agreement under this
Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

    (ii) if any Restraint having any of the effects set forth in Section 6.01(d) shall be in effect and shall have become final and nonappealable;

    (iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof or by written consent; or

    (iv) if the Board of Directors of the Company has made the determination that a proposal constitutes a Superior Proposal; PROVIDED, HOWEVER, that the Company may not terminate this Agreement pursuant to this Section 7.01(b)(iv) unless and until the Company has complied with the notice and waiting period procedures set forth in Section 4.02(b) and no later than two days after such determination the Company pays to Parent the amounts specified under Section 5.08(b) pursuant to the terms of such Section 5.08(b).

    (c) by Parent if (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or this Agreement or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Takeover Proposal or (ii) the Board of Directors of the Company shall have resolved to take any of the foregoing actions;

    (d) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any such representation or warranty of Parent shall have become inaccurate, in either case such that the conditions set forth in Section 6.03(a) or Section 6.03(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; PROVIDED, that if such breach by Parent or inaccuracy in Parent's representations and warranties is curable by Parent through the exercise of its reasonable efforts, then (i) the Company may not terminate this Agreement under this Section 7.01(d) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by the Company of written notice to Parent describing such breach or inaccuracy, provided Parent continues to exercise reasonable efforts to cure such breach or inaccuracy and (ii) the Company may not, in any event, terminate this Agreement under this Section 7.01(d) if such inaccuracy or breach shall have been cured in all material respects during such 45-day period; and, provided further that the Company may not terminate this Agreement pursuant to this Section 7.01(d) if it shall have wilfully and materially breached this Agreement; or

    (e) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any such representation or warranty of the Company shall have become inaccurate, in either case such that the conditions set forth in Section 6.02(a) or Section 6.02(b), as the case may be, would not be satisfied as of the time of such breach by the Company or as of the time such representation or warranty shall have become inaccurate; provided, that if such breach by the Company or inaccuracy in the Company's representations and warranties is curable by the Company through the exercise of its reasonable efforts, then (i) Parent may not terminate this Agreement under this Section 7.01(e) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by Parent of written notice to the Company describing such breach or inaccuracy, provided the Company continues to exercise reasonable efforts to cure such breach or inaccuracy and (ii) Parent may not, in any event, terminate this Agreement under this Section 7.01(e) if such inaccuracy or breach shall have been cured in all material respects during such 45-day period; and provided further that Parent may not terminate this Agreement pursuant to this Section 7.01(e) if it shall have wilfully and materially breached this Agreement.

    SECTION 7.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(s), the last sentence of
Section 5.04, Section 5.08, Section 5.09, this Section 7.02 and Article VIII and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

    SECTION 7.03. AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 7.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    SECTION 8.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    SECTION 8.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    if to Parent or Sub, to:

       International Business
       Machines Corporation
       New Orchard Road
       Armonk, NY 10504

        Attention: Lee A. Dayton

        with a copy to:

       Cravath, Swaine & Moore
       Worldwide Plaza
       825 Eighth Avenue
       New York, NY 10019

        Attention: Allen Finkelson, Esq.

    if to the Company, to:

       Unison Software, Inc.
       5101 Patrick Henry Drive
       Santa Clara, CA 95054

        Attention: Don Lee

        with a copy to:

       Wilson Sonsini Goodrich & Rosati
       650 Page Mill Road
       Palo Alto, CA 94304

       Attention:  Larry Sonsini, Esq.
                   Jeffrey Saper, Esq.
                   Marty Korman, Esq.

    SECTION 8.03. DEFINITIONS. For purposes of this Agreement:

    (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

    (b) as it relates to the Company, "knowledge" means, with respect to any matter in question, that any of the chief executive officer, chief financial officer or any other executive officer of the Company has actual knowledge of such matter.

    (c) "made available" shall mean that the information referred to has been made available if requested by the party to whom information is to be made available.

    (d) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, as the case may be, any state of facts, change, effect or occurrence that is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of such party and its subsidiaries, taken as a whole, as the case may be; PROVIDED, HOWEVER, that any state of facts, change, effect or occurrence (i) relating to the economy in general or such entity's industry in general and not specifically relating to such entity shall not be taken into account in determining whether there has been or would be a "material adverse change" or a "material adverse effect" on or with respect to such entity and (ii) (x) directly attributable to the announcement or pendency of this Agreement or the pendency of the Merger, or (y) resulting from the failure to obtain a consent or waiver with respect to an agreement to which the Company is a party that is listed on Section 3.01(d) of the Company Disclosure Schedule as requiring a consent or waiver in connection with this Agreement and the consummation of the Merger shall not be taken into account in determining whether there has been or would be a "material adverse change" or a "material adverse effect" on or with respect to the Company;

    (e) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

    (f) a "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

    SECTION 8.04. INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

    SECTION 8.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 8.06. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Stockholder Agreement, the Noncompetition Agreements and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Stockholder Agreement, the Noncompetition Agreements and the Confidentiality Agreement and (b) except for the provisions of Article II, Section 5.06 and Section 5.07, are not intended to confer upon any person other than the parties hereto any rights or remedies.

    SECTION 8.07. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    SECTION 8.08. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

    SECTION 8.09. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the partes shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

    SECTION 8.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          INTERNATIONAL BUSINESS MACHINES CORPORATION

                                          By:    /s/ LEE A. DAYTON
                                                 ------------------------------------------
                                                 Name: Lee A. Dayton
                                                 Title: Vice President,
                                                        Corporate Development
                                                        & Real Estate

                                          NEW ORCHARD CORP.

                                          By:    /s/ LEE A. DAYTON
                                                 ------------------------------------------
                                                 Name: Lee A. Dayton
                                                 Title: Vice President,
                                                        Corporate Development
                                                        & Real Estate

                                          UNISON SOFTWARE, INC.

                                          By:    /s/ DON H. LEE
                                                 ------------------------------------------
                                                 Name: Don H. Lee
                                                 Title: President and Chief
                                                        Executive Officer

                                                                       EXHIBIT A
                                                         TO THE MERGER AGREEMENT

                              FORM OF AFFILIATE LETTER

Dear Sirs:

    The undersigned, a holder of shares of common stock, par value $.001 per share ("Company Common Stock"), of Unison Software, Inc., a Delaware corporation (the "Company"), acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact. Pursuant to the terms of the Agreement and Plan of Merger dated as of September 12, 1997, among International Business Machines Corporation, a New York corporation ("Parent"), New Orchard Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, the Company will be merged with and into Sub (the "Merger"), and in connection with the Merger, the undersigned is entitled to receive common stock, par value $1.25 per share ("Parent Common Stock"), of Parent.

    If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

    The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of the general counsel of Parent or other counsel reasonably satisfactory to Parent (it being expressly agreed that Wilson Sonsini Goodrich & Rosati shall be considered reasonably satisfactory for all purposes under this Agreement) or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

    In the event of a sale or other disposition by the undersigned of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto (or other reasonably satisfactory documentation evidencing compliance with Rule 145) and the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the Parent Common Stock sold as indicated in such letter.

    Parent covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of Parent Common Stock by the undersigned under Rule 145 in accordance with the terms thereof.

    The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Securities Act.

    There will be placed on the certificates for Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

    "The shares represented by this certificate were issued pursuant to transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

    The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

                                            Very truly yours,

Dated:

                                                                         ANNEX I

                                                                    TO EXHIBIT A

[Name]                                                                    [Date]

    On             , the undersigned sold the securities of International
Business Machines Corporation ("Parent") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Unison Software, Inc. with and into New Orchard Corp., a Delaware corporation.

    Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

    The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

           [Space to be provided for description of the Securities.]

                                                                  EXECUTION COPY

    FIRST AMENDMENT, dated as of October 1, 1997 (the "First Amendment"), to the Agreement and Plan of Merger dated as of September 12, 1997 (the "Merger Agreement') among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("Parent"), NEW ORCHARD CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and UNISON SOFTWARE, INC., a Delaware corporation (the "Company").

    WHEREAS Parent, Sub and the Company each desire to amend the Merger
Agreement.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

    1. Section 2.01(d)(i) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

    "(d) PRORATION.

        (i) The aggregate amount of cash to be paid to holders of Company Common Stock pursuant to this Article II (the "Cash Cap") shall not exceed the product of (x) $15 and (y) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time minus the sum of (A) the number of shares of Company Common Stock owned by the Company or any of its subsidiaries immediately prior to the Effective Time and (B) two times the sum of (1) the number of shares of Company Common Stock owned by Parent or any of its subsidiaries immediately prior to the Effective Time and (2) the number of Dissenting Shares and (z) 0.5."

    2. Section 5.06 of the Merger Agreement is hereby amended to delete paragraph (h) thereof.

    3. Section 5.08(a) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

    "SECTION 5.08. FEES AND EXPENSES. (a) All fees and expenses incurred in connection with the Merger, this Agreement, the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that (i) expenses incurred in connection with filing, printing and mailing the Proxy Statement and the Form S-4, shall be shared equally by Parent and the Company and (ii) all transfer taxes arising as a result of or otherwise in connection with any of the transfers contemplated by this Agreement shall be paid by Parent."

    4. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    5. This First Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    6. Except as expressly modified and amended by this First Amendment, the Merger Agreement shall continue in full force and effect and is hereby ratified and confirmed in all respects.

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this First Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          INTERNATIONAL BUSINESS MACHINES CORPORATION

                                          By:    /s/ LEE A. DAYTON
                                                 ------------------------------------------
                                                 Name: Lee A. Dayton
                                                 Title:  Vice President,
                                                         Corporate Development
                                                         & Real Estate

                                          NEW ORCHARD CORP.

                                          By:    /s/ LEE A. DAYTON
                                                 ------------------------------------------
                                                 Name: Lee A. Dayton
                                                 Title: President

                                          UNISON SOFTWARE, INC.

                                          By:    /s/ DON H. LEE
                                                 ------------------------------------------
                                                 Name: Don H. Lee
                                                 Title:  President and Chief
                                                         Executive Officer

                                                                        ANNEX II

    STOCKHOLDER AGREEMENT dated as of September 12, 1997, among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("Parent"), and the individuals and other parties listed on Schedule A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders").

    WHEREAS, Parent, New Orchard Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Unison Software, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of the Company with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement; and

    WHEREAS, as of the date hereof each Stockholder owns the number of shares of common stock, par value $.001 per share, of the Company ("Company Common Stock") set forth opposite his or its name on Schedule A attached hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Subject Shares"); and

    WHEREAS, as a condition and inducement to its willingness to enter into the Merger Agreement, Parent has requested that each Stockholder enter into this Agreement;

    NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

    1. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as of the date hereof in respect of himself or itself as follows:

    (a) AUTHORITY. The Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, any provision of any trust agreement, loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, arrangement, obligation, undertaking, understanding, instrument, permit, concession, franchise, license, statute, law, ordinance, rule, regulation, judgment, order, notice or decree, applicable to the Stockholder or to the Stockholder's property or assets, (ii) require any registration, declaration or filing with, or consent, approval, order or authorization of, any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign or (iii) violate any judgment, order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets, including the Stockholder's Subject Shares. If the Stockholder is a natural person and is married, and the Stockholder's Subject Shares constitute community property or otherwise need special or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse or the person giving such approval, enforceable against such spouse or person in accordance with its terms. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby. The Stockholder, together with the other Stockholders, constitutes all the trustees of any trust of which such Stockholder is a trustee, and such trustees have all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby on behalf of such trust.

    (b) THE SUBJECT SHARES. The Stockholder is the record and beneficial owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite his or its name on Schedule A attached hereto. As of the date hereof, the Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite his or its name on Schedule A attached hereto.

    (c) ENCUMBRANCES. The Stockholder's Subject Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all pledges, claims, liens, security interests, proxies, voting trusts or agreements, arrangements or understandings or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under the existing terms of a trust of which such Stockholder is the trustee.

    2. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to each Stockholder that Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, any provision of the Certificate of Incorporation or By-laws of Parent, any trust agreement, loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, arrangement, obligation, understanding, instrument, permit, concession, franchise, license, statute, law, ordinance, rule, regulation, judgment, order, notice or decree applicable to Parent or to Parent's property or assets.

    3. COVENANTS OF EACH STOCKHOLDER. Until the termination of this Agreement in accordance with Section 8, each Stockholder, severally and not jointly, agrees as follows:

    (a) Without in any way limiting the Stockholder's right to vote the Subject Shares in its sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval (including by written consent), at any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Stockholder shall, including by initiating a written consent solicitation if requested by Parent, vote (or cause to be voted) such Stockholder's Subject Shares (and each class thereof) in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement.

    (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) such Stockholder's Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Company Acquisition (collectively, "Alternative Transactions") or (ii) any amendment of the Company's Certificate of Incorporation or Bylaws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (collectively, "Frustrating Transactions").

    (c) Such Stockholder shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of such Stockholder's Subject Shares or any interest therein, except pursuant to the Merger, (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any or all of such Subject Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Subject Shares, except for this Agreement or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares; PROVIDED, HOWEVER, that any such Stockholder may transfer (as defined above) any of the Subject Shares to any other Stockholder who is on the date hereof, or to any family member of a Stockholder or beneficiary of a trust for which Stockholder is trustee or charitable institution which prior to the Stockholders Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of a "Stockholder" hereunder.

    (d) Such Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such 5 Stockholder may have and hereby irrevocably agrees to make a Stock Election with respect to at least 85% of such Stockholder's Subject Shares.

    (e) During the term of this Agreement, the Stockholder shall not, nor shall it authorize or permit any officer, director, partner, employee or agent or any investment banker, attorney or other advisor or representative of the Stockholder to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal. The foregoing sentence shall not prohibit the Stockholder from taking any action that would be permitted under Section 4.02 of the Merger Agreement and in no event shall the Stockholder be liable for any action taken by the Company or the Stockholder in compliance with, or that would be permitted under,
Section 4.02 of the Merger Agreement; provided, however that this sentence shall not limit the obligations of the Stockholder under Sections 3(a), 3(b) and 3(j) and 4 hereof.

    (f) Until after the Merger is consummated or the Merger Agreement is terminated, the Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditions manner practicable, the Merger and the other transactions contemplated by the Merger Agreement. The foregoing sentence shall not prohibit the Stockholder from taking any action that would be permitted under Section 4.02 of the Merger Agreement and in no event shall the Stockholder be liable for any action taken by the Company or the Stockholder in compliance with, or that would be permitted under,
Section 4.02 of the Merger Agreement; PROVIDED, HOWEVER that this sentence shall not limit the obligations of the Stockholder under Sections 3(a), 3(b) and 3(j) and 4 hereof.

    (g) If, at the time the Merger Agreement is submitted for approval to the stockholders of the Company, a Stockholder is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act, such Stockholder shall deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A to the Merger Agreement.

    (h) The Stockholder, and any beneficiary of a revocable trust for which such Stockholder serves as trustee, shall not take any action to revoke, terminate or amend such trust or take any other action which would restrict, limit or frustrate in any way the transactions contemplated by this Agreement, including withdrawing any Subject Shares from such trust or replacing any trustees of such trust. The Stockholder, on behalf of each such beneficiary, hereby acknowledges and agrees to be bound by the terms of this Agreement applicable to it.

    (i) Each Stockholder shall cause this Agreement to be filed with the Secretary of the Company.

    (j) (i) In the event that the Merger Agreement shall have been terminated under circumstances where Parent is or may become entitled to receive the Termination Fee, each Stockholder shall pay to Parent on demand an amount equal to all profit (determined in accordance with Section 3(j)(ii)) of such Stockholder from the consummation of (A) any Company Acquisition consummated within 12 months following the termination of the Merger Agreement pursuant to Section 7.01(b)(iv) thereof or (B) any Company Acquisition that results in the Company being obligated to pay the Termination Fee in accordance with the Merger Agreement.

    (ii) For purposes of this Section 3(j), the profit of any Stockholder from any Company Acquisition shall equal (A) the aggregate consideration received by such Stockholder pursuant to such Company Acquisition, valuing any non-cash consideration (including any residual interest in the Company) at its fair market value on the date of such consummation plus (B) the fair market value, on the date of disposition, of all Subject Shares of such Stockholder disposed of after the termination of the Merger Agreement and prior to the date of such consummation less (C) the fair market value of the aggregate consideration that would have been issuable or payable to such Stockholder if such Stockholder had received the Merger Consideration set forth in the Merger Agreement in effect on the date hereof (the "Original Merger Consideration"), valued as of the close of business on the last full trading day prior to the first public announcement by the Company of its intention to terminate the Merger Agreement as if the Merger had been consummated on the date of such public announcement. In addition, it is agreed that for purposes of this Section 3(j), the profit of any Stockholder from any Company Acquisition shall be net of any taxes paid or payable by Stockholder in respect of or otherwise attributable to such profit (after taking into account the present value of any tax benefits in respect of or otherwise attributable to any payment of such profit pursuant to Section 3(j)(i)); it being understood that any such Stockholder shall deliver to Parent a written opinion of a nationally recognized accounting firm as to the amount of any such net tax adjustments at the time of the payment of any profits pursuant to
Section 3(j)(i).

    (iii) For purposes of this Section 3(j), the fair market value of any non-cash consideration consisting of:

    (A) securities listed on a national securities exchange or traded on the Nasdaq Stock Market shall be equal to the average closing price per share of such security as reported on such exchange or Nasdaq Stock Market for the five trading days before the date of determination; and

    (B) consideration that is other than cash or securities of the form specified in clause (A) of this Section 3(j)(iii) shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by Parent and the Stockholders within 10 business days of the event requiring selection of such banking firm; PROVIDED, HOWEVER, that if Parent and the Stockholders are unable to agree within two business days after the date of such event as to the investment banking firm, then Parent and the Stockholders shall each select one firm, and those firms shall select a third investment banking firm, which third firm shall make such determination; provided further, that the fees and expenses of such investment banking firm shall be borne equally by Parent, on the one hand, and the Stockholders, on the other hand. The determination of the investment banking firm shall be binding upon the parties.

    (iv) Any payment of profit under this Section 3(j) shall be paid in the same form as the consideration received from the Company Acquisition or disposition (and, if the consideration received from the Company Acquisition or disposition was received in more than one form, in the same proportion as the forms of consideration received) and (x) to the extent paid in cash, shall be paid by wire transfer of same day funds to an account designated by Parent and (y) to the extent paid through a transfer of securities, shall be paid through delivery of such securities, suitably endorsed for transfer.

    4. GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY. (a) Without in any way limiting the Stockholder's right to vote the Subject Shares in its sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval (including by written consent), each Stockholder hereby irrevocably grants to, and appoints, Parent and Lee Dayton and Archie Colburn, in their respective capacities as designees of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Subject

Shares, or grant a consent or approval in respect of such Subject Shares, (i) in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement, and
(ii) against any Alternative Transaction or Frustrating Transaction. The proxy set forth in this Section 4 shall terminate upon the termination of this Agreement.

    (b) Such Stockholder represents that any proxies heretofore given in respect of such Stockholder's Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

    (c) Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

    5. FURTHER ASSURANCES. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments and take such other actions as Parent may reasonably request for the purposes of effectively carrying out the transactions contemplated by this Agreement.

    6. CERTAIN EVENTS. (a) Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by any Stockholder, the number of Subject Shares listed in Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by such Stockholder.

    (b) Each Stockholder agrees that such Stockholder will tender to the Company, within 10 business days after the date hereof (or, in the event Subject Shares are acquired subsequent to the date hereof within 10 business days after the date of such acquisition), any and all certificates representing such Stockholder's Subject Shares in order that the Company may inscribe upon such certificates the legend in accordance with Section 5.12 of the Merger Agreement.

    7. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any Stockholder, on the one hand, without the prior written consent of Parent nor by Parent, on the other hand, without the prior written consent of the Stockholders, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    8. TERMINATION. This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earliest to occur of (v) March 15, 1999, (w) the Effective Time, (x) the termination of the Merger Agreement pursuant to Section 7.01(a), Section 7.01(b)(ii) or Section 7.01(d), (y) the termination of the Merger Agreement pursuant to Section 7.01(b)(i) or Section 7.01(b)(iii) unless in either case a Takeover Proposal shall have been publicly announced or otherwise publicly disclosed and not publicly withdrawn prior to such termination or (z) one year after the date the Merger Agreement is otherwise terminated in accordance with its terms. Notwithstanding the foregoing, Section 3(j) and the last sentence of Section 4(a) shall survive the termination of this Agreement.

    9. GENERAL PROVISIONS.

    (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

    (b) NOTICE. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

    (c) INTERPRETATION. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

    (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties.

    (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    (f) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

    (g) VOIDABILITY. If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof Parent or Sub would become, or could reasonably be expected to become, an "interested stockholder" with whom the Company would be prevented for any period pursuant to Section 203 of the DGCL from engaging in any "business combination" (as such terms are defined in Section 203 of the DGCL), then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

    10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

    11. PUBLIC ANNOUNCEMENTS. Except as required by law, no Stockholder shall issue any press release or other public statement with respect to the transactions contemplated by this Agreement or the Merger Agreement without the prior written consent of Parent.

    12. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

    IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its authorized signatories and each Stockholder has signed this Agreement, all as of the date first written above.

                                          INTERNATIONAL BUSINESS MACHINES CORPORATION

                                          By:
                                                 ------------------------------------------
                                                 Name:
                                                 Title:

                                          Stockholders:

                                                     ------------------------------------------
                                                                     Don H. Lee

                                                     ------------------------------------------
                                                                 Michael A. Casteel

                                   SCHEDULE A

                                                                                                 NUMBER OF SHARES
                                                                                                    OF COMPANY
                                           NAME AND                                                COMMON STOCK
                                          ADDRESS OF                                              OWNED OR TO BE
                                         STOCKHOLDER *                                            OWNED OF RECORD
-----------------------------------------------------------------------------------------------  -----------------
Don H. Lee(1)..................................................................................       2,240,952
Michael A. Casteel(2)..........................................................................       1,482,649

------------------------

* Unless an address is otherwise set forth below, the address for such stockholder shall be the address of the Company set forth in Section 8.02 of the Merger Agreement.

(1) Includes 12,000 shares issuable under stock options exercisable within 60 days of August 29, 1997.

(2) Includes 18,000 shares issuable under stock options exercisable within 60 days of August 29, 1997.

                                                                       ANNEX III

                    [LOGO]

PERSONAL AND CONFIDENTIAL

September 12, 1997
Board of Directors
Unison Software, Inc.
5101 Patrick Henry Drive
Santa Clara, CA 95054
Gentlemen:

    You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, par value $0.001 per share (the "Shares"), of Unison Software, Inc. (the "Company") of the Merger Consideration (as defined below) to be received for the Shares pursuant to the Agreement and Plan of Merger dated as of September 12, 1997 among International Business Machines Corporation ("IBM"), New Orchard Corp., a wholly-owned subsidiary of IBM ("Sub"), and the Company (the "Agreement"). Pursuant to the Agreement, the Company will be merged with Sub (the "Merger") and each outstanding Share not owned by IBM will, subject to certain procedures and limitations contained in the Agreement (as to which procedures and limitations we are expressing no opinion), be converted into the right to receive, at the election of holders of Shares, one of the following: (i) a number of shares of Common Stock, par value $0.50 per share, of IBM (the "IBM Shares") equal to a fraction, the numerator of which is $15.00 and the denominator of which is the average of the closing sales prices of IBM Shares on the New York Stock Exchange Composite Transactions Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to the date of the Effective Time (as defined in the Agreement) as set forth in the Agreement (the "Stock Consideration") or (ii) $15.00 per Share in cash from IBM (the "Cash Consideration"). The aggregate consideration in the form of Stock Consideration and Cash Consideration to be paid to the holders of the Shares is referred to herein as the "Merger Consideration".

    Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to IBM from time to time, including having acted as lead agent for certain public offerings of medium-term notes of IBM and as co-managing underwriter of certain public offerings of debt securities of IBM, and may provide investment banking services to IBM in the future. In the course of the trading activities of Goldman, Sachs & Co., we have accumulated a net long position of 182,041 IBM Shares. In addition, we have extended revolving credit to an affiliate of IBM in the amount of $200 million.

                                    [LOGO]

    In connection with this opinion, we have reviewed, among other things, the Agreement; the Stockholder Agreement dated as of September 12, 1997 among IBM and the parties listed on Schedule A thereto; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the two fiscal years ended May 31, 1997 and of IBM for the five years ended December 31, 1996; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and IBM; certain other communications from the Company and IBM to their respective stockholders; and certain internal financial analyses and forecasts (the "Forecasts") for the Company prepared by its management. We also have held discussions with members of the senior management of the Company and IBM regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the IBM Shares, compared certain financial and stock market information for the Company and IBM with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the software industry and performed such other studies and analyses as we considered appropriate.

    We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. You have advised us, and for purposes of rendering this opinion we have assumed, that the Company faces significant risks and uncertainties in achieving the Forecasts. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or IBM or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

    Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Merger Consideration to be received by the holders of the Shares pursuant to the Agreement is fair to such holders.

Very truly yours,
/s/ Goldman, Sachs & Co.
GOLDMAN, SACHS & CO.

                                                                        ANNEX IV

    APPRAISAL RIGHTS.--(A) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section251 (other than a merger effected pursuant to Section251(g) of this title), Section252, Section254, Section257, Section258, Section263 or Section264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except;

    a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (OR DEPOSITORY RECEIPTS IN RESPECT THEREOF) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

    c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

    d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) and (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to Section228 or Section253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The By-Laws of the Registrant, in Article VI, Section 6, provide the following:

    The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person or such person's testator or intestate was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be "permitted" within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at any time.

    The Certificate of Incorporation of the Registrant, in Article Eleven, provides the following:

    Pursuant to Section 402(b) the Business Corporation Law of the State of New York, the liability of the Corporation's directors to the Corporation or its stockholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

    With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer who is made a party to an action (i) by a corporation in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor, if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases, not opposed to such corporation's interest and additionally, in criminal actions, had no reasonable cause to believe his conduct was unlawful.

    In addition, the Registrant maintains directors' and officer's liability insurance policies.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      2.1  Agreement and Plan of Merger dated as of September 12, 1997, among the Registrant,
           New Orchard Corp., and Unison Software, Inc. (attached as Annex I to the Proxy
           Statement/Prospectus which is a part of this Registration Statement on Form S-4).
      2.2  Stockholder Agreement dated as of September 12, 1997, among the Registrant and certain affiliated stockholders of Unison Software, Inc. (attached as Annex II to the Proxy Statement/ Prospectus which is a part of this Registration Statement on
           Form S-4).
      3.1* Certificate of Incorporation of IBM, Exhibit 3(i) to Form 8-K filed on May 8, 1997
           (File No. 1-2360), is hereby incorporated by reference.
      3.2  By-laws of IBM as amended through July 29, 1997.
      4.1* Instruments defining the rights of the holders of the 6- 3/8% Notes due 1997 and the
           7- 1/4% Notes due 2002 are Exhibits 4(a) through 4(l) to the Registration Statement on Form S-3 filed on February 22, 1990 (Registration No. 33-33590), and are hereby incorporated by reference.
      4.2* Instruments defining the rights of the holders of the 6- 3/8% Notes due 2000 and the
           7- 1/2% Debentures due 2013 are Exhibits 4(a) through 4(l) to the Registration
           Statement on Form S-3 filed May 24, 1993 (Registration No. 33-49475(1)), and are hereby incorporated by reference.
      4.3* Instruments defining the rights of holders of the 8- 3/8% Debentures due 2019 are
           Exhibits 4(a), (b), (c) and (d) to the Registration Statement on Form S-3 filed on
           October 24, 1989 (Registration No. 33-31732), and are hereby incorporated by reference.
      4.4* Instruments defining the rights of holders of the 7% Debentures due 2025 and the 7%
           Debentures due 2045 are Exhibits 2 and 3 to Form 8-K filed on October 30, 1995 (File
           No. 1-2360), and are hereby incorporated by reference.
      4.5* Instruments defining the rights of holders of the 7- 1/8% Debentures due 2096 are
           Exhibit 2 to Form 8-K/A filed on December 6, 1996 (File No. 1-2360), and are hereby incorporated by reference.
      5.1  Opinion of David S. Hershberg, Esq.
      8.1  Form of opinion of Cravath, Swaine & Moore regarding certain tax matters.
      8.2  Form of opinion of Wilson Sonsini Goodrich & Rosati regarding certain tax matters.
     10.1* IBM 1994 Long-Term Performance Plan, a management compensatory plan, is contained in the Registration Statement on Form S-8 filed on May 24, 1994 (Registration No.
           33-53777), and is hereby incorporated by reference.
     10.2* The description of the Board of Directors compensatory plans, under "Director's
           Compensation" on pages 10 and 11 of IBM's definitive Proxy Statement dated March 18,
           1997 (File No. 1-2360), is incorporated herein by reference.
     10.3* IBM Board of Directors Deferred Compensation and Equity Award Plan is Exhibit X to
           Form 10-K for the year ended December 31, 1995 (File No. 1-2360), and is hereby incorporated by reference.
     10.4* Employment agreement for L.V. Gerstner, Jr. is Exhibit 19 to Form 10-Q dated March
           31, 1993 (File No. 1-2360), and is hereby incorporated by reference.
     10.5* Amendment to Employment Agreement for L.V. Gerstner, Jr. dated as of January 1, 1996 is Exhibit XI to Form 10-K for the year ended December 31, 1995 (File No. 1-2360), and is hereby incorporated by reference.
     10.6* IBM Supplemental Executive Retirement Plan is Exhibit IX to Form 10-K for the year ended December 31, 1994 (File No. 1-2360), and is hereby incorporated by reference.
     10.7* IBM Extended Tax Deferred Savings Plan as amended and restated effective January 1,
           1996, is Exhibit 10 to Form 10-Q for the quarter ended March 31, 1996 (File No.
           1-2360), and is hereby incorporated by reference.
     10.8* IBM Tax Deferred Savings Plan as amended and restated as of June 15, 1996, is
           Exhibit 4 to the Registration Statement on Form S-8 filed on July 29, 1996
           (Registration No. 333-09055), and is

           hereby incorporated by reference.
     11.1* Computation of Fully Diluted Earnings Per Share is Exhibit I to Form 10-K for the
           year ended December 31, 1996 (File No. 1-2360), and is hereby incorporated by reference.
     12.1* Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed
           Charges and Preferred Stock Dividends is Exhibit II to Form 10-K for the year ended
           December 31, 1996 (File No. 1-2360), and is hereby incorporated by reference.
     21.1* Subsidiaries of Registrant is Exhibit III to Form 10-K for the year ended December
           31, 1996 (File No. 1-2360), and is hereby incorporated by reference.
     23.1  Consent of Coopers & Lybrand L.L.P.
     23.2  Consent of Price Waterhouse LLP.
     23.3  Consent of David S. Hershberg, Esq. (included in Exhibit 5.1).
     23.4  Consent of Cravath, Swaine & Moore (included in Exhibit 8.1).
     23.5  Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 8.2).
     23.6  Consent of Goldman, Sachs & Co.
     24.1  Powers of Attorney.
     24.2  Certified copy of a resolution adopted by the Registrant's Board of Directors authorizing execution of the registration statement by power of attorney.
     99.1  Form of Proxy.
     99.2  Election Form.

------------------------

*   Incorporated by Reference.

ITEM 22. UNDERTAKINGS

    (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ARMONK, STATE OF NEW YORK, ON THE 4TH DAY OF NOVEMBER, 1997.

                                      INTERNATIONAL BUSINESS MACHINES
                                      CORPORATION
                                      (REGISTRANT)

                                By:              /s/ JOHN E. HICKEY
                                     ------------------------------------------
                                                   John E. Hickey
                                            VICE PRESIDENT AND SECRETARY

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 4TH DAY OF NOVEMBER, 1997.

          SIGNATURE                       TITLE
------------------------------  --------------------------

                                Chairman of the Board and
              *                  Chief Executive Officer
------------------------------     (Principal Executive
    Louis V. Gerstner, Jr.                Officer)

                                 Senior Vice President &
              *                     General Counsel and
------------------------------   Chief Financial Officer
    Lawrence R. Ricciardi          (Principal Financial
                                          Officer)

                                    Vice President and
              *                         Controller
------------------------------    (Principal Accounting
        John R. Joyce                     Officer)

              *
------------------------------           Director
        Cathleen Black

              *
------------------------------           Director
         Harold Brown

              *
------------------------------           Director
       Juergen Dormann

              *
------------------------------           Director
      Nannerl O. Keohane

              *
------------------------------           Director
      Charles F. Knight

              *
------------------------------           Director
        Lucio A. Noto

              *
------------------------------           Director
      John B. Slaughter

              *
------------------------------           Director
         Alex Trotman

          SIGNATURE                       TITLE
------------------------------  --------------------------
              *
------------------------------           Director
    Lodewijk C. van Wachem
              *
------------------------------           Director
       Charles M. Vest

*By:     /s/ JOHN E. HICKEY
      -------------------------
           John E. Hickey
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBITS                                                DESCRIPTION
---------  -----------------------------------------------------------------------------------------------------
      2.1  Agreement and Plan of Merger dated as of September 12, 1997, among the Registrant, New Orchard Corp., and Unison Software, Inc. (attached as Annex I to the Proxy Statement/ Prospectus which is a part of this Registration Statement on Form S-4).
      2.2  Stockholder Agreement dated as of September 12, 1997, among the Registrant and certain affiliated stockholders of Unison Software, Inc. (attached as Annex II to the Proxy Statement/ Prospectus which is a part of this Registration Statement on Form S-4).
      3.1* Certificate of Incorporation of IBM, Exhibit 3(i) to Form 8-K filed on May 8, 1997 (File No. 1-2360), is hereby incorporated by reference.
      3.2  By-laws of IBM as amended through July 29, 1997.
      4.1* Instruments defining the rights of the holders of the 6- 3/8% Notes due 1997 and the 7- 1/4% Notes due 2002 are Exhibits 4(a) through 4(l) to the Registration Statement on Form S-3 filed on February
           22, 1990 (Registration No. 33-33590), and are hereby incorporated by reference.
      4.2* Instruments defining the rights of the holders of the 6- 3/8% Notes due 2000 and the 7- 1/2%
           Debentures due 2013 are Exhibits 4(a) through 4(l) to the Registration Statement on Form S-3 filed
           February 22, 1990 (Registration No. 33-49475(1)), and are hereby incorporated by reference.
      4.3* Instruments defining the rights of holders of the 8- 3/8% Debentures due 2019 are Exhibits 4(a), (b),
           (c) and (d) to the Registration Statement on Form S-3 filed on October 24, 1989 (Registration No.
           33-31732), and are hereby incorporated by reference.
      4.4* Instruments defining the rights of holders of the 7% Debentures due 2025 and the 7% Debentures due
           2045 are Exhibits 2 and 3 to Form 8-K, filed on October 30, 1995 (File No. 1-2360), and are hereby incorporated by reference.
      4.5* Instruments defining the rights of holders of the 7- 1/8% Debentures due 2096 are Exhibit 2 to Form
           8-K/A, filed on December 6, 1996 (File No. 1-2360), and are hereby incorporated by reference.
      5.1  Opinion of David S. Hershberg, Esq.
      8.1  Form of opinion of Cravath, Swaine & Moore regarding certain tax matters.
      8.2  Form of opinion of Wilson Sonsini Goodrich & Rosati regarding certain tax matters.
     10.1* IBM 1994 Long-Term Performance Plan, a management compensatory plan, is contained in the Registration
           Statement on Form S-8 filed on May 24, 1994 (Registration No. 33-53777), and is hereby incorporated by reference.
     10.2* The description of the Board of Directors compensatory plans, under "Director's Compensation" on pages 10 and 11 of IBM's definitive Proxy Statement dated March 18, 1997 (File No. 1-2360), is incorporated herein by reference.
     10.3* IBM Board of Directors Deferred Compensation and Equity Award Plan is Exhibit X to Form 10-K for the
           year ended December 31, 1995 (File No. 1-2360), and is hereby incorporated by reference.
     10.4* Employment agreement for L.V. Gerstner, Jr. is Exhibit 19 to Form 10-Q dated March 31, 1993 (File No.
           1-2360), and is hereby incorporated by reference.
     10.5* Amendment to Employment Agreement for L.V. Gerstner, Jr. dated as of January 1, 1996 is Exhibit XI to
           Form 10-K for the year ended December 31, 1995 (File No. 1-2360), and is hereby incorporated by reference.
     10.6* IBM Supplemental Executive Retirement Plan is Exhibit IX to Form 10-K for the year ended December 31,
           1994 (File No. 1-2360), and is hereby incorporated by reference.
     10.7* IBM Extended Tax Deferred Savings Plan as amended and restated effective January 1, 1996, is Exhibit
           10 to Form 10-Q for the quarter ended March 31, 1996 (File No. 1-2360), and is hereby incorporated by reference.
     10.8* IBM Tax Deferred Savings Plan as amended and restated as of June 15, 1996, is Exhibit 4 to the
           Registration Statement on Form S-8 filed on July 29, 1996 (Registration No. 333-09055), and is hereby incorporated by reference.

EXHIBITS                                                DESCRIPTION
---------  -----------------------------------------------------------------------------------------------------
     11.1* Computation of Fully Diluted Earnings Per Share is Exhibit I to Form 10-K for the year ended December
           31, 1996 (File No. 1-2360), and is hereby incorporated by reference.
     12.1* Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and
           Preferred Stock Dividends is Exhibit II to Form 10-K for the year ended December 31, 1996 (File No.
           1-2360), and is hereby incorporated by reference.
     21.1* Subsidiaries of Registrant is Exhibit III to Form 10-K for the year ended December 31, 1996 (File No.
           1-2360), and is hereby incorporated by reference.
     23.1  Consent of Coopers & Lybrand L.L.P.
     23.2  Consent of Price Waterhouse LLP.
     23.3  Consent of David S. Hershberg, Esq. (included in Exhibit 5.1).
     23.4  Consent of Cravath, Swaine & Moore (included in Exhibit 8.1).
     23.5  Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 8.2).
     23.6  Consent of Goldman, Sachs & Co.
     24.1  Powers of Attorney.
     24.2  Certified copy of a resolution adopted by the Registrant's Board of Directors authorizing execution of the registration statement by power of attorney.
     99.1  Form of Proxy for Special Meeting of Shareholders of Unison Software, Inc.
     99.2  Election Form

------------------------

*   Incorporated by Reference.